                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                           CONTINENTAL AIRLINES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                             4512                            74-2099724
(STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER IDENTIFICATION
 INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)                  NUMBER)

                         2929 ALLEN PARKWAY, SUITE 2010
                              HOUSTON, TEXAS 77019
                                 (713) 834-2950
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                            JEFFERY A. SMISEK, ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           CONTINENTAL AIRLINES, INC.
                         2929 ALLEN PARKWAY, SUITE 2010
                              HOUSTON, TEXAS 77019
                                 (713) 834-2950
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                          COPIES OF CORRESPONDENCE TO:

                              JOHN K. HOYNS, ESQ.
                           HUGHES HUBBARD & REED LLP
                             ONE BATTERY PARK PLAZA
                         NEW YORK, NEW YORK 10004-1482
                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                            ------------------------
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                             PROPOSED MAXIMUM   PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE    OFFERING PRICE PER AGGREGATE OFFERING     AMOUNT OF
            TO BE REGISTERED               REGISTERED(1)      CERTIFICATE(2)        PRICE(2)       REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Pass Through Certificates, Series
  1997-2A................................     $74,862,000           100%           $74,862,000
Pass Through Certificates, Series
  1997-2B................................     $25,563,000           100%           $25,563,000          $46,970
Pass Through Certificates, Series
  1997-2C................................     $27,206,000           100%           $27,206,000
Pass Through Certificates, Series
  1997-2D................................     $27,369,000           100%           $27,369,000
====================================================================================================================

(1) Equals the aggregate principal amount of the securities being registered.

(2) Pursuant to Rule 457(f)(2), the registration fee has been calculated using the book value of the securities being registered.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION -- DATED OCTOBER   , 1997
PROSPECTUS

                           CONTINENTAL AIRLINES, INC.
          OFFER TO EXCHANGE PASS THROUGH CERTIFICATES, SERIES 1997-2,
    WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
      FOR ANY AND ALL OUTSTANDING PASS THROUGH CERTIFICATES, SERIES 1997-2
   THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [   ],
                                UNLESS EXTENDED.

     Pass Through Certificates, Series 1997-2 (the "New Certificates"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, are hereby offered, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), in exchange for an equal principal amount of outstanding Pass Through Certificates, Series 1997-2 (the "Old Certificates"), of which $155,000,000 aggregate principal amount is outstanding as of the date hereof. The New Certificates and the Old Certificates are collectively referred to herein as the "Certificates".

     Any and all Old Certificates that are validly tendered and not withdrawn on or prior to 5:00 P.M., New York City time, on the date the Exchange Offer
expires, which will be [     ] (30 calendar days following the commencement of
the Exchange Offer) unless the Exchange Offer is extended (such date, including as extended, the "Expiration Date") will be accepted for exchange. Tenders of Old Certificates may be withdrawn at any time prior to 5:00 P.M., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Certificates being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions which may be waived by the Company and to the terms of the Registration Rights Agreement (as defined herein). Old Certificates may be tendered only in integral multiples of $1,000. See "The Exchange Offer".

     The New Certificates will be entitled to the benefits of the same Pass Through Trust Agreements (as defined herein) which govern the Old Certificates and will govern the New Certificates. The New Certificates will have terms identical in all material respects to the Old Certificates except that the New Certificates will not contain terms with respect to transfer restrictions or interest rate increases as described herein and the New Certificates will be available only in book-entry form. See "The Exchange Offer" and "Description of New Certificates".

     Each Certificate represents a fractional undivided interest in one of the four Continental Airlines 1997-2 Pass Through Trusts (the "Class A Trust", the "Class B Trust", the "Class C Trust" and the "Class D Trust", and collectively, the "Trusts") formed pursuant to four separate pass through trust agreements (the "Pass Through Trust Agreements") between Continental Airlines, Inc. ("Continental" or the "Company") and Wilmington Trust Company (the "Trustee"), as trustee under each Trust. Pursuant to an intercreditor agreement, (i) the Certificates of the Class B Trust are subordinated in right of payment to the Certificates of the Class A Trust, (ii) the Certificates of the Class C Trust are subordinated in right of payment to the Certificates of the Class B Trust and (iii) the Certificates of the Class D Trust are subordinated in right of payment to the Certificates of the Class C Trust. Payments of interest on the Certificates issued by each Trust (other than the Class D Trust) are supported by a separate liquidity facility for the benefit of the holders of such Certificates, each such facility provided initially by Kredietbank N.V., acting through its New York branch, in an amount sufficient to pay interest thereon at the applicable interest rate for such Certificates on up to three successive semiannual distribution dates.
                                              (Continued on the following page.)
                            ------------------------

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY
PARTICIPANTS IN THE EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE    OF
THIS PROSPECTUS.

                       PASS THROUGH                                                                 FINAL EXPECTED
                       CERTIFICATES                         PRINCIPAL AMOUNT     INTEREST RATE     DISTRIBUTION DATE
----------------------------------------------------------  ----------------     -------------     -----------------
1997-2A...................................................    $ 74,862,000           7.148%          June 30, 2007
1997-2B...................................................    $ 25,563,000           7.149%          June 30, 2005
1997-2C...................................................    $ 27,206,000           7.206%          June 30, 2004
1997-2D...................................................    $ 27,369,000           7.522%          June 30, 2001
                                                              ------------
          Total...........................................    $155,000,000
                                                              ============

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------
               The date of this Prospectus is             , 1997

(Continued from the cover page.)

     The property of the Trusts includes, among other things, equipment notes (the "Equipment Notes") issued on a recourse basis by Continental in connection with its purchase of six Boeing 737-3T0 aircraft and four McDonnell Douglas MD-82 aircraft (collectively, the "Aircraft") which were previously leased by Continental. The Equipment Notes in respect of each Aircraft have been issued in four series (the "Series A Equipment Notes", the "Series B Equipment Notes", the "Series C Equipment Notes" and the "Series D Equipment Notes"). The Class A Trust, the Class B Trust, the Class C Trust and the Class D Trust have purchased the series of Equipment Notes issued with respect to each Aircraft that has an interest rate equal to the interest rate applicable to the Certificates issued by such Trust. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final expected distribution date applicable to the Certificates issued by such Trust. The Equipment Notes issued with respect to each Aircraft are secured by a first priority security interest in such Aircraft and by a second priority security interest in each of the other Aircraft. The Equipment Notes issued with respect to the Aircraft are direct obligations of Continental.

     All of the Equipment Notes held in each Trust accrue interest at the applicable rate per annum for the Certificates issued by such Trust, payable on June 30 and December 30 of each year, commencing on December 30, 1997. Such interest will be distributed to Certificateholders of such Trust on each such date, subject to the Intercreditor Agreement (as defined herein). See "Description of the New Certificates -- General" and "-- Payments and Distributions". The New Certificates will accrue interest at the applicable per annum rate for such Trust, from the date on which the Old Certificates were originally issued. See "The Exchange Offer -- Interest on New Certificates".

     Scheduled principal payments on the Equipment Notes held in each Trust will be passed through to the Certificateholders of each such Trust on June 30 of each year, commencing on June 30, 1998. Such payments will be made in accordance with the principal repayment schedule set forth below under "Description of the New Certificates -- Pool Factors", in each case subject to the Intercreditor Agreement.

     Each Class of New Certificates will be represented by one or more permanent global Certificates in fully registered form, which will be deposited with the Trustee as custodian for and registered in the name of a nominee of DTC. Beneficial interests in the permanent global Certificates will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants.

     Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13, 1989) (the "Exxon Capital Letter"), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) (the "Morgan Stanley Letter") and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993) (the "Shearman & Sterling Letter") (collectively, the "Exchange Offer No-Action Letters"), the Company believes that the New Certificates issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Certificates directly from the Trustee for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of the Company as defined under Rule 405 of the Securities
Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Certificates and have no arrangement with any person to participate in a distribution of such New Certificates. By tendering the Old Certificates in exchange for New Certificates, each holder, other than a broker-dealer, will represent to the Company that: (i) it is not an affiliate of the Company (as defined under Rule 405 of the Securities Act) nor a broker-dealer tendering Old Certificates acquired directly from the Company for its own account; (ii) any New Certificates to be received by it will be acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such New Certificates and has no arrangement or understanding to participate in a distribution of the New Certificates. If a holder of Old Certificates is engaged in or intends to engage in a distribution of the New Certificates or has any arrangement or understanding with respect to the distribution of the New Certificates to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. Pursuant to the Registration Rights Agreement, the Company has agreed that starting on the Expiration Date it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

     The Company will not receive any proceeds from this offering. The Company has agreed to pay the expenses of the Exchange Offer. No underwriter is being utilized in connection with the Exchange Offer.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD CERTIFICATES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES AND BLUE SKY LAWS OF SUCH JURISDICTION. THE COMPANY IS NOT AWARE OF ANY JURISDICTION WITHIN THE UNITED STATES IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH SUCH LAWS.

     Prior to the Exchange Offer, there has been no public market for the New Certificates. If such market were to develop, the New Certificates could trade at prices that may be higher or lower than their principal amount. Neither Continental nor any Trust has applied or intends to apply for listing of the New Certificates on any national securities exchange or otherwise. One or more of Credit Suisse First Boston and Morgan Stanley & Co. Incorporated (the "Initial Purchasers") have previously made a market in the Old Certificates and Continental has been advised that both of the Initial Purchasers presently intend to make a market in the New Certificates, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. None of the Initial Purchasers is obligated, however, to make a market in the Certificates, and any such market making activity by an Initial Purchaser may be discontinued at any time without notice at the sole discretion of such Initial Purchaser. There an be no assurance as to the liquidity of the public market for the Certificates or that any active public market for the Certificates will develop or continue. If an active public market does not develop or continue, the market prices and liquidity of the Certificates may be adversely affected. See "Risk
Factors -- Risk Factors Relating to the Certificates and the Offering -- Absence of an Established Market."

                             AVAILABLE INFORMATION

     Continental is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, 13th Floor, New York, New York 10007; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, reports, proxy statements and other information concerning Continental may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     Continental is the successor to Continental Airlines Holdings, Inc. ("Holdings"), which merged with and into Continental on April 27, 1993. Holdings had also been subject to the informational requirements of the Exchange Act.

     This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by Continental with the Commission, through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), under the Securities Act, with respect to the New Certificates offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to Continental and the securities offered hereby. Although statements concerning and summaries of certain documents are included herein, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. These documents may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained at fees and charges prescribed by the Commission.

                         REPORTS TO CERTIFICATEHOLDERS

     Wilmington Trust Company, in its capacity as Pass Through Trustee under each of the Trusts, will provide the Certificateholders of each Trust certain periodic reports concerning the distributions made from such Trust. See "Description of New Certificates -- Reports to Certificateholders".

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission (File No. 0-9781) are hereby incorporated by reference in this Prospectus: (i) Continental's Annual Report on Form 10-K for the year ended December 31, 1996 (filed February 24,
1997), (ii) Continental's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997 (filed April 28, 1997) and June 30, 1997 (filed August 14, 1997) and (iii) Continental's Current Reports on Form 8-K filed on January 6, March 21, April 18, May 28, June 10, June 25, 1997, October 6, 1997 and October 14 1997.

     All reports and any definitive proxy or information statements filed by Continental pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM A PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, FROM CONTINENTAL AIRLINES, INC., 2929 ALLEN PARKWAY, SUITE 2010, HOUSTON, TEXAS 77019, ATTENTION: SECRETARY, TELEPHONE (713) 834-2950. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY [ ].

                               PROSPECTUS SUMMARY

     The following summary information does not purport to be complete and is qualified in its entirety by the detailed information and financial statements (including the notes thereto) appearing elsewhere in, or incorporated by reference in, this Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms".

                                  THE COMPANY

     Continental Airlines, Inc. is a major United States air carrier engaged in the business of transporting passengers, cargo and mail. Continental is the fifth largest United States airline (as measured by revenue passenger miles in the first nine months of 1997) and, together with its wholly owned subsidiary, Continental Express, Inc. ("Express"), and its wholly owned subsidiary, Continental Micronesia, Inc. ("CMI"), each a Delaware corporation, serves 198 airports worldwide as of September 18, 1997.

     The Company operates its route system primarily through domestic hubs at Newark, George Bush Intercontinental in Houston and Cleveland Hopkins ("Cleveland"), and a hub on the Pacific island of Guam. Each of Continental's three domestic hubs is located in a large business and population center, contributing to a high volume of "origin and destination" traffic. The Guam hub is strategically located to provide service from Japanese and other Asian cities to popular resort destinations in the western Pacific. Continental is the primary carrier at each of these hubs, accounting for 57%, 79%, 54% and 70% of average daily jet departures, respectively.

     Continental directly serves 133 U.S. cities, with additional cities (principally in the western and southwestern United States) connected to Continental's route system under agreements with America West Airlines, Inc. ("America West"). Internationally, Continental flies to 65 destinations and offers additional connecting service through alliances with foreign carriers. Continental operates 104 weekly departures to 10 European cities and markets service to six other cities through code-sharing agreements. Continental commenced service from Newark to Dusseldorf, Germany on March 19, 1997, to Lisbon, Portugal on May 1, 1997, to Vancouver, British Columbia on June 12, 1997, to Birmingham, England on July 1, 1997, to Sao Paulo and Rio de Janeiro, Brazil on July 10, 1997 and from Houston to Caracas, Venezuela on October 1, 1997. Continental has implemented international code-sharing agreements with Alitalia Airlines ("Alitalia"), Air Canada, Transavia, CSA Czech Airlines, Business Air and China Airlines (effective September 20, 1997). Upon receipt of government approval, Continental will commence code-sharing arrangements with Aerolineas Centrales de Colombia (ACES), Aeroflot Russian International Airline ("Aeroflot"), Air France, EVA Airways Corporation ("EVA"), an airline based in Taiwan, and Virgin Atlantic Airways ("Virgin"). Continental's agreement with Alitalia involves a block-space arrangement pursuant to which the Company and Alitalia share capacity and bear economic risk for blocks of seats on the code-shared trans-Atlantic flights.

     In addition, the Company has also entered into joint marketing agreements with other airlines, all of which (except for the agreement with Virgin) are currently subject to government approval, which will involve block-space arrangements which management believes are important to Continental's ability to compete as an international airline. In October 1996, Continental announced a block-space agreement with Air France which contemplates a future code-share arrangement on certain flights between Newark and Charles de Gaulle Airport ("CDG") and Houston and CDG (expected to commence in the second quarter of 1998). In January 1997, the Company announced a similar agreement with Aeroflot which management anticipates will commence in the second quarter of 1998. Aeroflot will place its code on one daily Continental flight to Moscow and will market the service throughout the Commonwealth of Independent States. The Company's agreement with Virgin for a code-share arrangement containing block space commitments recently received government approvals. The Company anticipates commencing the code-share arrangement, which involves the carriers' Newark/New York-London routes and eight other routes flown by Virgin between the United Kingdom and the United States, in the first quarter of 1998. In August 1997, the Company entered into a code-sharing agreement with EVA that entitles the Company to place its code on that carrier's flights between Taipei and five cities in the United States.

     The Company anticipates entering into other code-sharing, joint marketing and block-space agreements, which may include the Company undertaking the financial commitment to purchase seats from other carriers.

     Continental is one of the leading airlines providing service to Mexico and Central America, serving more destinations there than any other United States airline. In addition, Continental flies to four cities in South America. Through its Guam hub, Continental provides extensive service in the western Pacific, including service to more Japanese cities than any other United States carrier.

     The Company is a Delaware corporation. Its executive offices are located at 2929 Allen Parkway, Suite 2010, Houston, Texas 77019, and its telephone number is (713) 834-2950.

RECENT DEVELOPMENTS

Third Quarter 1997 Earnings

     On October 16, 1997, the Company reported consolidated net income, including special charges, of $110 million and $18 million for the three months ended September 30, 1997 and 1996, respectively, and $312 million and $272 million for the nine months ended September 30, 1997 and 1996, respectively. Special charges included a $128 million fleet disposition charge ($77 million after taxes) in 1996 and after tax extraordinary losses of $4 million and $6 million in 1997 and 1996, respectively.

     For the first nine months of 1997, Continental reported $5.4 billion in revenue, $584 million in operating income and $518 million in pre-tax income. This compares to $4.8 billion in revenue, $554 million in operating income and $476 million in pre-tax income, excluding the $128 million fleet disposition charge, for the comparable nine-month period in 1996.

                               THE EXCHANGE OFFER

Registration Rights
Agreement..................  The Old Certificates were issued on June 25, 1997
                             (the "Issuance Date") to the Initial Purchasers. The Initial Purchasers placed the Old Certificates with institutional investors. In connection therewith, the Company, the Trustee under each of the Trusts, and the Initial Purchasers entered into the Registration Rights Agreement providing, among other things, for the Exchange Offer. See "The Exchange Offer".

The Exchange Offer.........  New Certificates are being offered in exchange for an equal principal amount of Old Certificates. As of the date hereof, $155,000,000 aggregate principal amount of Old Certificates are outstanding. Old Certificates may be tendered only in integral multiples of $1,000.

Resale of New
Certificates...............  Based on interpretations by the staff of the
                             Commission, as set forth in no-action letters issued to third parties, including the Exchange Offer No-Action Letters (as defined on page 2 of this Prospectus), the Company believes that the New Certificates issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Certificates directly from the Trustee for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of the Company as defined under Rule 405 of the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Certificates and have no arrangement with any person to participate in a distribution of such New Certificates. By tendering the Old Certificates in exchange for New Certificates, each holder, other than a broker-dealer, will represent to the Company that: (i) it is not an affiliate of the Company (as defined under Rule 405 of the Securities Act) nor a broker-dealer tendering Old Certificates acquired directly from the Trustee for its own account; (ii) any New Certificates to be received by it were acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such New Certificates and has no arrangement or understanding to participate in a distribution of the New Certificates. If a holder of Old Certificates is engaged in or intends to engage in a distribution of the New Certificates or has any arrangement or understanding with respect to the distribution of the New Certificates to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each Participating Broker-Dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Certificates received in exchange for Old

                             Certificates where such Old Certificates were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Certificates prior to offering or selling such New Certificates. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Certificates for offer or sale under the securities or "blue sky" laws of such jurisdictions as may be necessary to permit the holders of New Certificates to trade the New Certificates without any restrictions or limitations under the securities laws of the several states of the United States.

Consequences of Failure to
  Exchange Old
  Certificates.............  Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Certificates who do not exchange their Old Certificates for New Certificates in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Certificates, unless such Old Certificates are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Company will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors -- Risk Factors Relating to the Certificates and the Offering Consequences of Failure to Exchange" and "The Exchange
                             Offer -- Terms of the Exchange Offer".

Expiration Date............  5:00 p.m., New York City time, on [ ] (30 calendar days following the commencement of the Exchange Offer), unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Interest on the New
Certificates...............  The New Certificates will accrue interest at the applicable per annum rate for such New Certificates set forth on the cover page of this Prospectus, from the date on which the Old Certificates were originally issued.

Conditions to the Exchange
Offer......................  The Exchange Offer is not conditioned upon any minimum principal amount of Old Certificates being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer -- Conditions". Except for the requirements of applicable federal and state securities laws, there are no federal or state regulatory requirements to be complied with or obtained by the Company in connection with the Exchange Offer.

Procedures for Tendering
Old Certificates...........  Each holder of Old Certificates wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Certificates to be exchanged and any other required documentation to the Exchange Agent at the address set forth herein or effect a tender of Old Certificates pursuant to the procedures for book-entry transfer as provided for herein. See "The Exchange Offer -- Procedures for Tendering" and "-- Book Entry Transfer".

Guaranteed Delivery
Procedures.................  Holders of Old Certificates who wish to tender their Old Certificates and whose Old Certificates are not immediately available or who cannot deliver their Old Certificates and a properly completed Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date may tender their Old Certificates according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures".

Withdrawal Rights..........  Tenders of Old Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Old Certificates, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein under "The Exchange Offer -- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

Acceptance of Old
Certificates and Delivery
  of New Certificates......  Subject to certain conditions, any and all Old
                             Certificates which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. The New Certificates issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer".

Certain Tax
Considerations.............  The exchange of New Certificates for Old
                             Certificates will not be a sale or exchange or otherwise a taxable event for Federal income tax purposes. See "Certain Federal Income Tax Considerations".

Exchange Agent.............  Wilmington Trust Company is serving as exchange agent (the "Exchange Agent") in connection with the Exchange Offer.

Fees and Expenses..........  All expenses incident to the Company's consummation of the Exchange Offer and compliance with the Registration Rights Agreement will be borne by the Company. See "The Exchange Offer -- Fees and Expenses".

Use of Proceeds............  There will be no cash proceeds payable to
                             Continental from the issuance of the New
                             Certificates pursuant to the Exchange Offer. The proceeds from the sale of the Old Certificates issued by each Trust were used to purchase Equipment Notes issued by Continental to finance the purchase of the Aircraft.

                             TERMS OF CERTIFICATES

     The Exchange Offer relates to the exchange of up to $155,000,000 aggregate principal amount of Old Certificates for up to an equal aggregate principal amount of New Certificates. The New Certificates will be entitled to the benefits of and will be governed by the same Pass Through Trust Agreements that govern the Old Certificates. The form and terms of the New Certificates are the same in all material respects as the form and terms of the Old Certificates, except that the New Certificates do not provide for interest rate increases relating to failure to implement the Exchange Offer and will not bear legends restricting transfer. See "Description of New Certificates".

Trusts.....................  Each of the Continental Airlines 1997-2A Pass
                             Through Trust, the Continental Airlines 1997-2B Pass Through Trust, the Continental Airlines 1997-2C Pass Through Trust and the Continental Airlines 1997-2D Pass Through Trust has been formed pursuant to one of the four separate Pass Through Trust Agreements that were entered into between the Company and Wilmington Trust Company, as trustee under each Trust. Each Trust is a separate entity.

Certificates Offered.......  Pass Through Certificates issued by each Trust, representing fractional undivided interests in such Trust. The New Certificates issued by the Class A Trust, the Class B Trust, the Class C Trust and the Class D Trust are referred to herein as the "Class A Certificates", the "Class B Certificates", the "Class C Certificates", and the "Class D Certificates", respectively.

Subordination Agent,
Trustee, Loan Trustee and
  Second Mortgagee.........  Wilmington Trust Company acts (i) as subordination agent under the Intercreditor Agreement (the
                             "Subordination Agent"), (ii) as Trustee, paying agent and registrar for the Certificates of each Trust, (iii) as Loan Trustee, paying agent and registrar for each series of Equipment Notes, and
                             (iv) as mortgagee (the "Second Mortgagee") under the Second Indenture.

Liquidity Provider.........  Kredietbank N.V., acting through its New York branch, (the "Liquidity Provider") has provided a separate liquidity facility for the benefit of the holders of Class A Certificates, Class B Certificates and Class C Certificates.

Trust Property.............  The property of each Trust (the "Trust Property")
                             includes (i) subject to the Intercreditor
                             Agreement, Equipment Notes issued on a recourse basis by Continental in connection with each separate secured loan transaction with respect to each Aircraft to finance the purchase of the Aircraft by Continental, (ii) the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights),
                             (iii) except for the Class D Trust, all monies receivable under the Liquidity Facility for such Trust and (iv) funds from time to time deposited with the Trustee in accounts relating to such Trust. The Equipment Notes with respect to each Aircraft have been issued in four series under an Indenture (the "Indenture") between Continental and the mortgagee thereunder (the "Loan Trustee"), and are entitled to a first priority security interest in such Aircraft pursuant to such Indenture and to a second priority security interest in each of the other Aircraft pursuant to the Second Indenture (the "Second Indenture") between Continental and the Second Mortgagee. The Class A Trust, the Class B Trust, the Class C Trust and the Class D Trust each have acquired, pursuant to a Participation Agreement with respect to each Aircraft (the "Participation Agreement"), the series of Equipment Notes issued with respect to each of the Aircraft having an interest rate equal to the interest rate applicable to the Certificates issued by such Trust. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final expected Regular Distribution Date applicable to the Certificates to be issued by such Trust. The aggregate original principal amount of the Equipment Notes held in each Trust is the same as the aggregate original face amount of the Certificates issued by such Trust.

SUMMARY OF TERMS OF CERTIFICATES

                                   CLASS A             CLASS B             CLASS C             CLASS D
                                 CERTIFICATES        CERTIFICATES        CERTIFICATES        CERTIFICATES
                              ------------------  ------------------  ------------------  ------------------
Aggregate Face Amount.......     $74,862,000         $25,563,000         $27,206,000         $27,369,000
Loan to Aircraft Value
  (cumulative)(1)...........        41.00%              55.00%              69.90%              84.89%
Expected Principal
  Distribution Window (in
  years)....................      1.00-10.00          1.00-8.00           1.00-7.00           1.00-4.00
Expected Initial Average
  Life (in years)...........         8.01                6.70                5.07                2.60
Regular Distribution
  Dates.....................  June 30 & December  June 30 & December  June 30 & December  June 30 & December
                                      30                  30                  30                  30
Final Expected Regular
  Distribution Date.........    June 30, 2007       June 30, 2005       June 30, 2004       June 30, 2001
Final Maturity Date.........  December 30, 2008   December 30, 2006   December 30, 2005     June 30, 2001
Minimum Denomination........        $1,000              $1,000              $1,000              $1,000
Section 1110
  Protection(2).............         Yes                 Yes                 Yes                 Yes
Liquidity Facility
  Coverage(3)...............     3 semiannual        3 semiannual        3 semiannual            None
                              interest payments   interest payments   interest payments
Liquidity Facility
  Amount(3).................      $8,101,025          $2,766,630          $2,967,925             None

---------------
(1) Assumes an aggregate appraised Aircraft value of $182,590,000. The appraised value is only an estimate and reflects certain assumptions. See "Description of the Aircraft and the Appraisals -- The Appraisals".

(2) The Loan Trustee with respect to each Indenture has received a reasoned opinion of Milbank, Tweed, Hadley & McCloy, counsel to the Initial Purchasers, with respect to the application of Section 1110 of the U.S. Bankruptcy Code to the lien of such Indenture. The benefit of Section 1110 would not be applicable to the lien on the other Aircraft created under the Second Indenture. See "Description of Equipment Notes -- Remedies".

(3) For each Class of Certificates, other than the Class D Certificates, the initial amount of the Liquidity Facility covers three consecutive semiannual interest payments (without regard to any future payments of principal on such Certificates). In aggregate for Class A, B and C Certificates, the initial amount of the Liquidity Facilities is $13,835,580.

EQUIPMENT NOTES AND THE AIRCRAFT

     Set forth below is certain information about the Equipment Notes held in the Trusts and the Aircraft that (under the related Indenture) secure such Equipment Notes:

                                                                                    ORIGINAL
                                                                                    PRINCIPAL
                                                                                    AMOUNT OF
                                      AIRCRAFT                       LATEST         EQUIPMENT       APPRAISED
                                    REGISTRATION     YEAR OF     EQUIPMENT NOTE       NOTES         VALUE (IN
          AIRCRAFT TYPE                NUMBER      MANUFACTURE   MATURITY DATE    (IN MILLIONS)   MILLIONS)(1)
----------------------------------  ------------   -----------   --------------   -------------   -------------
Boeing 737-3T0....................     N12322          1986       June 30, 2007      $ 16.11         $ 18.98
Boeing 737-3T0....................     N10323          1986       June 30, 2007        16.11           18.98
Boeing 737-3T0....................     N14324          1986       June 30, 2007        16.11           18.98
Boeing 737-3T0....................     N69333          1986       June 30, 2007        16.13           19.00
Boeing 737-3T0....................     N14334          1986       June 30, 2007        16.13           19.00
Boeing 737-3T0....................     N14335          1986       June 30, 2007        16.13           19.00
McDonnell Douglas MD-82...........     N12811          1985       June 30, 2007        13.20           15.55
McDonnell Douglas MD-82...........     N15820          1986       June 30, 2007        14.43           17.00
McDonnell Douglas MD-82...........     N18833          1987       June 30, 2007        15.32           18.05
McDonnell Douglas MD-82...........     N10834          1987       June 30, 2007        15.32           18.05

---------------

(1) The appraised value of each Aircraft set forth above is based upon varying assumptions and methodologies and reflects the lesser of the average and median values of such Aircraft as appraised by three independent appraisal and consulting firms: Aircraft Information Services, Inc. ("AISI"), BK Associates, Inc. ("BK") and Morten Beyer and Agnew, Inc. ("MBA") (collectively, the "Appraisers"), determined as of May 20, May 16 and June 6, 1997, respectively. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See "Risk
    Factors -- Appraisals and Realizable Value of Aircraft" and "Description of the Aircraft and the Appraisals".

LOAN TO AIRCRAFT VALUE RATIOS

     The following table sets forth loan to Aircraft value ratios ("LTVs") for each Class of Certificates as of the Issuance Date and certain subsequent Regular Distribution Dates. The LTVs for each Class of Certificates were obtained for each such Regular Distribution Date by dividing (i) the expected Pool Balance of such Class of Certificates together in each case with the expected Pool Balance of all other Classes of Certificates senior in right of payment to such Class of Certificates under the Intercreditor Agreement determined immediately after giving effect to the distributions expected to be made on such Regular Distribution Date, by (ii) the assumed value of all of the Aircraft (the "Assumed Aggregate Aircraft Value") on such Regular Distribution Date based on the assumptions set forth below.

     The following table is based on the assumption that the value of each Aircraft included in the Assumed Aggregate Aircraft Value opposite the initial Regular Distribution Date included in the table depreciates by varying amounts per year, depending on aircraft model and year of manufacture. See "Description of the Equipment Notes -- Loan to Value Ratios of Equipment Notes". Other rates or methods of depreciation would result in materially different LTVs and no assurance can be given (i) that the depreciation rates and method assumed for the purpose of the table are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions. In addition, the initial appraised value of each Aircraft was based upon the lesser of the average and the median value of each Aircraft as appraised by the Appraisers, as of the respective date of their appraisals. No assurance can be given that such value represents the realizable value of any Aircraft. See "Risk Factors -- Risk Factors Relating to the Certificates and the Offering -- Appraisal and Realizable Value of Aircraft" and "Description of the Aircraft and the Appraisals -- The Appraisals".

     The following table also assumes that no early redemption or default in payment of principal of any Equipment Notes shall occur. The Equipment Notes with respect to an Aircraft are subject to redemption if an Event of Loss occurs with respect to such Aircraft or otherwise at Continental's election. See "Description of the Equipment Notes -- Redemption".

     The Equipment Notes issued with respect to each Aircraft are entitled to a second priority security interest on each of the other Aircraft, and the following table is compiled on an aggregate basis. However, it should be noted that, since the second priority security interest would not be entitled to the benefits of Section 1110 in a reorganization under the Bankruptcy Code of Continental, the excess proceeds realized from the disposition of any particular Aircraft might not immediately be available to offset shortfalls on the Equipment Notes relating to any other Aircraft, but rather would be held as cash collateral securing all of the Equipment Notes subject to the lien of the Second Indenture. See "Description of the Equipment Notes -- Remedies". For the LTVs for the Equipment Notes issued in respect of each individual Aircraft, see "Description of the Equipment Notes -- Loan to Value Ratios of Equipment Notes".

                    ASSUMED        CLASS A                      CLASS B                      CLASS C                      CLASS D
                   AGGREGATE     CERTIFICATES    CLASS A      CERTIFICATES    CLASS B      CERTIFICATES    CLASS C      CERTIFICATES
                    AIRCRAFT        POOL       CERTIFICATES      POOL       CERTIFICATES      POOL       CERTIFICATES      POOL
      DATE           VALUE         BALANCE         LTV          BALANCE         LTV          BALANCE         LTV          BALANCE
----------------- ------------   -----------   ------------   -----------   ------------   -----------   ------------   -----------
June 25, 1997.... $182,590,000   $74,862,000       41.00%     $25,563,000       55.00%     $27,206,000       69.90%     $27,369,000
June 30, 1998....  177,535,510    72,789,660       41.00       24,855,370       55.00       26,005,070       69.65       21,100,424
June 30, 1999....  172,481,020    70,717,320       41.00       24,147,744       55.00       23,680,240       68.73       14,716,780
June 30, 2000....  167,426,530    68,644,877       41.00       23,439,713       55.00       20,504,611       67.25        7,569,162
June 30, 2001....  162,029,940    66,432,273       41.00       22,684,190       55.00       16,879,034       65.42                0
June 30, 2002....  153,444,850    62,890,431       40.99       20,610,168       54.42       15,368,504       64.43                0
June 30, 2003....  144,137,760    58,376,498       40.50       18,475,201       53.32        7,889,264       58.79                0
June 30, 2004....  134,830,670    52,689,000       39.08       11,076,977       47.29                0          NA                0
June 30, 2005....  125,523,580    44,576,067       35.51                0          NA                0          NA                0
June 30, 2006....  115,812,190    26,370,969       22.77                0          NA                0          NA                0


                     CLASS D
                   CERTIFICATES
      DATE             LTV
-----------------  ------------
                  <
June 25, 1997....      84.89%
June 30, 1998....      81.53
June 30, 1999....      77.26
June 30, 2000....      71.77
June 30, 2001....         NA
June 30, 2002....         NA
June 30, 2003....         NA
June 30, 2004....         NA
June 30, 2005....         NA
June 30, 2006....         NA

CASH FLOW STRUCTURE

     Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.

[Diagram omitted, which shows that Continental will pay the Payments on Equipment Notes to the Loan Trustees. From such Payments on Equipment Notes, the Loan Trustees will make Equipment Note Payments on the Series A Equipment Notes, the Series B Equipment Notes, the Series C Equipment Notes and the Series D Equipment Notes with respect to all Aircraft to the Subordination Agent. From such Equipment Note Payments, the Subordination Agent will pay Principal, Premium, if any, and Interest Distributions to the Pass Through Trustee for the Class A Trust, the Pass Through Trustee for the Class B Trust, the Pass Through Trustee for the Class C Trust and the Pass Through Trustee for the Class D Trust, who will pay such Principal, Premium, if any, and Interest Distributions to the Holders of Class A Certificates, the Holders of Class B Certificates, the Holders of the Class C Certificates and the Holders of Class D Certificates, respectively. The Subordination Agent may also receive Advances, if any, and pay Reimbursements, if any, to the Liquidity Providers.]

---------------
(1) Each Aircraft is subject to a separate Indenture providing for a first priority security interest in such Aircraft, and the Equipment Notes issued with respect to each Aircraft are pursuant to the Second Indenture entitled to a second priority security interest in each of the other Aircraft.

(2) For the Class A Certificates, the Class B Certificates and the Class C Certificates, the initial amount of the Liquidity Facility for each such Class covers three consecutive semiannual interest payments with respect to such Class. There is no Liquidity Facility for the Class D Certificates.

THE NEW CERTIFICATES

Certificates;
Denominations..............  The New Certificates of each Trust will be issued in a minimum denomination of $1,000 and in integral multiples thereof. See "Description of the New Certificates -- General".

Regular Distribution
Dates......................  June 30 and December 30, commencing December 30,
                             1997.

Special Distribution
Dates......................  Any Business Day on which a Special Payment is to be distributed.

Record Dates...............  The fifteenth day preceding a Regular Distribution
                             Date or a Special Distribution Date.

Distributions..............  All payments of principal, premium (if any) and interest received by the Trustee on the Equipment Notes held in each Trust will be distributed by the Trustee to the holders of the Certificates (the "Certificateholders") of such Trust, subject to the provisions of the Intercreditor Agreement. Such payments of interest are scheduled to be received by the Trustee of each Trust on June 30 and December 30 of each year, commencing on December 30, 1997. Payments of principal of the Equipment Notes are scheduled to be received on June 30 of each year, commencing on June 30, 1998. Payments of principal, premium (if any) and interest resulting from the early redemption or purchase (if any) of the Equipment Notes held in any Trust will be distributed to the Certificateholders of such Trust on a Special Distribution Date after not less than 20 days' notice to such Certificateholders of such Trust, subject to the provisions of the Intercreditor Agreement. For a discussion of distributions by the Trusts upon an Indenture Default, see "Description of the New
                             Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default".

PTC Events of Default......  A "PTC Event of Default" under each Pass Through
                             Trust Agreement means the failure to pay within 10 Business Days of the due date thereof: (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Maturity Date for such Class or (ii) interest due on such Certificates on any distribution date (unless, in the case of the Class A, B or C Certificates, the Subordination Agent shall have made Interest Drawings with respect thereto in an amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto). The Final Maturity Date for the Class A Certificates is December 30, 2008, for the Class B Certificates is December 30, 2006, for the Class C Certificates is December 30, 2005 and for the Class D Certificates is June 30, 2001. Any failure to make expected principal distributions on any Class of Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates.

Purchase Rights of
  Certificateholders.......  Upon the occurrence and during the continuation of a Triggering Event, (i) the Class B
                             Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates, (ii) the Class C Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates and (iii) the Class D Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates, the Class B Certificates and the Class C Certificates, in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase without premium but including any other amounts due to the Certificateholders of such Class or Classes.

                             "Triggering Event" means (x) the occurrence of an Indenture Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (y) the acceleration of all of the outstanding Equipment Notes or (z) certain bankruptcy or insolvency events involving Continental.

Equipment Notes
  (a) Interest.............  The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for the Certificates issued by such Trust set forth on the cover page of this Prospectus, payable on June 30 and December 30 of each year, commencing on December 30, 1997, and such interest payments will be passed through to Certificateholders of such Trust on each such date until the final distribution date for such Certificates, in each case, subject to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Description of the Equipment Notes -- Principal and Interest Payments". The interest rates for the Equipment Notes are subject to change under certain circumstances described in "The Exchange
                             Offer -- Terms of the Exchange Offer -- General".

(b) Principal..............  Scheduled principal payments on the Equipment Notes held in each Trust will be passed through to the Certificateholders of each such Trust on June 30 of each year, commencing on June 30, 1998, in each case, subject to the Intercreditor Agreement. See "Description of the New Certificates -- Pool Factors" and "Description of the Equipment
                             Notes -- Principal and Interest Payments".

(c) Redemption and
Purchase...................  (i) The Equipment Notes issued with respect to an
                             Aircraft will be redeemed in whole upon the occurrence of an Event of Loss with respect to such Aircraft if such Aircraft is not replaced by Continental under the related Indenture and Second Indenture, at a price equal to the aggregate unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, but without any premium.

                             (ii) All of the Equipment Notes issued with respect to any Aircraft may be redeemed prior to maturity at a price equal to the aggregate unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, plus, if such redemption is made prior to December 30, 2004 in the case of the Series A Equipment Notes, December 30, 2003 in the case of the Series B Equipment Notes, June 30, 2002 in the case of the Series C Equipment Notes and June 30, 2000 in the case of the Series D Equipment Notes (with respect to any such Series, its "Premium Termination Date"), a Make-Whole Premium. See "Description of the Equipment Notes -- Redemption" for a description of the manner of computing such Make-Whole Premium and the circumstances under which the Equipment Notes may be so redeemed.

(d) Security...............  The Equipment Notes issued with respect to each
                             Aircraft are secured by a first priority security interest in such Aircraft and by a second priority security interest in each of the other Aircraft. The Indentures include cross-default provisions, and if an Indenture Default has oc-curred for the Equipment Notes issued with respect to one or more Aircraft, then an Indenture Default will have occurred for the Equipment Notes issued with respect to the remaining Aircraft, and remedies will be exercisable under the Indentures and the Second Indenture with respect to all Aircraft. If the Equipment Notes issued under an Indenture and other obligations secured thereunder and then due have been paid in full, the applicable Aircraft will be released from the lien of such Indenture and, so long as no Indenture Default or certain other defaults exist under any other Indenture at such time, will be released from the lien of the Second Indenture. See "Description of the Equipment Notes -- Security" and "-- Indenture Defaults, Notice and Waiver".

                             The Equipment Notes are direct obligations of Continental. See "Description of the Equipment Notes -- General".

(e) Section 1110
Protection.................  The Loan Trustee with respect to each Indenture has received a reasoned opinion of Milbank, Tweed, Hadley & McCloy, counsel to the Initial Purchasers, that, subject to the assumptions and qualifications contained therein, such Loan Trustee would be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the Aircraft that is subject to the lien of such Indenture were Continental to become a debtor in a case under Chapter 11 of the Bankruptcy Code. See "Description of the Equipment Notes -- Remedies" for a description of such opinion and certain assumptions and qualifications contained therein. The benefits of Section 1110 would not be applicable to the lien on the other Aircraft created under the Second Indenture.

(f) Ranking................  Series B Equipment Notes issued in respect of any
                             Aircraft are subordinated in right of payment to Series A Equipment Notes issued in respect of such Aircraft; Series C Equipment Notes issued in respect of such Aircraft are subordinated in right of payment to such Series B Equipment Notes; and Series D Equipment Notes issued in respect of such Aircraft are subordinated in right of payment to such Series C Equipment Notes. On each Distribution Date, (i) payments of interest and principal due on Series A Equipment Notes issued in respect of any Aircraft will be made prior to payments of interest and principal due on Series B Equipment Notes issued in respect of such Aircraft, (ii) payments of interest and principal due on such Series B Equipment Notes will be made prior to payments of interest and principal due on Series C Equipment Notes issued in respect of such Aircraft and (iii) payments of interest and principal due on such Series C Equipment Notes will be made prior to payments of interest and principal due on Series D Equipment Notes issued in respect of such Aircraft.

Liquidity Facilities.......  The Liquidity Provider and the Subordination Agent
                             have entered into a separate revolving credit agreement (each, a "Liquidity Facility") with respect to each of the Trusts (other than the Class D Trust). Under the Liquidity Facility with respect to any Trust (other than the Class D Trust), the Liquidity Provider will, if necessary, make advances ("Interest Drawings") in an aggregate amount (the "Required Amount") sufficient to pay interest on the Certificates of such Trust on up to three successive semiannual Regular Distribution Dates (without regard to any future payments of principal on such Certificates) at the respective interest rates shown on the cover page of this Prospectus (plus an additional margin specified by the Registration Rights Agreement, if applicable) for such Certificates (the "Stated Interest Rates"). The initial Required Amount under the Liquidity Facilities for the Class A Certificates, the Class B Certificates, and the Class C Certificates is $8,101,025, $2,766,630, and $2,967,925,
                             respectively. Interest Drawings under the relevant Liquidity Facility will be made promptly after any Regular Distribution Date if, after giving effect to the subordination provisions of the Intercreditor Agreement, there are insufficient funds available to the Subordination Agent to pay interest on any Class A, B or C Certificates; provided, however, that on any date the maximum amount available under the Liquidity Facility with respect to any Trust (other than the Class D Trust) to fund any shortfall in interest due on the Certificates of such Trust will not exceed the Maximum Available Commitment under such Liquidity Facility. The "Maximum Available Commitment" at any time under each Liquidity Facility is an amount equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing (defined below), a Final Drawing (defined below) or (if applicable with respect to a Replacement Facility (defined below)) a Non-Extension Drawing (defined below) under a Liquidity Facility, the Maximum Available Commitment shall be zero. The Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class, any interest on the Certificates of such Class in excess of the Stated Interest Rates, or principal of or interest or premium on the Certificates of any other Class.

                             Upon each Interest Drawing under any Liquidity Facility, the Subordination Agent is obligated to reimburse (to the extent that the Subordination Agent has available funds therefor) the Liquidity Provider for the amount of such drawing. Such reimbursement obligation and any other amounts owing to the Liquidity Provider under each Liquidity Facility or certain other agreements (the "Liquidity Obligations") ranks pari passu with the Liquidity Obligations relating to all other Liquidity Facilities and ranks senior to the Certificates in right of payment. Upon reimbursement in full of the Interest Drawings, together with any accrued interest thereon, under any Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility will be reinstated to the Stated Portion of the then Required Amount of such Liquidity Facility; provided that the amount will not be so reinstated if (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes.

                             "Performing Equipment Note" means an Equipment Note with respect to which no payment default has occurred and is continuing; provided that in the event of a bankruptcy proceeding involving Continental under the U.S. Bankruptcy Code, (i) any payment default existing during the 60-day period under Section 1110(a)(1)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code) (the "Section 1110 Period") shall not be taken into consideration, unless during the Section 1110 Period the trustee in such proceeding or Continental refuses to assume or agree to perform its obligations under the Indenture related to such Equipment Note and (ii) any payment default occurring after the date of the order of relief in such proceeding shall not be taken into consideration if such payment default is cured under Section 1110(a)(1)(B) of the U.S. Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period.

                             If at any time the short-term unsecured debt rating of the Liquidity Provider issued by either Rating Agency is lower than the Threshold Rating, each Liquidity Facility provided by such Liquidity Provider will be required to be replaced by a financial institution having such unsecured debt ratings issued by both Rating Agencies that are equal to or higher than the Threshold Rating. If any such Liquidity Facility is not replaced within 30 days after notice of the downgrading, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment (the "Downgrade Drawing") and the proceeds will be deposited into a cash collateral account (the "Cash Collateral Account") for the related Class of Certificates and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used.

                             Under certain circumstances described in
                             "Description of the Liquidity
                             Facilities -- Liquidity Events of Default", the Liquidity Provider may cause a final drawing (the "Final Drawing") to be made under a Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent shall hold the proceeds thereof in the Cash Collateral Account for the related Trust to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. All amounts on deposit in the Cash Collateral Account for any Trust that are in excess of the Required Amount will be paid to the Liquidity Provider.

                             Continental may, at its option subject to certain limitations, arrange for a Replacement Facility to replace the Liquidity Facility (or any prior Replacement Facility) for any Trust, subject to certain conditions. If such Replacement Facility is provided at any time after a Downgrade Drawing or Non-Extension Drawing (defined below) under such Liquidity Facility (or prior Replacement Facility), the funds on deposit with respect to such Liquidity Facility (or prior Replacement Facility) in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced.

                             The initial Liquidity Facility for each Class of Certificates (other than the Class D Certificates) is scheduled to expire on the fifteenth day after the Final Maturity Date for such Class of Certificates. A Replacement Facility may, however, be scheduled to expire on an earlier date. If a Replacement Facility for a Class of Certificates is scheduled to expire prior to the date that is fifteen days after the Final Maturity Date for such Class, the Intercreditor Agreement provides for the replacement or extension of such replacement facility for 364 days. If such Replacement Facility cannot be so replaced or extended by the date that is 25 days prior to the then scheduled expiration date of such Replacement Facility, such Replacement Facility will be drawn in full up to the then maximum available commitment thereunder (the "Non-Extension Drawing") and the proceeds will be deposited in the Cash Collateral Account for the related Class of Certificates and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of interest drawings under such Replacement Facility would be used.

                             Notwithstanding the subordination provisions of the Intercreditor Agreement, the holders of the Certificates issued by each Trust (other than the Class D Trust) will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility (and any Replacement Facility) for such Trust. See "Description of the Liquidity Facilities".

Intercreditor Agreement
  (a) Subordination........  The Trustees, the Liquidity Provider and the
                             Subordination Agent have entered into an agreement (the "Intercreditor Agreement") which provides as follows:

                             (i) All payments made in respect of the Equipment Notes (whether under any Indenture or the Second Indenture) and certain other payments will be made to the Subordination Agent, which will distribute such payments in accordance with the provisions of paragraphs (ii) and (iii) below.

                             (ii) On any Regular Distribution Date or Special Distribution Date (each, a "Distribution Date"), so long as no Triggering Event shall have occurred (whether or not continuing), all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments shall be distributed in the following order: (1) payment of certain Liquidity Obligations; (2) payment of Expected Distributions to the holders of Class A Certificates; (3) payment of Expected Distributions to the holders of Class B Certificates; (4) payment of Expected Distributions to the holders of Class C Certificates; (5) payment of Expected Distributions to the holders of Class D Certificates and (6) payment of certain fees and expenses of the Subordination Agent and the Trustees.

                             "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of (x) accrued and unpaid interest on such Certificates and (y) the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), and (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment or acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates.

                             (iii) Upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments shall be distributed in the following order: (1) to the Subordination Agent, the Trustees and certain other parties in payment of the Administration Expenses and to the Liquidity Provider in payment of the Liquidity Obligations;
                             (2) to the holders of Class A Certificates in payment of Adjusted Expected Distributions; (3) to the holders of Class B Certificates in payment of Adjusted Expected Distributions; (4) to the holders of Class C Certificates in payment of Adjusted Expected Distributions; and (5) to the holders of Class D Certificates in payment of Adjusted Expected Distributions.

                             "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (1) accrued and unpaid interest on such Certificates and (2) the greater of:

                             (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes (the "Non-Performing Equipment Notes") held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any unpaid acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, and

                             (B) the amount of the excess, if any, of (i) the amount described in sub-clause (A)(x), over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

                             provided that, until the date of the initial LTV Appraisals, clause (B) shall not apply.

                             For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions or Adjusted Expected Distributions.

                             "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means the sum of the applicable LTV Collateral Amounts for each Aircraft, minus the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution on such Distribution Date of principal on such senior Class or Classes.

                             "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market

                             Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Indenture, the amount of the insurance proceeds paid to the related Loan Trustee and/or the Second Mortgagee in respect thereof to the extent then held by such Loan Trustee and/or the Second Mortgagee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee and/or the Second Mortgagee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

                             "LTV Ratio" means for the Class A Certificates 41.00%, for the Class B Certificates 55.00%, for the Class C Certificates 69.90% and for the Class D Certificates 84.89%.

                             "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three Appraisals of such Aircraft. After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent shall obtain Appraisals for the Aircraft (the "LTV Appraisals") as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

(b) Intercreditor Rights...  Pursuant to the Intercreditor Agreement, the
                             Trustees and the Liquidity Provider have agreed that, with respect to any Indenture and (in the case of clause (b) below) the Second Indenture at any given time, the Loan Trustee or the Second Mortgagee, as the case may be, will be directed (a) in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued thereunder, by the holders of at least a majority of the outstanding principal amount of such Equipment Notes as long as no Indenture Default has occurred and is continuing thereunder and (b) subject to certain conditions, in taking, or refraining from taking, any action under such Indenture (including exercising remedies thereunder, such as acceleration of such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes) or the Second Indenture, by the Controlling Party insofar as an Indenture Default under such Indenture has occurred and is continuing.

                             "Controlling Party" with respect to any Indenture and the Second Indenture means: (w) the Trustee for the Class A Trust (the "Class A Trustee"); (x) upon payment of Final Distributions to the holders of Class A Certificates, the Trustee for the Class B Trust (the "Class B Trustee"); (y) upon payment of Final Distributions to the holders of Class B Certificates, the Trustee for the Class C Trust (the "Class C Trustee"); and (z) upon payment of Final Distributions to the holders of Class C Certificates, the Trustee for the Class D Trust (the "Class D Trustee"). See "Description of the New Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. Notwithstanding the foregoing, at any time after 18 months from the earlier to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or (with respect to any Replacement Facility) a Non-Extension Drawing) and remain unreimbursed and
                             (y) the date on which all Equipment Notes shall have been accelerated, the Liquidity Provider shall have the right to become the Controlling Party with respect to such Indenture. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) shall irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) to exercise their voting rights as directed by the Controlling Party. For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment
                             Notes -- Remedies".

                             "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date.

                             (i) Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to the provisions of paragraph (ii) below. The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement.

                             (ii) So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of Continental, without the consent of each Trustee, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

                             "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) 75% of the Appraised Current Market Value of such Aircraft and (2) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

Certificates; Book-Entry
  Registration.............  The New Certificates of each Trust will be represented by one or more permanent global
                             Certificates in definitive, fully registered form and registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"). See "Description of the New Certificates -- Book Entry; Delivery and Form".

Method of Distribution.....  The persons in whose names the Certificates are registered will be treated as the owners of such Certificates for the purpose of receiving payments of principal of and interest on such Certificates and for all other purposes whatsoever. Therefore, none of the Trustees, Continental, the Loan Trustees, the Liquidity Provider or the Subordination Agent has any direct responsibility or liability for distributions or payments to owners of beneficial interests in the Certificates (the "Certificate Owners"). Distributions by the Trustee in respect of Certificates registered in the name of Cede, as nominee of DTC, including the final distribution of principal with respect to such Certificates of any Trust, will be made in same-day funds to DTC. DTC will in turn make distributions in same-day funds to those participants in DTC who are credited with ownership of such Certificates ("DTC Participants") in amounts proportionate to the amount of each such DTC Participant's respective holdings of beneficial interests in such Certificates. Corresponding payments by the DTC Participants to beneficial owners of such Certificates will be the responsibility of such DTC Participants, and Continental expects that they will be made in accordance with customary industry practices. The final distribution with respect to the Certificates of any Trust will be made only upon surrender and presentation thereof to the Trustee of such Trust. See "Description of the New
                             Certificates -- Book-Entry; Delivery and Form".

Federal Income Tax
  Consequences.............  The exchange of New Certificates for Old
                             Certificates will not be a sale or exchange or otherwise a taxable event for Federal income tax purposes.

ERISA Considerations.......  In general, employee benefit plans subject to Title
                             I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (or entities which may be deemed to hold the assets of any such Plan) will be eligible to purchase the Class A Certificates, subject to the circumstances applicable to such Plans. Plans will not be eligible to purchase Class B, Class C or Class D Certificates, except that such Certificates may be acquired with the assets of an insurance company general account that may be deemed to constitute Plan assets if the conditions of Prohibited Transaction Class Exemption ("PTCE") 95-60 are satisfied. By its acceptance of a Class B, Class C or Class D Certificate, each Certificateholder will be deemed to have represented and warranted that either (i) no Plan assets have been used to purchase such Certificate or (ii) the purchase and holding of such Certificate is exempt from the prohibited transaction restrictions of ERISA and Section 4975 of the Code pursuant to PTCE 95-60. See "ERISA Considerations". Each Plan fiduciary (and each fiduciary for a governmental or church plan subject to rules similar to those imposed on Plans under ERISA) should consult with its legal advisor concerning an investment in any of the Certificates.

                                                                                      STANDARD
                                                                          MOODY'S     & POOR'S
                                                                          --------    ---------
Rating of the Liquidity Provider.... Short Term..........................   P-1         A-1+
Threshold Rating.................... Short Term..........................   P-1          A-1

                            SELECTED FINANCIAL DATA

     The following selected consolidated financial data for the years ended December 31, 1996, 1995 and 1994 is derived from the audited consolidated financial statements of the Company which is derived from the audited consolidated financial statements incorporated by reference in the Prospectus. The consolidated financial data of the Company for the three and six months ended June 30, 1997 and 1996 is derived from its unaudited consolidated financial statements incorporated by reference in the Prospectus, which include all adjustments (consisting solely of normal recurring accruals) that the Company considers necessary for the fair presentation of the financial position and results of operations for these periods. Operating results for the three and six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. The Company's selected consolidated financial data should be read in conjunction with, and are qualified in their entirety by reference to, the consolidated financial statements, including the notes thereto.

                                   THREE MONTHS           SIX MONTHS
                                  ENDED JUNE 30,        ENDED JUNE 30,           YEAR ENDED DECEMBER 31,
                                ------------------    ------------------    ---------------------------------
                                 1997       1996       1997       1996       1996         1995         1994
                                -------    -------    -------    -------    -------      -------      -------
                                         (IN MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA AND RATIOS)
FINANCIAL DATA -- OPERATIONS:
Operating Revenue.............. $ 1,786    $ 1,639    $ 3,484    $ 3,128    $ 6,360      $ 5,825      $ 5,670
Operating Expenses.............   1,555      1,410      3,107      2,779      5,835(1)     5,440(2)     5,681
                                -------    -------    -------    -------    -------      -------      -------
Operating Income (Loss)........     231        229        377        349        525          385          (11)
Nonoperating Income Expense,
  net..........................     (23)       (23)       (45)       (48)       (97)         (75)(3)     (640)(4)
                                -------    -------    -------    -------    -------      -------      -------
Income (Loss) before Income
  Taxes, Minority Interest and
  Extraordinary Loss...........     208        206        332        301        428          310         (651)
Net Income (Loss).............. $   128    $   167    $   202    $   255    $   319      $   224      $  (613)
                                =======    =======    =======    =======    =======      =======      =======
Earnings (Loss) per Common and
  Common Equivalent Share(5)... $  2.01    $  2.53    $  3.13    $  3.90    $  4.87      $  3.60      $(11.88)
                                =======    =======    =======    =======    =======      =======      =======
Earnings (Loss) per Common
  Share Assuming Full
  Dilution(5).................. $  1.64    $  2.04    $  2.58    $  3.25    $  4.11      $  3.15      $(11.88)
                                =======    =======    =======    =======    =======      =======      =======
Ratio of Earnings to Fixed
  Charges(6)...................    2.48       2.57       2.18       2.13       1.81         1.53           --

                                     THREE MONTHS           SIX MONTHS
                                    ENDED JUNE 30,        ENDED JUNE 30,          YEAR ENDED DECEMBER 31,
                                  ------------------    ------------------    -------------------------------
                                   1997       1996       1997       1996       1996         1995       1994
                                  -------    -------    -------    -------    -------      -------    -------
                                          (IN MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA AND RATIOS)
OPERATING DATA (JET OPERATIONS
  ONLY):(7)
Revenue passenger miles
  (millions)(8)..................  11,922     10,527     22,813     20,279     41,914       40,023     41,588
Available seat miles
  (millions)(9)..................  16,486     15,152     32,318     29,703     61,515       61,006     65,861
Passenger load factor(10)........    72.3%      69.5%      70.6%      68.3%      68.1%        65.6%      63.1%
Breakeven passenger load
  factor(11).....................    62.4%      59.4%      62.3%      60.2%      60.7%(14)    60.8%      62.9%
Passenger revenue per available
  seat mile (cents)(12)..........    9.31       9.35       9.30       9.13       8.93         8.20       7.22
Operating cost per available seat
  mile (cents)(13)...............    8.90       8.81       9.08       8.86       8.77(14)     8.36       7.86
Average yield per revenue
  passenger mile (cents)(15).....   12.87      13.46      13.17      13.37      13.10        12.51      11.44
Average length of aircraft flight
  (miles)........................     944        888        935        882        896          836        727

                                          (See footnotes on the following page.)

                                                                         JUNE 30,     DECEMBER 31,
                                                                           1997           1996
                                                                         --------     ------------
                                                                         (IN MILLIONS OF DOLLARS)
FINANCIAL DATA--BALANCE SHEET:
Assets:
Cash and Cash Equivalents, including restricted cash and
  cash equivalents of $74 and $76, respectively(16)....................   $  994         $1,061
Other Current Assets...................................................      685            573
Total Property and Equipment, Net......................................    1,885          1,596
Routes, Gates and Slots, Net...........................................    1,454          1,473
Other Assets, Net......................................................      498            503
                                                                          ------         ------
          Total Assets.................................................   $5,516         $5,206
                                                                          ======         ======
Liabilities and Stockholders' Equity:
Current Liabilities....................................................   $2,324         $2,104
Long-term Debt and Capital Leases......................................    1,581          1,624
Deferred Credits and Other Long-term Liabilities.......................      655            594
Minority Interest(17)..................................................       15             15
Continental-Obligated Mandatorily Redeemable Preferred Securities of
  Subsidiary Trust Holding Solely Convertible Subordinated
  Debentures(18).......................................................      242            242
Redeemable Preferred Stock(8)..........................................       --             46
Common Stockholders' Equity............................................      699            581
                                                                          ------         ------
          Total Liabilities and Stockholders' Equity...................   $5,516         $5,206
                                                                          ======         ======

---------------
 (1) The $128 million fleet disposition charge recorded in 1996 is associated primarily with the Company's decision to accelerate the replacement of its DC-9-30, DC-10-10, 727-200, 737-100, and 737-200 aircraft. In connection with its decision to accelerate the replacement of such aircraft, the Company wrote down its Stage 2 aircraft inventory that is not expected to be consumed through operations to its estimated fair value and recorded a provision for costs associated with the return of leased aircraft at the end of their respective lease terms.

 (2) Includes a $20 million cash payment in 1995 by the Company in connection with a 24-month collective bargaining agreement entered into by the Company and the Independent Association of Continental Pilots.

 (3) Includes a pre-tax gain of $108 million ($30 million after tax) on the series of transactions by which the Company and its subsidiary, Continental CRS Interests, Inc., transferred certain assets and liabilities relating to the computerized reservation business of such subsidiary to a newly-formed limited liability company and the remaining assets and liabilities were sold.

 (4) Includes a provision of $447 million recorded in 1994 associated with the planned early retirement of certain aircraft and closed or underutilized airport and maintenance facilities and other assets.

 (5) In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 -- "Earnings per Share" ("SFAS 128") which specifies the computation, presentation and disclosure requirements for earnings per share ("EPS"). SFAS 128 replaces the presentation of primary and fully diluted EPS pursuant to Accounting Principles Board Opinion No. 15 -- "Earnings per Share" ("APB 15") with the presentation of basic and diluted EPS. The Company is required to adopt SFAS 128 with its December 31, 1997 financial statements and restate all prior period EPS data. The Company will continue to account for EPS pursuant to APB 15 until that time.

      UNDER SFAS 128, THE COMPANY'S BASIC AND DILUTED EPS WERE:

                                         THREE MONTHS       SIX MONTHS
                                        ENDED JUNE 30,    ENDED JUNE 30,       FOR THE YEARS ENDED
                                        --------------    --------------    -------------------------
                                        1997     1996     1997     1996     1996     1995      1994
                                        -----    -----    -----    -----    -----    -----    -------
     Basic EPS........................  $2.22    $3.05    $3.50    $4.65    $5.75    $4.07    $(11.88)
     Diluted EPS......................  $1.63    $2.09    $2.58    $3.31    $4.17    $3.37    $(11.88)

 (6) For purposes of calculating this ratio, earnings consist of earnings before taxes, minority interest and extraordinary loss plus interest expense (net of capitalized interest), the portion of rental expense representative of interest expense and amortization on previously capitalized interest. Fixed charges consist of interest expense and the portion of rental expense representative of interest expense. For the year ended December 31, 1994, earnings were inadequate to cover fixed charges and the coverage deficiency was $667 million.

 (7) Includes operating data for CMI, but does not include operating data for Express' regional jet operations or turboprop operations.

 (8) The number of scheduled miles flown by revenue passengers.

 (9) The number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.

(10) Revenue passenger miles divided by available seat miles.

(11) The percentage of seats that must be occupied by revenue passengers in order for the airline to break even on an income before income taxes basis, excluding nonoperating items.

(12) Passenger revenue divided by available seat miles.

(13) Operating expenses divided by available seat miles.

(14) Excluded a $128 million fleet disposition charge. See Note (1) for description of the fleet disposition charge.

(15) The average revenue received for each mile a revenue passenger is carried.

(16) Restricted cash and cash equivalents agreements relate primarily to workers' compensation claims and the terms of certain other agreements.

(17) In July 1997, the Company purchased the minority interest holder's 9% interest in Air Micronesia, Inc., the parent of CMI. See "Risk Factors -- Risk Factors Relating to the Company".

(18) The sole assets of such Trust are convertible subordinated debentures, with an aggregate principal amount of $250 million, which bear interest at the rate of 8 1/2% per annum and mature on December 1, 2020. Upon repayment, the Continental-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust will be mandatorily redeemed.

                                  RISK FACTORS

     Holders of Old Certificates should carefully consider the following risk factors, as well as other information set forth in this Prospectus, before tendering their Old Certificates in the Exchange Offer. The risk factors set forth below (other than "-- Risk Factors Relating to the Certificates and the Offering -- Consequences of Failure to Exchange") are generally applicable to the Old Certificates as well as the New Certificates.

RISK FACTORS RELATING TO THE COMPANY

  Leverage and Liquidity

     Continental is more leveraged and has significantly less liquidity than certain of its competitors, several of whom have available lines of credit and/or significant unencumbered assets. Accordingly, Continental may be less able than certain of its competitors to withstand a prolonged recession in the airline industry and may not have the flexibility to respond to changing economic conditions or to exploit new business opportunities.

     During the first and second quarters of 1995, in connection with negotiations with various lenders and lessors, Continental ceased or reduced contractually required payments under various agreements, which produced a significant number of events of default under debt, capital lease and operating lease agreements. Through agreements reached with the various lenders and lessors, Continental cured all of these events of default. The last such agreement was put in place during the fourth quarter of 1995.

     As of June 30, 1997, Continental had approximately $1.9 billion (including current maturities) of long-term debt and capital lease obligations and had approximately $1.0 billion of minority interest, Continental-obligated mandatorily redeemable preferred securities of subsidiary trust and common stockholders' equity. Common stockholders' equity reflects the adjustment of the Company's balance sheet and the recording of assets and liabilities at fair market value as of April 27, 1993 in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7 -- "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7").

     As of June 30, 1997, Continental had $920 million in cash and cash equivalents (excluding restricted cash and cash equivalents of $74 million). Continental has significant encumbered assets.

     For 1997, Continental expects to incur cash expenditures under operating leases relating to aircraft of approximately $631 million, compared to $568 million for 1996, and approximately $232 million relating to facilities and other rentals, compared to $210 million in 1996. In addition, Continental has capital requirements relating to compliance with regulations that are discussed below. See "-- Risk Factors Relating to the Airline Industry -- Regulatory Matters".

     As of September 18, 1997, the Company had firm commitments with The Boeing Company ("Boeing") to take delivery of a total of 122 principally narrowbody jet aircraft during the years 1997 through 2003 with options for an additional 85 aircraft (exercisable subject to certain conditions). These aircraft will replace older, less efficient Stage 2 aircraft and allow for growth of operations. In addition, the Company has recently signed an agreement with Boeing to purchase 35 new widebody jet aircraft. This new order consists of five firm Boeing 777-200 aircraft and 30 firm Boeing 767-400ER aircraft, with options for six additional 777 aircraft. The new widebody aircraft will replace Continental's fleet of DC10-10 and DC10-30 aircraft, which will be retired as the new Boeing aircraft are delivered, and will also be used to expand the airline's international and transcontinental service. The ten firm delivery 777 aircraft (including five aircraft the Company already had on order, the deliveries of which will be accelerated) will be delivered in September 1998 through May 1999, and the thirty firm delivery 767 aircraft will be delivered starting in mid-2000 through the end of 2004. In connection with this new order, the Company will obtain the flexibility to substitute certain aircraft on order with Boeing and will obtain other benefits. The Company currently anticipates substituting 777 aircraft for certain of the 767 aircraft. The Company's agreement with Boeing provides that the Company will purchase from Boeing the carrier's requirements for new jet aircraft (other than regional jets) over the next twenty years, subject to certain conditions. However, Boeing has agreed with the European Commission not to enforce such provision. The Company requested a business offer from Boeing which would include the requirements commitment in order to obtain more favorable terms and flexibility.

     The estimated aggregate cost of the Company's firm commitments for the 122 Boeing aircraft previously ordered and the 35 widebody aircraft included in the recent Boeing agreement is approximately $7 billion. The Company has completed or has third party commitments for a total of approximately $548 million in financing for its future narrowbody Boeing deliveries, and has commitments or letters of intent from various sources for backstop financing for approximately one-fourth of the anticipated acquisition cost of its future narrowbody and widebody Boeing deliveries. The Company currently plans on financing the new Boeing aircraft with enhanced equipment trust certificates or similar financing and lease equity, subject to availability and market conditions. However, further financing will be needed to satisfy the Company's capital commitments for other aircraft and aircraft-related expenditures such as engines, spare parts, simulators and related items. There can be no assurance that sufficient financing will be available for all aircraft and other capital expenditures not covered by firm financing commitments. Deliveries of new Boeing aircraft are expected to increase aircraft rental, depreciation and interest costs while generating cost savings in the areas of maintenance, fuel and pilot training.

     Continental has also entered into agreements or letters of intent with several outside parties to lease three, and purchase one DC-10-30 aircraft and will take delivery of such aircraft in 1997.

     In September 1996, Express placed an order for 25 firm EMB-145ER regional jets, with options for an additional 175 aircraft. In June 1997, Express exercised its option to order 25 of such option aircraft. Express now has options for an additional 150 regional jets exercisable at the election of the Company over the next 12 years. Neither Express nor Continental will have any obligation to take such aircraft that are not financed by a third party and leased to the Company. Express has taken delivery of 12 of the firm aircraft through September 18, 1997 and will take delivery of the remaining 38 firm aircraft through the third quarter of 1999. The Company expects to account for all of these aircraft as operating leases.

     In July 1997, Continental entered into a $575 million credit facility (the "Credit Facility"), including a $275 million five-year term loan. The proceeds of the term loan were loaned by Continental to its wholly owned subsidiary, Air Micronesia, Inc. ("AMI"), the parent of CMI, reloaned to CMI and used by CMI to prepay its existing secured term loan. In connection with this prepayment, Continental recorded a $4 million after-tax extraordinary charge to consolidated earnings in the third quarter of 1997. The Credit Facility also includes a $225 million revolving credit facility and a $75 million seven-year term loan for general corporate purposes.

     The Credit Facility is secured by substantially all of CMI's assets (other than aircraft subject to other financing arrangements) but does not contain any financial covenants relating to CMI other than covenants restricting CMI's incurrence of certain indebtedness and pledge or sale of assets. AMI's rights with respect to its loan to CMI and Continental's rights with respect to its loan to AMI (as well as Continental's stock in AMI and AMI's stock in CMI) are pledged as collateral for loans to Continental under the Credit Facility. CMI and AMI have guaranteed Continental's obligations under the Credit Facility. In addition, the Credit Facility contains certain financial covenants applicable to Continental comparable to those contained in the Facility discussed below and prohibits Continental from granting a security interest on certain of its international route authorities and domestic slots.

     In July 1997, the Company purchased the rights of United Micronesia Development Association, Inc. ("UMDA") to receive future payments under a services agreement between UMDA and CMI (pursuant to which CMI was to pay UMDA approximately 1% of the gross revenues of CMI, as defined, through January 1, 2012, which payment by CMI to UMDA totaled $6 million in 1996) and UMDA's 9% interest in AMI, terminated the Company's obligations to UMDA under a settlement agreement entered into in 1987, and terminated substantially all of the other contractual arrangements between the Company, AMI and CMI, on the one hand, and UMDA on the other hand, for an aggregate consideration of $73 million.

     In April 1997, Continental consummated a $160 million floating rate (LIBOR plus 1.125% or prime) secured revolving credit facility (the "Facility"). The revolving loans made under the Facility will be used for the purpose of making certain predelivery payments to Boeing for new Boeing aircraft to be delivered through December 1999. The Facility contains certain financial covenants, including maintenance of a minimum fixed charge ratio, a minimum net worth and a minimum unrestricted cash balance. Continental is also restricted from making cash dividends and certain other payments.

     In March 1997, Continental completed an offering of $707 million of pass through certificates. The pass through certificates are not direct obligations of, or guaranteed by, Continental and are therefore not included in the consolidated financial statements, incorporated by reference herein. The cash proceeds from the transaction were deposited with an escrow agent and will be used to finance (through either leveraged leases or secured debt financings) the debt portion of the acquisition cost of up to 30 new aircraft from Boeing scheduled to be delivered to Continental through February 1998. In connection therewith, owner participants have committed to approximately $184 million of equity financing to be used in leveraged leases of 27 of such aircraft. If any funds remain as deposits with the escrow agent for such pass through certificates at the end of the delivery period (which may be extended to June
1998), such funds will be distributed back to the certificate holders. Such distribution will include a make-whole premium payable by Continental. Management believes that the likelihood that the Company would be required to pay a material make-whole premium is remote.

     In June 1997, the Company acquired 10 aircraft previously leased by it. The debt financing for the acquisition of the six Boeing 737-300 aircraft and the four McDonnell Douglas MD-82 aircraft was funded by the private placement of $155 million of pass through certificates. The pass through certificates were issued by separate pass through trusts that acquired equipment trust notes issued on a recourse basis by Continental.

     The Company has announced plans to expand its facilities at its Hopkins International Airport hub in Cleveland, which expansion is expected to be completed in the first quarter of 1999. The expansion, which will include a new jet concourse for the new regional jet service offered by Express, as well as other facility improvements, is expected to cost approximately $120 million, which the Company expects will be funded principally by the issuance of a combination of tax-exempt special facilities revenue bonds and general airport revenue bonds by the City of Cleveland. In connection therewith, the Company expects to enter into long-term leases with the City of Cleveland under which rental payments will be sufficient to service the related bonds.

     In April 1997, the City of Houston (the "City") completed the offering of $190 million aggregate principal amount of tax-exempt special facilities revenue bonds (the "IAH Bonds") payable solely from rentals paid by Continental under long-term lease agreements with the City. The IAH Bonds are unconditionally guaranteed by the Company. The proceeds from the IAH Bonds are being used to finance the acquisition, construction and installation of certain terminal and other airport facilities located at Continental's hub at George Bush Intercontinental Airport in Houston, including a new automated people mover system linking Terminals B and C and 20 aircraft gates in Terminal B into which Continental intends to expand its operations. The expansion project is expected to be completed by the summer of 1999.

  Continental's History of Operating Losses

     Although Continental recorded net income of $202 million for the six months ended June 30, 1997, $319 million in 1996 and $224 million in 1995, it had experienced significant operating losses in the previous eight years. In the long term, Continental's viability depends on its ability to sustain profitable results of operations.

  Aircraft Fuel

     Since fuel costs constitute a significant portion of Continental's operating costs (approximately 14.1% for the six months ended June 30, 1997 and 13.3% for the year ended December 31, 1996), significant changes in fuel costs would materially affect the Company's operating results. Fuel prices continue to be susceptible to international events, and the Company cannot predict near or longer-term fuel prices. The Company enters into petroleum option contracts to provide some short-term protection (generally three to six months) against a sharp increase in jet fuel prices. In the event of a fuel supply shortage resulting from a disruption of oil imports or otherwise, higher fuel prices or curtailment of scheduled service could result.

  Labor Matters

     In April 1997, the Company began collective bargaining agreement negotiations with its Continental Airlines pilots, whose contract became amendable in July 1997, and Express pilots, whose contract became amendable in October 1997. Negotiations are in progress to amend these contracts. The Company believes that mutually acceptable agreements can be reached with such employees, although the ultimate outcome of the negotiations is unknown at this time. The Company's mechanics and related employees recently voted to be represented by the International Brotherhood of Teamsters (the "Teamsters"). The Company does not believe that the Teamsters' union representation will be material to the Company. In September 1997, the Company announced that it intends to bring all employees to industry standard wages (the average of the top ten air carriers as ranked by the Department of Transportation excluding Continental) within the next 36 months. The Company stated that it would phase in wage increases over the 36-month period as its revenue, interest rates and rental rates reached industry standards. The Company estimates that the increased wages will aggregate approximately $500 million over the 36-month period.

  Certain Tax Matters

     At December 31, 1996 the Company had estimated net operating loss carryforwards ("NOLs") of $2.3 billion for federal income tax purposes that will expire through 2009 and federal investment tax credit carry forwards of $45 million that will expire through 2001.

     The Company had, as of December 31, 1996, deferred tax assets aggregating $1.3 billion, including $804 million of NOLs. The Company recorded a valuation allowance of $694 million against such assets as of December 31, 1996. The Company consummated several built-in-gain transactions, which resulted in the realization of tax benefits related to NOLs and investment tax credit carryforwards attributable to the Company's predecessor that were previously recorded. To the extent the Company consummates additional built-in-gain transactions, such benefits will reduce the valuation allowance and reorganization value in excess of amounts allocable to identifiable assets. If such reorganization value is exhausted, reductions in the valuation allowance would decrease other intangibles.

     As a result of NOLs, the Company will not pay United States federal income taxes (other than alternative minimum tax) until it has recorded approximately an additional $1.1 billion of taxable income following December 31, 1996.
Section 382 of the Internal Revenue Code ("Section 382") imposes limitations on a corporation's ability to utilize NOLs if it experiences an "ownership change." In general terms, an ownership change may result from transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50 percentage points over a three-year period. In the event that an ownership change should occur, utilization of Continental's NOLs would be subject to an annual limitation under Section 382 determined by multiplying the value of the Company's stock at the time of the ownership change by the applicable long-term tax-exempt rate (which is 5.33% for October 1997). Unused annual limitation may be carried over to later years, and the amount of the limitation may under certain circumstances be increased by the built-in gains in assets held by the Company at the time of the change that are recognized in the five-year period after the change. Under current conditions, if an ownership change were to occur, Continental's annual NOL utilization would be limited to approximately $130 million per year.

  Continental Micronesia

     Because the majority of CMI's traffic originates in Japan, its results of operations are substantially affected by the Japanese economy and changes in the value of the yen as compared to the dollar. Appreciation of the yen against the dollar during 1994 and 1995 increased CMI's profitability while a decline of the yen against the dollar in 1996 and 1997 to date have reduced CMI's profitability. As a result of the recent weakness of the yen against the dollar and increased fuel costs, CMI's operating earnings declined during the past four quarters as compared to similar periods a year ago, and are not expected to improve materially absent a stronger yen or reduced fuel costs.

     To reduce the potential negative impact on CMI's dollar earnings, CMI, from time to time, purchases average rate options as a hedge against a portion of its expected net yen cash flow position. Such options historically have not had a material effect on the Company's results of operations or financial condition. Any significant and sustained decrease in traffic or yields (including due to the value of the yen) to and from Japan could materially adversely affect Continental's consolidated profitability.

  Principal Stockholder

     As of September 18, 1997, Air Partners, L.P., a Texas limited partnership and major stockholder of the Company ("Air Partners"), held approximately 9.4% of the common equity interest and 40.8% of the general voting power of the Company. If all the remaining warrants held by Air Partners had been exercised on September 18, 1997, approximately 13.8% of the common equity interest and 51.7% of the general voting power of the Company would have been held by Air Partners. Various provisions in the Company's Certificate of Incorporation and Bylaws currently provide Air Partners with the right to elect one-third of the directors in certain circumstances; these provisions could have the effect of delaying, deferring or preventing a change in the control of the Company.

RISK FACTORS RELATING TO THE AIRLINE INDUSTRY

  Industry Conditions and Competition

     The airline industry is highly competitive and susceptible to price discounting. The Company has in the past both responded to discounting actions taken by other carriers and initiated significant discounting actions itself. Continental's competitors include carriers with substantially greater financial resources (and in certain cases, lower cost structures), as well as smaller carriers with low cost structures. Airline profit levels are highly sensitive to, and during recent years have been severely impacted by, changes in fuel costs, fare levels (or "average yield") and passenger demand. Passenger demand and yields have been affected by, among other things, the general state of the economy, international events and actions taken by carriers with respect to fares. From 1990 to 1993, these factors contributed to the domestic airline industry's incurring unprecedented losses. Although fare levels have increased subsequently, fuel costs have also increased significantly. In addition, significant industry-wide discounts could be reimplemented at any time, and the introduction of broadly available, deeply discounted fares by a major United States airline would likely result in lower yields for the entire industry and could have a material adverse effect on the Company's operating results.

     The airline industry has consolidated in past years as a result of mergers and liquidations and may further consolidate in the future. Among other effects, such consolidation has allowed certain of Continental's major competitors to expand (in particular) their international operations and increase their market strength. Furthermore, the emergence in recent years of several new carriers, typically with low cost structures, has further increased the competitive pressures on the major United States airlines. In many cases, the new entrants have initiated or triggered price discounting. Aircraft, skilled labor and gates at most airports continue to be readily available to start-up carriers. Competition with new carriers or other low cost competitors on Continental's routes could negatively impact Continental's operating results.

  Regulatory Matters

     In the last several years, the United States Federal Aviation Administration (the "FAA") has issued a number of maintenance directives and other regulations relating to, among other things, retirement of older aircraft, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement, commuter aircraft safety and increased inspections and maintenance procedures to be conducted on older aircraft. The Company expects to continue incurring expenses for the purpose of complying with the FAA's noise and aging aircraft regulations. In addition, several airports have recently sought to increase substantially the rates charged to airlines, and the ability of airlines to contest such increases has been restricted by federal legislation, DOT regulations and judicial decisions.

     Management believes that the Company benefited significantly from the expiration of the aviation trust fund tax (the "ticket tax") on December 31, 1995. The ticket tax was reinstated on August 27, 1996, expired on December 31, 1996 and was reinstated again on March 7, 1997. Congress recently passed tax legislation reimposing and significantly modifying the ticket tax. The legislation includes the imposition of new excise tax and segment fee tax formulas to be phased in over a multi-year period, an increase in the international departure tax and the imposition of a new arrivals tax, and the extension of the ticket tax to cover items such as the sale of frequent flyer miles. Management believes that the ticket tax has a negative impact on the Company, although neither the amount of such negative impact directly resulting from the reimposition of the ticket tax, nor the benefit realized by its expiration, can be precisely determined.

     Additional laws and regulations have been proposed from time to time that could significantly increase the cost of airline operations by imposing additional requirements or restrictions on operations. Laws and regulations have also been considered that would prohibit or restrict the ownership and/or transfer of airline routes or takeoff and landing slots. Also, the availability of international routes to United States carriers is regulated by treaties and related agreements between the United States and foreign governments that are amendable. Continental cannot predict what laws and regulations may be adopted or their impact, but there can be no assurance that laws or regulations currently proposed or enacted in the future will not adversely affect the Company.

  Seasonal Nature of Airline Business

     Due to the greater demand for air travel during the summer months, revenue in the airline industry in the third quarter of the year is generally significantly greater than revenue in the first quarter of the year and moderately greater than revenue in the second and fourth quarters of the year for the majority of air carriers. Continental's results of operations generally reflect this seasonality, but have also been impacted by numerous other factors that are not necessarily seasonal, including the extent and nature of competition from other airlines, fare wars, excise and similar taxes, changing levels of operations, fuel prices, foreign currency exchange rates and general economic conditions.

RISK FACTORS RELATING TO THE CERTIFICATES AND THE OFFERING

  Consequences of Failure to Exchange

     Holders of Old Certificates who do not exchange their Old Certificates for New Certificates pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Certificates as set forth in the legend thereon as a consequence of the issuance of the Old Certificates pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Certificates may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Certificates under the Securities Act. To the extent that Old Certificates are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Certificates could be adversely affected.

  Appraisals and Realizable Value of Aircraft

     Appraisals in respect of the Aircraft (without physical inspection thereof) have been prepared by AISI, BK and MBA, and such appraisals are based on varying assumptions and methodologies which differ among the Appraisers. The Appraisers have delivered letters summarizing their respective reports, copies of which are annexed to this Prospectus as Appendix II. See "Description of the Aircraft and the Appraisals -- The Appraisals". The appraised value of each Aircraft, and accordingly the initial aggregate Aircraft value as referred to herein, is based upon the lesser of the average and median value of such Aircraft as appraised by the Appraisers. Appraisals that are based on different assumptions and methodologies may result in valuations that are materially different from those contained in the appraisals of the Appraisers. An appraisal is only an estimate of value and should not in any event be relied upon as a measure of realizable value; the proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the supply of aircraft, the availability of buyers, the condition of the Aircraft and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Pass Through Trust Agreement and the applicable Indenture would be sufficient to satisfy in full payments due on the Certificates.

  Priority of Distributions; Subordination

     Certain provisions of the Intercreditor Agreement, which provides for the subordination of the Class B Certificates to the Class A Certificates, the subordination of the Class C Certificates to the Class B Certificates and the subordination of the Class D Certificates to the Class C Certificates, may result in the holders of subordinated Classes of Certificates receiving less than the full amount due to them after the occurrence of a Triggering Event even if all of the Equipment Notes are paid in full.

     Pursuant to the Intercreditor Agreement to which the Trustees, the Subordination Agent and the Liquidity Provider are parties, on each Distribution Date, so long as no Triggering Event shall have occurred, all payments in respect of Equipment Notes received by the Subordination Agent will be distributed in the following order: (1) payment of certain Liquidity Obligations to the Liquidity Provider; (2) payment of Expected Distributions to the holders of Class A Certificates; (3) payment of Expected Distributions to the holders of Class B Certificates; (4) payment of Expected Distributions to the holders of Class C Certificates; (5) payment of Expected Distributions to the holders of Class D Certificates; and (6) payment of certain fees and expenses of the Subordination Agent and the Trustees.

     In addition, upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed under the Intercreditor Agreement in the following order: (1) to the Subordination Agent, the Trustee and certain other parties in payment of the Administration Expenses and to the Liquidity Provider in payment of the Liquidity Obligations; (2) to the holders of Class A Certificates in payment of Adjusted Expected Distributions; (3) to the holders of Class B Certificates in payment of Adjusted Expected Distributions; (4) to the holders of Class C Certificates in payment of Adjusted Expected Distributions; and (5) to the holders of Class D Certificates in payment of Adjusted Expected Distributions.

     Accordingly, the priority of distributions after a payment default under any Equipment Note will have the effect in certain circumstances of requiring the distribution to more senior Classes of Certificates of payments received in respect of one or more junior series of Equipment Notes. If this should occur, the interest accruing on the remaining Equipment Notes would in the aggregate be less than the interest accruing on the remaining Certificates because such Certificates include a relatively greater proportion of junior Classes with relatively higher interest rates. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount due them after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full.

  Control over Collateral; Sale of Collateral

     Pursuant to the Intercreditor Agreement, the Trustees and the Liquidity Provider have agreed that, with respect to any Indenture or (in the case of clause (b) below) the Second Indenture at any given time, the Loan Trustee will be directed (a) in taking, or refraining from taking, any action thereunder by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued thereunder as long as no Indenture Default has occurred and is continuing thereunder and (b) subject to certain conditions, in exercising remedies under such Indenture (including acceleration of such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes) and the Second Indenture insofar as an Indenture Default has occurred and is continuing under such Indenture, by the Controlling Party. See "Description of the New Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. Notwithstanding the foregoing, at any time after 18 months from the earlier to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remain unreimbursed and
(y) the date on which all Equipment Notes shall have been accelerated, the Liquidity Provider will have the right to elect to become the Controlling Party with respect to such Indenture. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) shall irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates, to exercise their voting rights as directed by the Controlling Party. For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment
Notes -- Remedies".

     Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and, subject to the provisions described in the last sentence of this paragraph, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. The market for Equipment Notes at the time of the existence of any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If the Controlling Party sells any such Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Continental or any Trustee. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of Continental, without the consent of each Trustee, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

     The Equipment Notes issued with respect to each Aircraft are entitled to a second priority security interest on each of the other Aircraft as to which Equipment Notes have been issued. However, since the second priority security interest would not be entitled to the benefits of Section 1110 in a reorganization under the Bankruptcy Code of Continental, the excess proceeds realized from the disposition of any particular Aircraft might not immediately be available to offset shortfalls on the Equipment Notes relating to any other Aircraft, but rather would be held as cash collateral securing all of the Equipment Notes subject to the lien of the Second Indenture. See "Description of the Equipment Notes -- Remedies".

  Absence of an Established Market

     Prior to the Exchange Offer, there has been no public market for the Certificates and neither Continental nor any Trust intends to apply for listing of the Certificates on any national securities exchange or otherwise. Certain of the Initial Purchasers have previously made a market in the Old Certificates and Continental has been advised by the Initial Purchasers that both of them presently intend to make a market in the New Certificates, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. None of the Initial Purchasers is obligated, however, to make a market in the Old Certificates or the New Certificates, and any such market-making activity may be discontinued at any time without notice at the sole discretion of each Initial Purchaser. There can be no assurance as to the liquidity of the public market for the Certificates or that any active public market for the Certificates will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the Certificates may be adversely affected.

                                USE OF PROCEEDS

     There will be no cash proceeds payable to Continental from the issuance of the New Certificates pursuant to the Exchange Offer. The proceeds from the sale of the Old Certificates issued by each Trust were used to purchase Equipment Notes issued by Continental to finance the purchase of the Aircraft.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following information for the year ended December 31, 1992 and for the period January 1, 1993 through April 27, 1993 relates to Continental's predecessor, Holdings. Information for the period April 28,

1993 through December 31, 1993, for the years ended December 31, 1994, 1995 and 1996 and for the six months ended June 30, 1996 and 1997 relates to Continental. The information as to Continental has not been prepared on a consistent basis of accounting with the information as to Holdings due to Continental's adoption, effective April 27, 1993, of fresh start reporting in accordance with the American Institute of Certified Public Accountants' Statement of Position
90-7 -- "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7").

     For the year ended December 31, 1992, for the periods January 1, 1993 through April 27, 1993 and April 28, 1993 through December 31, 1993 and for the year ended December 31, 1994, earnings were not sufficient to cover fixed charges. Additional earnings of $131 million, $979 million, $60 million and $667 million would have been required to achieve ratios of earnings to fixed charges of 1.0. The ratio of earnings to fixed charges for the years ended December 31, 1995 and December 31, 1996 was 1.53 and 1.81, respectively. The ratio of earnings to fixed charges for the three months ended June 30, 1996 and 1997 was
2.57 and 2.48, and for the six months ended June 30, 1996 and 1997 was 2.13 and 2.18, respectively. For purposes of calculating this ratio, earnings consist of earnings before taxes, minority interest and extraordinary items plus interest expense (net of capitalized interest), the portion of rental expense representative of interest expense and amortization of previously capitalized interest. Fixed charges consist of interest expense and the portion of rental expense representative of interest expense.

                               THE EXCHANGE OFFER

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and reference is made to the provisions of the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement and a copy of which is available as set forth under the heading "Available Information".

TERMS OF THE EXCHANGE OFFER

  General

     In connection with the issuance of the Old Certificates pursuant to a Purchase Agreement dated as of June 17, 1997, between the Company and the Initial Purchasers, the Initial Purchasers and their respective assignees became entitled to the benefits of the Registration Rights Agreement.

     Under the Registration Rights Agreement, the Company is obligated to use its best efforts to (i) file the Registration Statement of which this Prospectus is a part for a registered exchange offer with respect to an issue of new certificates identical in all material respects to the Old Certificates within 120 days after June 25, 1997, the Issuance Date, (ii) cause the Registration Statement to become effective under the Securities Act within 180 days after the Issuance Date, (iii) cause the Registration Statement to remain effective until the closing of the Exchange Offer and (iv) consummate the Exchange Offer within 210 calendar days after the Issuance Date. The Company will keep the Exchange Offer open for a period of not less than 30 days. The Exchange Offer being made hereby, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the Registration Rights Agreement.

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal (which together constitute the Exchange Offer), all Old Certificates validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. New Certificates of the same class will be issued in exchange for an equal face amount of outstanding Old Certificates accepted in the Exchange Offer. Old Certificates may be tendered only in integral multiples of $1,000. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders as of [ ]. The Exchange Offer is not conditioned upon any minimum principal amount of Old Certificates being tendered for exchange. However, the obligation to accept Old Certificates for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under "-- Conditions".

     Old Certificates shall be deemed to have been accepted as validly tendered when, as and if the Trustee has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Certificates for the purposes of receiving the New Certificates and delivering New Certificates to such holders.

     Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, including the Exchange Offer No-Action Letters (as defined on page 2 of this prospectus), the Company believes that the New Certificates issued pursuant to the Exchange Offer in exchange for Old Certificates may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquired such Old Certificates directly from the Trustee for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of the Company as defined under Rule 405 of the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Certificates and have no arrangement with any person participate in a distribution of such New Certificates. By tendering the Old Certificates in exchange for New Certificates, each holder, other than a broker-dealer, will represent to the Company that: (i) it is not an affiliate of the Company (as defined under Rule 405 of the Securities Act) nor a broker-dealer tendering Old Certificates acquired directly from the Company for its own account; (ii) any New Certificates to be received by it will be acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such New Certificates and has no arrangement or understanding to participate in a distribution of the New Certificates. If a holder of Old Certificates is engaged in or intends to engage in a distribution of the New Certificates or has any arrangement or understanding with respect to the distribution of the New Certificates to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each Participating Broker-Dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

     In the event that any changes in law or the applicable interpretations of the staff of the Commission do not permit Continental to effect the Exchange Offer, if the Registration Statement is not declared effective within 180 calendar days after the Issuance Date under certain circumstances or the Exchange Offer is not consummated within 210 days after the Issuance Date under certain other circumstances, at the request of a holder not eligible to participate in the Exchange Offer or under certain other circumstances described in the Registration Rights Agreement, Continental will, in lieu of effecting the registration of the New Certificates pursuant to the Registration Statement and at no cost to the holders of Old Certificates, (a) as promptly as practicable file with the Commission a shelf registration statement (the "Shelf Registration Statement") covering resales of the Old Certificates, (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the 180th calendar day after the Issuance Date and (c) use its best efforts to keep effective the Shelf Registration Statement for a period of two years after its effective date (or for such shorter period as shall end when all of the Old Certificates covered by the Shelf Registration Statement have been sold pursuant thereto or may be freely sold pursuant to Rule 144 under the Securities Act).

     In the event that neither the consummation of the Exchange Offer nor the declaration by the Commission of the Shelf Registration Statement to be effective (each a "Registration Event") occurs on or prior to the 210th calendar day following the Issuance Date, the interest rate per annum borne by the Equipment Notes shall be increased by 0.50% from and including such 210th day to but excluding the earlier of (i) the date on which a Registration Event occurs and (ii) the date on which all of the Certificates otherwise become transferable by Certificateholders (other than affiliates or former affiliates of Continental) without further registration under the Securities Act. In the event that the Shelf Registration Statement ceases to be effective at any time during the period specified by the Registration Rights Agreement for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate per annum borne by the Equipment Notes shall be increased by 0.50% from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective (or, if earlier, the end of such period specified by the Registration Rights Agreement).

     Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Certificates who do not exchange their Old Certificates for New Certificates in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Certificates, unless such Old Certificates are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Company will have no obligation to
do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk
Factors -- Risk Factors Relating to the Certificates -- Consequences of Failure to Exchange".

  Expiration Date; Extensions; Amendments; Termination

     The term "Expiration Date" shall mean [ ] (30 calendar days following the commencement of the Exchange Offer), unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. Notwithstanding any extension of the Exchange Offer, if the Exchange Offer is not consummated by January 21, 1998, the interest rate borne by the Equipment Notes is subject to increase. See "-- General".

     In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Certificates an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

     The Company reserves the right (i) to delay acceptance of any Old Certificates, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Certificates not previously accepted if any of the conditions set forth herein under "-- Conditions" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Certificates. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Certificates of such amendment.

     Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST ON THE NEW CERTIFICATES

     The New Certificates will accrue interest at the applicable per annum rate for such Trust set forth on the cover page of this Prospectus, from the Issuance Date. Interest on the New Certificates is payable on June 30 and December 30 of each year commencing upon the consummation of the Exchange Offer, subject to the terms of the Intercreditor Agreement.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) certificates for such Old Certificates must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Certificates, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or
(iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD CERTIFICATES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD CERTIFICATES SHOULD BE SENT TO THE COMPANY. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

     The tender by a holder of Old Certificates will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Only a holder of Old Certificates may tender such Old Certificates in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Certificates are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

     Any beneficial owner whose Old Certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Certificates, either make appropriate arrangements to register ownership of the Old Certificates in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution") unless the Old Certificates tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Certificates listed therein, such Old Certificates must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the Old Certificates on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the Old Certificates.

     If the Letter of Transmittal or any Old Certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Certificates will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Certificates not properly tendered or any Old Certificates the acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to particular Old Certificates. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Certificates must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Certificates, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Certificates will not be deemed to have been made until such irregularities have been cured or waived. Any Old Certificates received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old Certificates, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its sole discretion, subject to the provisions of the Pass Through Trust Agreements, to (i) purchase or make offers for any Old Certificates that remain outstanding subsequent to the Expiration Date or, as set forth under "-- Conditions," to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement and (ii) to the extent permitted by applicable law, purchase Old Certificates in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

ACCEPTANCE OF OLD CERTIFICATES FOR EXCHANGE; DELIVERY OF NEW CERTIFICATES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Certificates properly tendered will be accepted, promptly after the Expiration Date, and the New Certificates will be issued promptly after acceptance of the Old Certificates. See "-- Conditions" below. For purposes of the Exchange Offer, Old Certificates shall be deemed to have been accepted for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of New Certificates for Old Certificates that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Certificates or a timely Book-Entry Confirmation of such Old Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Certificates are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Certificates are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged Old Certificates will be returned without expense to the tendering holder thereof (or, in the case of Old Certificates tendered by book-entry transfer procedures described below, such nonexchanged Old Certificates will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Certificates at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Certificates by causing the Book-Entry Transfer Facility to transfer such Old Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Certificates may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under

"-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the Old Certificates desires to tender such Old Certificates, and the Old Certificates are not immediately available, or time will not permit such holder's Old Certificates or other required documents to reach the Exchange Agent before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Certificates and the amount of Old Certificates tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Certificates, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Certificates, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

     Tenders of Old Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date at one of the addresses set forth below under "-- Exchange Agent". Any such notice of withdrawal must specify the name of the person having tendered the Old Certificates to be withdrawn, identify the Old Certificates to be withdrawn (including the principal amount of such Old Certificates) and (where certificates for Old Certificates have been transmitted) specify the name in which such Old Certificates are registered, if different from that of the withdrawing holder. If certificates for Old Certificates have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Certificates have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Certificates and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Certificates so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Certificates which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Certificates tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Certificates will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Certificates) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Certificates may be retendered by following one of the procedures described under "-- Procedures for Tendering" and "-- Book-Entry Transfer" above at any time on or prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, Old Certificates will not be required to be accepted for exchange, nor will New Certificates be issued in exchange for, any Old Certificates, and the Company may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Certificates, if because of any change in law, or applicable interpretations thereof by the Commission, the Company determines that it is not permitted to effect the Exchange Offer, and the Company has no obligation to, and will not knowingly, permit acceptance of tenders of Old Certificates from affiliates of the Company (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the Commission, or if the New Certificates to be received by such holder or holders of Old Certificates in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

EXCHANGE AGENT

     Wilmington Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

       By Mail or Overnight Delivery:                             By Hand:
          Wilmington Trust Company                        Wilmington Trust Company
          1100 North Market Street                  1105 North Market Street, 1st Floor
      Wilmington, Delaware 19890-0001                    Wilmington, Delaware 19890
           Attention: Jill Rylee                   Attention: Corporate Trust Operations

                            Facsimile Transmission:
                                 (302) 651-1079

                             Confirm by Telephone:
                                 (302) 651-8869
                                   Jill Rylee

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy, electronic mail or in person by officers and regular employees of the Company.

     The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Certificates, and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the Exchange Offer will be paid by the Company, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Certificates pursuant to the Exchange Offer. If, however, certificates representing New Certificates or Old Certificates for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Certificates tendered, or if tendered Old

Certificates are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Certificates pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

                      DESCRIPTION OF THE NEW CERTIFICATES

     The New Certificates will be issued pursuant to four separate Pass Through Trust Agreements. The following summary describes all material terms of the Certificates and the Pass Through Trust Agreements. The summary does not purport to be complete, and reference is made to all of the provisions of the New Certificates, the Pass Through Trust Agreements and the Intercreditor Agreement, which have been filed as exhibits to the Registration Statement and copies of which are available as set forth under the heading "Available Information". Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts are substantially the same, except as described under "-- Subordination" below and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each of the Class A Trust, the Class B Trust, the Class C Trust and the Class D Trusts will differ. The references to Sections in parentheses in the following summary are to the relevant Sections of the Pass Through Trust Agreements unless otherwise indicated.

GENERAL

     The New Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under "-- Book Entry; Delivery and Form". (Section 3.01) Each New Certificate will represent a fractional undivided interest in the Trust created by the Pass Through Trust Agreement pursuant to which such Certificate is issued. (Section 3.01) The Trust Property of each Trust consists of (i) subject to the Intercreditor Agreement, Equipment Notes issued on a recourse basis by Continental in connection with each separate secured loan transaction with respect to each Aircraft to finance the purchase of such Aircraft by Continental, (ii) the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights), (iii) except for the Class D Trust, all monies receivable under the Liquidity Facility for such Trust and (iv) funds from time to time deposited with the Trustee in accounts relating to such Trust. The New Certificates represent pro rata shares of the Equipment Notes and other property held in the related Trust and will be issued only in minimum denominations of $1,000 and integral multiples thereof. (Section 3.01).

     The Certificates represent interests in the respective Trusts, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Section 3.11) The Certificates do not represent an interest in or obligation of Continental, the Trustees, any of the Loan Trustees or the Second Mortgagee in their individual capacities, or any affiliate of any thereof.

SUBORDINATION

     Pursuant to the Intercreditor Agreement to which the Trustees, the Subordination Agent and the Liquidity Provider are parties, on each Distribution Date, so long as no Triggering Event shall have occurred (whether or not continuing), all payments received by the Subordination Agent in respect of Equipment Notes (whether under any Indenture or the Second Indenture) and certain other payments will be distributed under the Intercreditor Agreement in the following order: (1) payment of certain Liquidity Obligations to the Liquidity Provider; (2) payment of Expected Distributions to the holders of Class A Certificates; (3) payment of Expected Distributions to the holders of Class B Certificates; (4) payment of Expected Distributions to the holders of Class C Certificates; (5) payment of Expected Distributions to the holders of Class D Certificates; and (6) payment of certain fees and expenses of the Subordination Agent and the Trustees.

     In addition, upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes (whether under any Indenture or the Second Indenture) and certain other payments will be distributed under the Intercreditor Agreement in the following order: (1) to reimburse the Subordination Agent, the Trustees and certain other parties for the payment of the Administration Expenses and to the Liquidity Provider in payment of the Liquidity Obligations; (2) to the holders of Class A Certificates in payment of Adjusted Expected Distributions; (3) to the holders of Class B Certificates in payment of Adjusted Expected Distributions; (4) to the holders of Class C Certificates in payment of Adjusted Expected Distributions; and (5) to the holders of Class D Certificates in payment of Adjusted Expected Distributions.

     For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions or Adjusted Expected Distributions.

     The priority of distributions after a Triggering Event will have the effect in certain circumstances of requiring the distribution to more senior Classes of Certificates of payments received in respect of one or more junior series of Equipment Notes. If this should occur, the interest accruing on the remaining Equipment Notes would in the aggregate be less than the interest accruing on the remaining Certificates because such Certificates include a relatively greater proportion of junior Classes with relatively higher interest rates. As a result of such possible interest shortfalls, the holders of one or more junior Classes of Certificates may not receive the full amount due them after a Triggering Event even if all Equipment Notes are eventually paid in full.

PAYMENTS AND DISTRIBUTIONS

     Payments of principal, premium (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

     The Equipment Notes held in each Trust accrue interest at the applicable rate per annum for Certificates to be issued by such Trust set forth on the cover page of this Prospectus, payable on June 30 and December 30 of each year, commencing on December 30, 1997. Such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, in each case, subject to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest rates for the Equipment Notes are subject to change under certain circumstances. See "The Exchange Offer -- Terms of the Exchange Offer -- General". Payments of interest applicable to the Certificates issued by each of the Trusts (other than the Class D Trust) are supported by a separate Liquidity Facility provided by the Liquidity Provider for the benefit of the holders of such Certificates in an aggregate amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on up to three successive Regular Distribution Dates (without regard to any future payments of principal on such Certificates). The Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class, any interest on the Certificates of such Class in excess of the Stated Interest Rates, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or premium on the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust (other than the Class D Trust) will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See "Description of the Liquidity Facilities".

     Payments of principal of the Equipment Notes held in each Trust are scheduled to be received by the Trustee on June 30 of each year, commencing on June 30, 1998. Scheduled payments of interest or principal on the Equipment Notes are herein referred to as "Scheduled Payments", and June 30 and December 30 of each year are herein referred to as "Regular Distribution Dates". See "Description of the Equipment Notes -- Principal and Interest Payments". The "Final Maturity Date" for the Class A Certificates is December 30,

2008, for the Class B Certificates is December 30, 2006, for the Class C Certificates is December 30, 2005 and for the Class D Certificates is June 30, 2001.

     The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal of or interest on Equipment Notes held on behalf of such Trust, subject to the Intercreditor Agreement. Each such distribution of Scheduled Payments will be made by the applicable Trustee to the Certificateholders of record of the relevant Trust on the Record Date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02) If a Scheduled Payment is not received by the applicable Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed to such holders of record on the date received. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

     Any payment in respect of, or any proceeds of, any Equipment Note or the Collateral under (and as defined in) each Indenture and the Second Indenture other than a Scheduled Payment (each, a "Special Payment") will be scheduled to be distributed on, in the case of an early redemption or a purchase of the Equipment Notes relating to one or more Aircraft, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each a "Special Distribution Date"), subject to the Intercreditor Agreement. Each Trustee will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related Record Date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or the occurrence of a Triggering Event, such notice will be mailed not less than 20 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c)) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Trustee to the Certificateholders of record of such Trust on the Record Date applicable to such Special Payment. (Section 4.02(b)) See "-- Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes -- Redemption".

     Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement also requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee, which shall be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02)

     The final distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See
"-- Termination of the Trusts" below. Distributions in respect of Certificates issued in global form will be made as described in "-- Book Entry; Delivery and Form" below.

     If any Regular Distribution Date or Special Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Houston, Texas, or

Wilmington, Delaware (any other day being a "Business Day"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day without additional interest.

POOL FACTORS

     The "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of interest or premium or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Section 1.01)

     The "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust or for the Certificates issued by any Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Section 1.01) The Pool Factor for each Trust was 1.0000000 on the Issuance Date, and will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date. (Section 4.03)

     As of the Issuance Date, assuming that no early redemption or default in the payment of principal of any Equipment Notes shall occur, the Scheduled Payments of principal of the Equipment Notes held in each

Trust, and the resulting Pool Factors for each Trust after taking into account each such Scheduled Payment, will be as set forth below:

                   1997-2A                     1997-2B                     1997-2C                     1997-2D
                    TRUST                       TRUST                       TRUST                       TRUST
                  EQUIPMENT                   EQUIPMENT                   EQUIPMENT                   EQUIPMENT
                    NOTES        1997-2A        NOTES        1997-2B        NOTES        1997-2C        NOTES        1997-2D
                  SCHEDULED       TRUST       SCHEDULED       TRUST       SCHEDULED       TRUST       SCHEDULED       TRUST
                 PAYMENTS OF    EXPECTED     PAYMENTS OF    EXPECTED     PAYMENTS OF    EXPECTED     PAYMENTS OF    EXPECTED
     DATE         PRINCIPAL    POOL FACTOR    PRINCIPAL    POOL FACTOR    PRINCIPAL    POOL FACTOR    PRINCIPAL    POOL FACTOR
---------------  -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
June 25,
  1997.........  $        0     1.0000000    $        0     1.0000000    $        0     1.0000000    $        0     1.0000000
December 30,
  1997.........           0     1.0000000             0     1.0000000             0     1.0000000             0     1.0000000
June 30,
  1998.........   2,072,340     0.9723179       707,630     0.9723182     1,200,930     0.9558579     6,268,576     0.7709607
December 30,
  1998.........           0     0.9723179             0     0.9723182             0     0.9558579             0     0.7709607
June 30,
  1999.........   2,072,340     0.9446357       707,626     0.9446365     2,324,830     0.8704051     6,383,644     0.5377171
December 30,
  1999.........           0     0.9446357             0     0.9446365             0     0.8704051             0     0.5377171
June 30,
  2000.........   2,072,443     0.9169522       708,031     0.9169391     3,175,629     0.7536797     7,147,618     0.2765597
December 30,
  2000.........           0     0.9169522             0     0.9169391             0     0.7536797             0     0.2765597
June 30,
  2001.........   2,212,604     0.8873964       755,523     0.8873837     3,625,577     0.6204159     7,569,162     0.0000000
December 30,
  2001.........           0     0.8873964             0     0.8873837             0     0.6204159             0     0.0000000
June 30,
  2002.........   3,541,842     0.8400848     2,074,022     0.8062500     1,510,530     0.5648939             0     0.0000000
December 30,
  2002.........           0     0.8400848             0     0.8062500             0     0.5648939             0     0.0000000
June 30,
  2003.........   4,513,933     0.7797881     2,134,967     0.7227321     7,479,240     0.2899825             0     0.0000000
December 30,
  2003.........           0     0.7797881             0     0.7227321             0     0.2899825             0     0.0000000
June 30,
  2004.........   5,687,498     0.7038150     7,398,224     0.4333207     7,889,264     0.0000000             0     0.0000000
December 30,
  2004.........           0     0.7038150             0     0.4333207             0     0.0000000             0     0.0000000
June 30,
  2005.........   8,112,933     0.5954432    11,076,977     0.0000000             0     0.0000000             0     0.0000000
December 30,
  2005.........           0     0.5954432             0     0.0000000             0     0.0000000             0     0.0000000
June 30,
  2006.........  18,205,098     0.3522611             0     0.0000000             0     0.0000000             0     0.0000000
December 30,
  2006.........           0     0.3522611             0     0.0000000             0     0.0000000             0     0.0000000
June 30,
  2007.........  26,370,969     0.0000000             0     0.0000000             0     0.0000000             0     0.0000000

     The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase, or a default in the payment of principal or interest in respect of one or more issues of the Equipment Notes held in a Trust, as described in "-- Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes -- Redemption".

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the applicable Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (i) and (ii) below):

          (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

          (ii) the amount of such distribution allocable to interest; and

          (iii) the Pool Balance and the Pool Factor for such Trust. (Section 4.03)

     With respect to the Certificates registered in the name of Cede, as nominee for DTC, on the Record Date prior to each Distribution Date, the applicable Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to holders of Certificates. (Section 4.03(a))

     In addition, within a reasonable period of time after the end of each calendar year, the applicable Trustee will furnish to each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. (Section 4.03(b)) With respect to Certificates registered in the name of Cede, as nominee for DTC, such report and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. (Section 4.03(b))

     With respect to the Certificates issued in definitive form, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name of such Certificateholder appears on the records of the registrar of the Certificates.

INDENTURE DEFAULTS AND CERTAIN RIGHTS UPON AN INDENTURE DEFAULT

     Upon the occurrence and continuation of an event of default under an Indenture (an "Indenture Default"), the Controlling Party will direct the Indenture Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. See "Description of Intercreditor Agreement -- Sale of Equipment Notes and Aircraft". The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of any Indenture Default may be very limited and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Continental, any Liquidity Provider or any Trustee.

     The Equipment Notes issued with respect to each Aircraft are entitled to a second priority security interest on each of the other Aircraft. However, since the second priority security interest would not be entitled to the benefits of
Section 1110 in a reorganization under the Bankruptcy Code of Continental, the excess proceeds realized from the disposition of any particular Aircraft might not immediately be available to offset shortfalls on the Equipment Notes relating to any other Aircraft, but rather would be held as cash collateral securing all of the Equipment Notes subject to the lien of the Second Indenture. See "Description of Equipment Notes -- Remedies". All payments made under the Second Indenture in respect of the Equipment Notes will be made to the Subordination Agent which will distribute such payments as provided in the Intercreditor Agreement. See "Description of the New Certificates -- Payments and Distributions".

     Any amount, other than Scheduled Payments received on a Regular Distribution Date, distributed to the Trustee of any Trust by the Subordination Agent on account of any Equipment Note or Trust Indenture Estate (as defined in each Indenture) held in such Trust following an Indenture Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02)

     Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) Such permitted investments are defined as obligations of the United States or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States is pledged and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

     Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of any default, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in a payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02) The term "default" as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded.

     In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Wilmington Trust Company will be the initial Trustee under each Trust.

     Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement at the request of such Certificateholders. (Section 7.03(e))

     Subject to certain qualifications set forth in the Pass Through Trust Agreements and to the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)

     In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past "event of default" under such Trust (i.e., any Indenture Default under any Indenture) and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences and thereby annul any direction given by such holders or Trustee to such Loan Trustee or the Second Mortgagee with respect thereto, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes and (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture provides that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder.

Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

     Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Trustee and each Certificateholder of the same Class, (i) the Class B Certificateholders will have the right to purchase all, but not less than all, of the Class A Certificates, (ii) the Class C Certificateholders will have the right to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates and (iii) the Class D Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates, the Class B Certificates and the Class C Certificates, in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase without premium but including any other amounts due to the Certificateholders of such Class or Classes. In each case, if prior to the end of the ten-day period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. (Section 6.01(b))

PTC EVENT OF DEFAULT

     A PTC Event of Default is defined under each Pass Through Trust Agreement as the failure to pay within 10 Business Days of the due date thereof: (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Maturity Date for such Class or (ii) interest due on such Class of Certificates on any Distribution Date (unless, in the case of the Class A, B or C Certificates, the Subordination Agent shall have made Interest Drawings, or drawings on the Cash Collateral Account for such Class of Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto). Any failure to make expected principal distributions on any Class of Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Default under all Indentures will constitute a Triggering Event.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     Continental is prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless (i) the surviving successor or transferee corporation shall (a) be a "citizen of the United States" as defined in Title 49 of the United States Code, as amended, relating to aviation (the "Transportation Code"), (b) be a United States certificated air carrier and (c) expressly assume all of the obligations of Continental contained in the Pass Through Trust Agreements, the Participation Agreements, the Indentures and the Second Indenture; and (ii) Continental shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction complies with such conditions. (Section 5.02) Additionally, after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. (Indenture, Section 4.09)

     The Pass Through Trust Agreements, the Participation Agreements, the Indentures and the Second Indenture do not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Continental.

MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

     Each Pass Through Trust Agreement contains provisions permitting, at the request of the Company, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Intercreditor Agreement, the Registration Rights Agreement or the Liquidity Facility for such Trust, without the consent of the holders of any of the Certificates of such Trust, (i) to evidence the succession of another corporation to Continental and the assumption by such corporation of Continental's obligations under such Pass Through Trust Agreement, the Registration Rights Agreement or such Liquidity Facility, (ii) to add to the covenants of Continental for the benefit of holders of such Certificates or to surrender any right or power conferred upon Continental in such Pass Through Trust Agreement, the Registration Rights Agreement or such Liquidity Facility,
(iii) to correct or supplement any provision of such Pass Through Trust Agreement, the Intercreditor Agreement, the Registration Rights Agreement or such Liquidity Facility which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the Intercreditor Agreement, the Registration Rights Agreement or such Liquidity Facility, as applicable, or to cure any ambiguity, correct any mistake or to modify any other provisions with respect to matters or questions arising under such Pass Through Trust Agreement, the Intercreditor Agreement, the Registration Rights Agreement or such Liquidity Facility, provided such action shall not materially adversely affect the interests of the holders of such Certificates, or (without limitation of the foregoing) as provided in the Intercreditor Agreement to give effect to or provide for Replacement Facilities, (iv) to comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, any regulatory body or the Registration Rights Agreement to effectuate the Exchange Offer, (v) to modify, eliminate or add to such Pass Through Trust Agreement such other provisions as may be expressly permitted by the Trust Indenture Act and (vi) to evidence and provide for a successor Trustee or to add to or change any provision of such Pass Through Trust Agreement as shall be necessary to facilitate the administration of the Trust thereunder by more than one Trustee, provided that in each case, such modification or supplement does not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.01)

     Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of amendments or supplements for the purposes of adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, the Registration Rights Agreement or the Liquidity Facility with respect to such Trust or of modifying the rights and obligations of the Certificateholders, except that no such amendment or supplement may, without the consent of the holder of each Certificate so affected thereby, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments with respect to the Equipment Notes or other Trust Property held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes, (c) alter the priority of distributions specified in the Intercreditor Agreement in a manner adverse to the Certificateholders, (d) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement, (e) modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment or (f) adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.02)

     In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Equipment Note, the Second Indenture, any Participation Agreement or any other related document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust as of the date of such notice. The Trustee shall request from the Certificateholders a direction as to (a) whether or not to take or refrain from taking (or direct the

Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to take, (b) whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party and (c) how to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto. Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing), (i) other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment
Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust and (ii) as the Controlling Party, the Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. For purposes of the immediately preceding sentence, a Certificate shall have been "actually voted" if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to two Business Days before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee and/or the Second Mortgagee, as the case may be, of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee and/or the Second Mortgagee, as the case may be, of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, any relevant Equipment Note, the Second Indenture, any Participation Agreement or any other related document, if an Indenture Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01)

TERMINATION OF THE TRUSTS

     The obligations of Continental and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will send to each Certificateholder of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01)

THE TRUSTEES

     The Trustee for each Trust is Wilmington Trust Company.

     With certain exceptions, the Trustees make no representations as to the validity or sufficiency of the Pass Through Trust Agreements, the Certificates, the Intercreditor Agreement, the Equipment Notes, the Indentures, the Participation Agreements or other related documents. (Sections 7.04 and 7.15) The Trustee of any Trust shall not be liable, with respect to the Certificates of such Trust, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of Certificates of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust. Subject to certain provisions, the Trustees shall be under no obligation to exercise any of their rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there shall have been offered to the Trustees reasonable security and indemnity. (Section 7.03(e)) Each Pass Through Trust Agreement provides that the Trustees in their individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Continental or with any Loan Trustee with the same rights they would have if they were not the Trustees. (Section 7.05)

     Any Trustee may resign with respect to any or all of the Trusts of which it is the Trustee at any time, in which event Continental will be obligated to appoint a successor trustee. If any Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, Continental may remove such Trustee, or any holder of the Certificates of such Trust for at least six months may, on behalf of such holder and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of a successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. (Sections 7.09 and 7.10) Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the Trustee should be read to take into account the possibility that the Trusts could have different successor trustees in the event of such a resignation or removal.

     Each Pass Through Trust Agreement provides that Continental will pay or cause to be paid the applicable Trustee's fees and expenses. (Section 7.07)

BOOK-ENTRY; DELIVERY AND FORM

     The New Certificates of each Trust will be represented by one or more permanent global Certificates, in definitive, fully registered form without interest coupons (the "Global Certificates"), to be deposited with the Trustee as custodian for DTC and registered in the name of Cede, as nominee for DTC.

     DTC has advised Continental as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provision of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Ownership of beneficial interests in Global Certificates is limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global Certificates is shown on, and the transfer of that ownership is effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates.

     So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificates for all purposes under the related Pass Through Trust Agreements. No beneficial owners of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Pass Through Trust Agreements and, if applicable, Euroclear or Cedel.

     Payments of the principal of, premium, if any, and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither Continental, the Trustee, nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Continental expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Certificates will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such Global Certificates, as shown on the records of DTC or its nominee. Continental also expects that payments by participants to owners of beneficial interests in such Global Certificates held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Neither Continental nor the Trustee has any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     If DTC is at any time unwilling or unable to continue as a depositary for the Global Certificates and a successor depositary is not appointed by within 90 days, the Trusts will issue certificates in definitive, fully registered form in exchange for the Global Certificates.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

     The following summary describes all material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and reference is made to all of the provisions of the Liquidity Facilities and certain provisions of the Intercreditor Agreement, each of which has been filed as an exhibit to the Registration Statement and copies of which are available as set forth under the heading "Available Information". The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

GENERAL

     The Liquidity Provider has entered into a separate Liquidity Facility with the Subordination Agent with respect to the Certificates of each of the Trusts (other than the Class D Trust) pursuant to which the Liquidity Provider will make one or more advances to the Subordination Agent to pay interest on such Certificates subject to certain limitations. The Liquidity Facility for each Trust (other than the Class D Trust) is intended to enhance the likelihood of timely receipt by the Certificateholders of such Trust of the interest payable on the Certificates of such Trust at the Stated Interest Rate therefor on up to three consecutive semiannual Regular Distribution Dates. If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for any Trust (other than the Class D Trust), the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. Although Kredietbank N.V., acting through its New York branch, is the initial liquidity provider for each of the Trusts (other than the Class D Trust), it may be replaced by one or more other entities with respect to the Trusts under certain circumstances. Therefore, the liquidity provider for each Trust may differ.

DRAWINGS

     The initial amount available under the Liquidity Facilities for the Class A Trust, the Class B Trust and the Class C Trust is $8,101,025, $2,766,630 and $2,967,925, respectively. Except as otherwise provided below, the Liquidity Facility for each of the Class A, Class B and Class C Trusts will enable the Subordination Agent to make Interest Drawings thereunder promptly after any Regular Distribution Date to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest; provided, however, that the maximum amount available to be drawn under the Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The Liquidity Facility for each applicable Trust does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Trust or any interest on the Certificates of such Trust in excess of the

Stated Interest Rate for such Trust or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Trust. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6)

     Each payment by the Liquidity Provider under each Liquidity Facility reduces pro tanto the Maximum Available Commitment under such Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings under the Liquidity Facility for any Trust, upon reimbursement of the Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Liquidity Facility in respect of interest on the Certificates of such Trust will be reinstated to an amount not to exceed the then Required Amount of such Liquidity Facility; provided, however, that such Liquidity Facility will not be so reinstated at any time after (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. The Required Amount of the Liquidity Facility for any Trust will be automatically increased or reduced from time to time to an amount equal to the next three successive interest payments due on the Certificates of such Trust (without regard to expected future payment of principal of such Certificates) at the Stated Interest Rate for such Trust. (Liquidity Facilities, Section 2.04(a); Intercreditor Agreement, Section 3.6(j))

     If at any time the short-term unsecured debt rating of the Liquidity Provider then issued by either Rating Agency is lower than the Threshold Rating, each Liquidity Facility provided by the Liquidity Provider will be required to be replaced by a Replacement Facility. In the event that such Liquidity Facility is not replaced with a Replacement Facility within 30 days after notice of the downgrading and as otherwise provided in the Intercreditor Agreement, the Subordination Agent will request the Downgrade Drawing in an amount equal to the then Maximum Available Commitment thereunder and will hold the proceeds thereof in the Cash Collateral Account for such Trust as cash collateral to be used for the same purposes and under the same circumstances as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(c))

     A "Replacement Facility" for any Liquidity Facility means an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the Certificates of such Trust (at the Stated Interest Rate for such Trust, and without regard to expected future principal payments) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility and issued by a Person (or Persons) having unsecured short-term debt ratings issued by both Rating Agencies which are equal to or higher than the Threshold Rating. Without limitation of the form that a Replacement Facility otherwise may have pursuant to the preceding sentence, a Replacement Facility for any Class of Certificates may have a stated expiration date earlier than 15 days after the Final Maturity Date of such Class of Certificates so long as such Replacement Facility provides for the Non-Extension Drawing described below. (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as "Controlling Party") under the Intercreditor Agreement as the initial Liquidity Provider.

     "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's.

     The Liquidity Facility for each applicable Trust provides that the Liquidity Provider's obligations thereunder will expire on the earliest of (i) 15 days later than the Final Maturity Date for the Certificates of such Trust;
(ii) the date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full; (iii) the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility; (iv) the date on which the Liquidity Provider makes a Final Drawing thereunder (see "-- Liquidity Events of Default"); and (v) the date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility.

     The Intercreditor Agreement provides for the replacement of any Replacement Facility for any applicable Trust (other than a Replacement Facility which expires no earlier than 15 days later than the Final Maturity Date for the Certificates of such Trust) in the event that such Replacement Facility is not extended at least 25 days prior to its then scheduled expiration date. In the event such Replacement Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent shall request the Non-Extension Drawing in an amount equal to the then maximum available commitment thereunder and hold the proceeds thereof in the Cash Collateral Account for such Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of interest drawings under such Replacement Facility would be used. (Intercreditor Agreement, Section 3.6(d))

     Continental may, subject to certain limitations, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any applicable Trust (including without limitation any Replacement Facility described in the following sentence). If any Replacement Facility is provided at any time after the Downgrade Drawing (or a Non-Extension Drawing in the case of a Replacement Facility) under such Liquidity Facility, the funds with respect to the relevant Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.6(e))

     The Subordination Agent will hold the proceeds of a Final Drawing made in accordance with the provisions set forth under "-- Liquidity Events of Default" below in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.6(e))

     Drawings under any Liquidity Facility (other than a Final Drawing) will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by any Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.

REIMBURSEMENT OF DRAWINGS

     Amounts drawn under any Liquidity Facility by reason of an Interest Drawing or the Final Drawing will be immediately due and payable, together with interest on the amount of such drawing, with respect to the period from the date of its borrowing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of such Interest Drawing, at the Base Rate plus 1.75% per annum, and thereafter, at LIBOR for the applicable Interest Period plus 1.75% per annum, provided that, in the case of the Final Drawing, the Subordination Agent may convert the Final Drawing into a Drawing bearing interest at the Base Rate plus 1.75% per annum on the last day of an Interest Period for such Drawing; provided, further, that the Subordination Agent will be obligated to reimburse such amounts only to the extent that the Subordination Agent has funds available therefor.

     The amount drawn under any Liquidity Facility or any Replacement Facility for any Trust by reason of a Downgrade Drawing (or a Non-Extension Drawing in the case of a Replacement Facility) will be treated as follows: (i) such amount will be released on any Distribution Date to the relevant liquidity provider to the extent that such amount exceeds the Required Amount; (ii) any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings; and (iii) the balance of such amount will be invested in Eligible Investments. A Downgrade Drawing under any of the initial Liquidity Facilities (other than any portion thereof applied to the payment of interest on the Certificates) will bear interest (i) during the period from the date of its borrowing to (but excluding) the third business day following the Liquidity Provider's receipt of the notice of such Downgrade Drawing, at the Base Rate plus .45% per annum on the amount of such Downgrade Drawing and (ii) thereafter, at a rate equal to LIBOR for the applicable Interest Period plus .45% per annum, provided that the Subordination Agent will be obligated to pay such amount only to the extent that the Subordination Agent has funds available therefor. (Liquidity Facilities, Section 2.06)

LIQUIDITY EVENTS OF DEFAULT

     Events of Default under each Liquidity Facility (each, a "Liquidity Event of Default") will consist of: (i) the acceleration of all the Equipment Notes and (ii) certain bankruptcy or similar events involving Continental. (Liquidity Facilities, Section 1.01)

     If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the Liquidity Provider may, in its discretion, cause a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder. After such Final Drawing, (i) the Liquidity Provider will have no further obligation to make Drawings under the Liquidity Facility, (ii) any Drawing remaining unreimbursed will automatically be converted into a Final Drawing under such Liquidity Facility, and (iii) all amounts owing to the Liquidity Provider will automatically be accelerated. Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement -- Priority of Distributions". (Liquidity Facilities, Section 6.01) Upon the circumstances described below under "Description of the Intercreditor Agreement -- Intercreditor Rights", a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

LIQUIDITY PROVIDER

     The initial Liquidity Provider for each Trust (other than the Class D Trust) will be Kredietbank N.V., a bank organized under the laws of Belgium, acting through its New York branch. Kredietbank N.V. has short term debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

     The following summary describes all material provisions of the Intercreditor Agreement. The summary does not purport to be complete and reference is made to all of the provisions of the Intercreditor Agreement, which has been filed as an exhibit to the Registration Statement and is available as set forth under the heading "Available Information".

INTERCREDITOR RIGHTS

  Controlling Party

     Pursuant to the Intercreditor Agreement, the Trustees and the Liquidity Provider have agreed that, with respect to any Indenture and (in the case of clause (b) below) the Second Indenture at any given time, the Loan Trustee or the Second Mortgagee, as the case may be, will be directed (a) in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to this clause (a) in accordance with the directions of the Trustees (in the case of each such Trustee, with respect to the Equipment Notes issued under such Indenture and held as Trust Property of such Trust) constituting, in the aggregate, directions with respect to such principal amount of Equipment Notes), so long as no Indenture Default shall have occurred and be continuing thereunder, and (b) after the occurrence and during the continuance of an Indenture Default under such Indenture, in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including exercising remedies thereunder or with respect to such Equipment Notes (including acceleration of such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes), or under the Second Indenture, by the Controlling Party, subject to the limitations described below. See "Description of the New Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. Notwithstanding the foregoing, at any time after 18 months from the earlier to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remain unreimbursed and (y) the date on which all Equipment Notes shall have been accelerated, the Liquidity Provider will have the right to elect to become the Controlling Party with respect to any Indenture. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes -- Remedies".

  Sale of Equipment Notes or Aircraft

     Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of Continental, without the consent of each Trustee, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

     The Subordination Agent may from time to time during the continuance of an Indenture Default (and before the occurrence of a Triggering Event) commission Appraisals with respect to an Aircraft at the request of the Controlling Party. (Intercreditor Agreement, Section 4.1(a)(iii))

PRIORITY OF DISTRIBUTIONS

     So long as no Triggering Event shall have occurred, the payments in respect of the Equipment Notes (whether under any Indenture or the Second Indenture) and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

          (i) to pay the Liquidity Obligations (other than any interest accrued thereon or the principal amount of any Drawing) (the "Liquidity Expenses") to the Liquidity Provider;

          (ii) to pay interest accrued on the Liquidity Obligations to the Liquidity Provider;

          (iii) to pay or reimburse the Liquidity Provider for the Liquidity Obligations (other than amounts payable pursuant to clauses (i) and (ii) above) and/or, if applicable, to replenish each Cash Collateral Account up to the Required Amount;

          (iv) to pay Expected Distributions to the holders of Class A Certificates;

          (v) to pay Expected Distributions to the holders of Class B Certificates;

          (vi) to pay Expected Distributions to the holders of Class C Certificates;

        (vii) to pay Expected Distributions to the holders of Class D Certificates; and

          (viii) to pay certain fees and expenses of the Subordination Agent and the Trustees.

     "Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates and (y) the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment or acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates.

     Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes whether under any Indenture or the Second Indenture and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

          (i) to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or any Trustee or to reimburse any Certificateholder or the Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes or any Trust Indenture Estate (the "Administration Expenses");

          (ii) to the Liquidity Provider, to pay the Liquidity Expenses;

          (iii) to the Liquidity Provider, to pay interest accrued on the Liquidity Obligations;

          (iv) to the Liquidity Provider, to pay the outstanding amount of all Liquidity Obligations and/or, if applicable, with respect to any particular Liquidity Facility, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and be continuing under such Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) is applicable);

          (v) to pay certain fees, taxes, charges and other amounts payable to the Subordination Agent, any Trustee or any Certificateholder;

          (vi) to pay Adjusted Expected Distributions to the holders of Class A Certificates;

          (vii) to pay Adjusted Expected Distributions to the holders of Class B Certificates;

        (viii) to pay Adjusted Expected Distributions to the holders of Class C Certificates; and

          (ix) to pay Adjusted Expected Distributions to the holders of Class D Certificates.

     "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest on such Certificates and (2) the greater of:

          (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any unpaid acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and
     (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, and

          (B) the amount of the excess, if any, of (i) the amount described in subclause (A)(x), over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date; provided that, until the date of the initial LTV Appraisals, clause (B) shall not apply.

     For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions or Adjusted Expected Distributions.

     "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means the sum of the applicable LTV Collateral Amounts for each Aircraft, minus the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution on such Distribution Date of principal of the Equipment Notes held by the Trust or Trusts of such senior Class or Classes.

     "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event or Loss under and as defined in the relevant Indenture, the amount of the insurance proceeds paid to the related Loan Trustee and/or the Second Mortgagee in respect thereof to the extent then held by such Loan Trustee and/or the Second Mortgagee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee and/or the Second Mortgagee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

     "LTV Ratio" means for the Class A Certificates 41.00%, for the Class B Certificates 55.00%, for the Class C Certificates 69.90% and for the Class D Certificates 84.89%.

     "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three Appraisals of such Aircraft. After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent shall obtain LTV Appraisals for the Aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

     "Appraisal" means a fair market value appraisal (which may be a "desktop" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

     Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates of any Trust (other than the Class D Trust), will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider.

VOTING OF EQUIPMENT NOTES

     In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, modification, consent or waiver under such Equipment Note, the related Indenture or the Second Indenture (or, if applicable, the related Participation Agreement or other related document), (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture (or, in the case of the Second Indenture, any Indenture), the Subordination Agent shall request instructions from the Trustees and shall vote or consent in accordance with the directions of the Trustees (in the case of each such Trustee, with respect to the Equipment Notes held in such Trust) constituting, in the aggregate, directions with respect to the requisite principal amount of Equipment Notes under such Indenture (or, in the case of the Second Indenture, with respect to the requisite aggregate principal amount of Equipment Notes under all of the Indentures) and (ii) if any Indenture Default shall have occurred and be continuing with respect to such Indenture (or, in the case of the Second Indenture, any Indenture), the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, modification, consent or waiver shall, without the consent of the Liquidity Provider, reduce the amount of principal or interest payable by Continental under any Equipment Note issued under any Indenture or have any other effect which would require the consent of the holder of each Equipment Note as described in "Description of the Equipment Notes -- Modification of Indentures". (Intercreditor Agreement, Section 9.1)

THE SUBORDINATION AGENT

     Wilmington Trust Company is the Subordination Agent under the Intercreditor Agreement. Continental and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration.

     The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

     The Aircraft consist of six Boeing 737-3T0 aircraft manufactured in 1986 and four McDonnell Douglas MD-82 aircraft, one manufactured in 1985, one in 1986 and two in 1987. All of the Aircraft are currently leased by Continental. The Aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

  Boeing 737-3T0 Aircraft

     The Boeing 737-3T0 aircraft is a medium range aircraft with a seating capacity of approximately 128 passengers (2-class). The Boeing 737-3T0 Aircraft are powered by two CFM International CFM56-3B1 engines. Approximately 982 Boeing 737-300 series aircraft have been delivered as of April 30, 1997 (as provided by Boeing).

  McDonnell Douglas MD-82 Aircraft

     The McDonnell Douglas MD-82 aircraft is a medium range aircraft with a seating capacity of approximately 141 passengers (2-class). The McDonnell Douglas MD-82 Aircraft are powered by two Pratt & Whitney JT8D-217A engines. Approximately 990 MD-80 series (MD-81, MD-82 and MD-83) aircraft have been manufactured (as provided by the AISI appraisal letter dated May 20, 1997, attached in Appendix II hereto).

THE APPRAISALS

     The table below sets forth the appraised values and certain additional information regarding the Aircraft.

                                                                AIRCRAFT         APPRAISED VALUE
                                                              REGISTRATION   ------------------------
                AIRCRAFT TYPE                   ENGINE TYPE      NUMBER       AISI      BK      MBA
----------------------------------------------  -----------   ------------   ------   ------   ------
                                                                             (IN MILLIONS OF DOLLARS)
Boeing 737-3T0................................  CFM56-3B1        N12322      $18.98   $18.25   $21.58
Boeing 737-3T0................................  CFM56-3B1        N10323       18.98    18.25    21.58
Boeing 737-3T0................................  CFM56-3B1        N14324       18.98    18.25    21.58
Boeing 737-3T0................................  CFM56-3B1        N69333       18.98    19.00    21.58
Boeing 737-3T0................................  CFM56-3B1        N14334       18.98    19.00    21.58
Boeing 737-3T0................................  CFM56-3B1        N14335       18.98    19.00    21.58
McDonnell Douglas MD-82.......................  JT8D-217A        N12811       15.30    15.55    19.71
McDonnell Douglas MD-82.......................  JT8D-217A        N15820       16.10    17.00    20.67
McDonnell Douglas MD-82.......................  JT8D-217A        N18833       16.90    18.05    21.62
McDonnell Douglas MD-82.......................  JT8D-217A        N10834       16.90    18.05    21.62

     The appraised values set forth in the foregoing chart were determined by three independent aircraft appraisal and consulting firms, AISI, BK and MBA, as of May 20, May 16 and June 6, 1997, respectively. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this Prospectus as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such summaries.

     An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value; the proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The statements under this caption are summaries and do not purport to be complete. The summaries make use of terms defined in and reference is made to all of the provisions of the Equipment Notes, the Indentures, the Second Indenture and the Participation Agreements. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Second Indenture and the Participation Agreement that may be applicable to each Aircraft, forms of which are filed as exhibits to the Registration Statement and are available as set forth under the heading "Available Information".

GENERAL

     The Equipment Notes have been issued in four series with respect to each Aircraft under a separate Indenture between Continental and Wilmington Trust Company, as Loan Trustee. Continental's obligations under the Equipment Notes issued with respect to each Aircraft are general obligations of Continental.

SUBORDINATION

     Series B Equipment Notes issued in respect of any Aircraft are subordinated in right of payment to Series A Equipment Notes issued in respect of such Aircraft, Series C Equipment Notes issued in respect of such Aircraft are subordinated in right of payment to such Series B Equipment Notes and Series D Equipment Notes issued in respect of such Aircraft are subordinated in right of payment to such Series C Equipment Notes. On each Equipment Note payment date,
(i) payments of interest and principal due on Series A Equipment Notes issued in respect of any Aircraft will be made prior to payments of interest and principal due on Series B Equipment Notes issued in respect of such Aircraft,
(ii) payments of interest and principal due on Series B Equipment Notes issued in respect of any Aircraft will be made prior to payments of interest and principal due on Series C Equipment Notes issued in respect of such Aircraft and
(iii) payments of interest and principal due on Series C Equipment Notes issued in respect of any Aircraft will be made prior to payments of interest and principal due on Series D Equipment Notes issued in respect of such Aircraft.

PRINCIPAL AND INTEREST PAYMENTS

     Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this Prospectus with respect to Certificates issued by such Trust (subject to change as provided in the Registration Rights Agreement) until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

     The aggregate original principal amounts of the Equipment Notes issued with respect to each Aircraft, as such Equipment Notes are held in each of the Trusts, are as follows:

           AIRCRAFT             TRUST 1997-2A   TRUST 1997-2B   TRUST 1997-2C   TRUST 1997-2D
         REGISTRATION             EQUIPMENT       EQUIPMENT       EQUIPMENT       EQUIPMENT
            NUMBER                  NOTES           NOTES           NOTES           NOTES          TOTAL
------------------------------  -------------   -------------   -------------   -------------   ------------
N12322........................   $  7,781,810    $  2,657,242    $ 2,828,029     $ 2,844,973    $ 16,112,054
N10323........................      7,781,810       2,657,242      2,828,029       2,844,973      16,112,054
N14324........................      7,781,810       2,657,242      2,828,029       2,844,973      16,112,054
N69333........................      7,790,010       2,660,042      2,831,009       2,847,971      16,129,032
N14334........................      7,790,010       2,660,042      2,831,009       2,847,971      16,129,032
N14335........................      7,790,010       2,660,042      2,831,009       2,847,971      16,129,032
N12811........................      6,375,511       2,177,034      2,316,960       2,330,840      13,200,345
N15820........................      6,970,009       2,380,034      2,533,008       2,548,184      14,431,235
N18833........................      7,400,510       2,527,040      2,689,459       2,705,572      15,322,581
N10834........................      7,400,510       2,527,040      2,689,459       2,705,572      15,322,581
                                  -----------     -----------    -----------     -----------    ------------
     Total....................   $ 74,862,000    $ 25,563,000    $27,206,000     $27,369,000    $155,000,000

     Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on June 30 and December 30 of each year, commencing on December 30, 1997. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. Under certain circumstances described in "Exchange Offer; Registration Rights", the interest rates for the Equipment Notes will be increased to the extent described therein.

     The principal of the Equipment Notes purchased by each Trust will be payable as set forth in Appendix IV.

     If any date scheduled for any payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

REDEMPTION

     If an Event of Loss occurs with respect to any Aircraft and such Aircraft is not replaced by Continental under the related Indenture and Second Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, but without premium, on a Special Distribution Date. (Indentures, Section 2.09)

     All of the Equipment Notes issued with respect to the Aircraft may be redeemed prior to maturity at any time at the option of Continental, in each case at a price equal to the aggregate unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, plus, in the case of any series of Equipment Notes, if such redemption is made prior to the Premium Termination Date applicable to such series, a Make-Whole Premium. (Indentures, Section 2.10)

     "Make-Whole Premium" means, with respect to any Equipment Note, an amount (as determined by an independent investment banker of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination.

     For purposes of determining the Make-Whole Premium, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a semiannual decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment
Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

     "Average Life Date" for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. "Remaining Weighted Average Life" on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

SECURITY

     The Equipment Notes issued with respect to each Aircraft are secured by a first priority security interest in such Aircraft and by a second priority security interest in each of the other Aircraft. If the Equipment Notes issued under an Indenture and other obligations secured thereunder and then due have been paid in full, the applicable Aircraft will be released from the lien of such Indenture and, so long as no Indenture Default or certain other defaults exist under any other Indenture at such time, will be released from the lien of the Second Indenture.

     Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, if any, relating thereto, will be invested and reinvested by such Loan Trustee, at the direction of Continental, in investments described in the related Indenture. (Indentures, Section 6.06)

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

     The following tables titled "Loan to Value Ratios" set forth loan to Aircraft value ratios for the Equipment Notes issued in respect of each Aircraft as of the specified Regular Distribution Dates obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes. Differences may occur due to rounding.

     The Loan to Value Ratio tables are based on the assumption that the value of each Aircraft set forth opposite the Issuance Date included in each table depreciates by the respective percentages indicated in the table titled "Depreciation Assumptions" below for the Boeing 737-300 Aircraft which were each manufactured in 1986 (aircraft registration numbers N12322, N10323, N14324, N69333, N14334 and N14335), and for the McDonnell Douglas MD-82 Aircraft manufactured in 1985 (aircraft registration number N12811), manufactured in 1986 (aircraft registration number N15820) and manufactured in 1987 (aircraft registration numbers N18833 and N10834).

  Depreciation Assumptions

                                                         VALUE DEPRECIATION PERCENTAGES
                                                     ---------------------------------------
                                  MANUFACTURE YEAR:    1986        1985      1986      1987
                                          AIRCRAFT:  B737-300     MD-82      MD-82     MD-82
    -----------------------------------------------  --------     ------     -----     -----
                    YEAR BEGINNING
    -----------------------------------------------
    1997...........................................     2.6%        3.1%      3.1%      3.0%
    1998...........................................     2.6         3.1       3.1       3.0
    1999...........................................     2.6         3.1       3.1       3.0
    2000...........................................     2.6         5.3       3.1       3.0
    2001...........................................     5.1         5.3       5.1       3.0
    2002...........................................     5.1         5.3       5.1       5.0
    2003...........................................     5.1         5.3       5.1       5.0
    2004...........................................     5.1         5.3       5.1       5.0
    2005...........................................     5.1         7.9       5.1       5.0
    2006...........................................     7.7         7.9       7.7       5.0

     Other rates or methods of depreciation would result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus the tables should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.

  Loan to Value Ratios

                        AIRCRAFT REGISTRATION NUMBER         AIRCRAFT REGISTRATION NUMBER         AIRCRAFT REGISTRATION NUMBER
                                   N12322                               N10323                               N14324
                     ----------------------------------   ----------------------------------   ----------------------------------
                      EQUIPMENT                            EQUIPMENT                            EQUIPMENT
                        NOTE        ASSUMED     LOAN TO      NOTE        ASSUMED     LOAN TO      NOTE        ASSUMED     LOAN TO
                     OUTSTANDING    AIRCRAFT     VALUE    OUTSTANDING    AIRCRAFT     VALUE    OUTSTANDING    AIRCRAFT     VALUE
        DATE           BALANCE       VALUE       RATIO      BALANCE       VALUE       RATIO      BALANCE       VALUE       RATIO
-------------------- -----------   ----------   -------   -----------   ----------   -------   -----------   ----------   -------
                     (MILLIONS)    (MILLIONS)             (MILLIONS)    (MILLIONS)             (MILLIONS)    (MILLIONS)
June 25, 1997.......   $ 16.11       $18.98      84.89%     $ 16.11       $18.98      84.89%     $ 16.11       $18.98      84.89%
June 30, 1998.......     15.07        18.49      81.53        15.07        18.49      81.53        15.07        18.49      81.53
June 30, 1999.......     13.90        17.99      77.26        13.90        17.99      77.26        13.90        17.99      77.26
June 30, 2000.......     12.56        17.50      71.77        12.56        17.50      71.77        12.56        17.50      71.77
June 30, 2001.......     11.12        17.01      65.42        11.12        17.01      65.42        11.12        17.01      65.42
June 30, 2002.......     10.33        16.04      64.43        10.33        16.04      64.43        10.33        16.04      64.43
June 30, 2003.......      8.86        15.07      58.79         8.86        15.07      58.79         8.86        15.07      58.79
June 30, 2004.......      6.67        14.10      47.29         6.67        14.10      47.29         6.67        14.10      47.29
June 30, 2005.......      4.66        13.13      35.51         4.66        13.13      35.51         4.66        13.13      35.51
June 30, 2006.......      2.77        12.17      22.77         2.77        12.17      22.77         2.77        12.17      22.77

                        AIRCRAFT REGISTRATION NUMBER         AIRCRAFT REGISTRATION NUMBER         AIRCRAFT REGISTRATION NUMBER
                                   N69333                               N14334                               N14335
                     ----------------------------------   ----------------------------------   ----------------------------------
                      EQUIPMENT                            EQUIPMENT                            EQUIPMENT
                        NOTE        ASSUMED     LOAN TO      NOTE        ASSUMED     LOAN TO      NOTE        ASSUMED     LOAN TO
                     OUTSTANDING    AIRCRAFT     VALUE    OUTSTANDING    AIRCRAFT     VALUE    OUTSTANDING    AIRCRAFT     VALUE
        DATE           BALANCE       VALUE       RATIO      BALANCE       VALUE       RATIO      BALANCE       VALUE       RATIO
-------------------- -----------   ----------   -------   -----------   ----------   -------   -----------   ----------   -------
                     (MILLIONS)    (MILLIONS)             (MILLIONS)    (MILLIONS)             (MILLIONS)    (MILLIONS)
June 25, 1997.......   $ 16.13       $19.00      84.89%     $ 16.13       $19.00      84.89%     $ 16.13       $19.00      84.89%
June 30, 1998.......     15.09        18.51      81.53        15.09        18.51      81.53        15.09        18.51      81.53
June 30, 1999.......     13.92        18.01      77.26        13.92        18.01      77.26        13.92        18.01      77.26
June 30, 2000.......     12.57        17.52      71.77        12.57        17.52      71.77        12.57        17.52      71.77
June 30, 2001.......     11.14        17.02      65.42        11.14        17.02      65.42        11.14        17.02      65.42
June 30, 2002.......     10.34        16.06      64.43        10.34        16.06      64.43        10.34        16.06      64.43
June 30, 2003.......      8.87        15.09      58.79         8.87        15.09      58.79         8.87        15.09      58.79
June 30, 2004.......      6.68        14.12      47.29         6.68        14.12      47.29         6.68        14.12      47.29
June 30, 2005.......      4.67        13.15      35.51         4.67        13.15      35.51         4.67        13.15      35.51
June 30, 2006.......      2.77        12.18      22.77         2.77        12.18      22.77         2.77        12.18      22.77

                                        AIRCRAFT REGISTRATION NUMBER N12811             AIRCRAFT REGISTRATION NUMBER N15820
                                   ---------------------------------------------   ---------------------------------------------
                                   EQUIPMENT NOTE                                  EQUIPMENT NOTE
                                    OUTSTANDING        ASSUMED         LOAN TO      OUTSTANDING        ASSUMED         LOAN TO
               DATE                   BALANCE       AIRCRAFT VALUE   VALUE RATIO      BALANCE       AIRCRAFT VALUE   VALUE RATIO
---------------------------------- --------------   --------------   -----------   --------------   --------------   -----------
                                     (MILLIONS)       (MILLIONS)                     (MILLIONS)       (MILLIONS)
June 25, 1997.....................     $13.20           $15.55          84.89%         $14.43           $17.00          84.89%
June 30, 1998.....................      12.29            15.07          81.53           13.43            16.47          81.53
June 30, 1999.....................      11.27            14.59          77.26           12.32            15.95          77.26
June 30, 2000.....................      10.12            14.10          71.77           11.07            15.42          71.77
June 30, 2001.....................       8.69            13.28          65.42            9.74            14.89          65.42
June 30, 2002.....................       8.03            12.46          64.43            9.04            14.03          64.43
June 30, 2003.....................       6.84            11.63          58.79            7.74            13.16          58.79
June 30, 2004.....................       5.11            10.81          47.29            5.81            12.29          47.29
June 30, 2005.....................       3.55             9.98          35.51            4.06            11.42          35.51
June 30, 2006.....................       1.99             8.75          22.77            2.40            10.56          22.77

                                        AIRCRAFT REGISTRATION NUMBER N18833             AIRCRAFT REGISTRATION NUMBER N10834
                                   ---------------------------------------------   ---------------------------------------------
                                   EQUIPMENT NOTE                                  EQUIPMENT NOTE
                                    OUTSTANDING        ASSUMED         LOAN TO      OUTSTANDING        ASSUMED         LOAN TO
               DATE                   BALANCE       AIRCRAFT VALUE   VALUE RATIO      BALANCE       AIRCRAFT VALUE   VALUE RATIO
---------------------------------- --------------   --------------   -----------   --------------   --------------   -----------
                                     (MILLIONS)       (MILLIONS)                     (MILLIONS)       (MILLIONS)
June 25, 1997.....................     $15.32           $18.05          84.89%         $15.32           $18.05          84.89%
June 30, 1998.....................      14.28            17.51          81.53           14.28            17.51          81.53
June 30, 1999.....................      13.11            16.97          77.26           13.11            16.97          77.26
June 30, 2000.....................      11.79            16.43          71.77           11.79            16.43          71.77
June 30, 2001.....................      10.39            15.88          65.42           10.39            15.88          65.42
June 30, 2002.....................       9.89            15.34          64.43            9.89            15.34          64.43
June 30, 2003.....................       8.49            14.44          58.79            8.49            14.44          58.79
June 30, 2004.....................       6.40            13.54          47.29            6.40            13.54          47.29
June 30, 2005.....................       4.49            12.64          35.51            4.49            12.64          35.51
June 30, 2006.....................       2.67            11.73          22.77            2.67            11.73          22.77

INDENTURE DEFAULTS, NOTICE AND WAIVER

     Indenture Defaults under each Indenture will include: (a) the failure by Continental to pay any interest or principal or premium, if any, when due, under any Equipment Note issued thereunder that continues for 10 Business Days or more, or the failure to pay any other amount payable by it thereunder or under the related Participation Agreement when due, which failure shall continue for more than 10 Business Days after Continental has received written notice from the Loan Trustee of the failure to make such payment when due,

(b) the failure by Continental to maintain certain required insurance, (c) the failure by Continental to perform or observe in any material respect any other covenant or obligation under such Indenture or certain related documents that continues after notice and specified cure periods, (d) the untruth or inaccuracy in any material respect of any representation or warranty made by Continental in such Indenture, in the related Participation Agreement or in certain related documents which is material at the time in question, after notice and a specified cure period, (e) the occurrence and continuation of an Indenture Default under any of the other Indentures or (f) the occurrence of certain events of bankruptcy, reorganization or insolvency of Continental. (Indenture, Section 5.01)

     The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Indenture, Section 5.06)

REMEDIES

     If an Indenture Default occurs and is continuing under an Indenture, the related Loan Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon. Since the occurrence and continuation of an Indenture Default under an Indenture constitutes an Indenture Default under each other Indenture, remedies will be exercisable under the Indentures and the Second Indenture with respect to all Aircraft if an Indenture Default exists under any Indenture. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal, interest, and premium, if any, on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and incipient Indenture Defaults with respect to any covenant or provision of such Indenture have been cured. (Indenture, Section 5.02(b))

     Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including one or more of the remedies under such Indenture. The Loan Trustee will not be entitled to exercise any rights under the Second Indenture in respect of any Aircraft without the prior written consent of the Loan Trustee under the related Indenture so long as the lien of such Indenture has not been discharged and the Loan Trustee has not commenced to foreclose such lien in respect of such Aircraft thereunder (Second Indenture, Section 5.02(d)). With respect to each Aircraft, the Second Indenture will be discharged at the time of discharge of the Indenture relating to such Aircraft so long as no Indenture Default or certain other defaults exist under any other Indenture at such time (Second Indenture, Section 11.01).

     Section 1110 of the U.S. Bankruptcy Code provides in relevant part that the right of lessors, conditional vendors and holders of purchase-money equipment security interests with respect to "equipment" (as defined in Section 1110 of the U.S. Bankruptcy Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by (a) the automatic stay provision of the U.S. Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period, (b) the provision of the U.S. Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period, (c) Section 1129 of the U.S. Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases) and (d) any power of the bankruptcy court to enjoin a repossession. Section 1110 provides, however, in relevant part that the right of a lessor, conditional vendor or holder of a purchase-money equipment security interest to take possession of an aircraft in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a purchase-money equipment security interest), the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a purchase-money equipment security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in Section 40102 of Title 49 of the U.S. Code) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

     On the Issuance Date, the relevant Loan Trustee has received a reasoned opinion of Milbank, Tweed, Hadley & McCloy, counsel to the Initial Purchasers, that, subject to the assumptions and qualifications contained therein, such Loan Trustee's right to take possession of the Aircraft under the applicable Indenture would be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Aircraft, in each case so long as Continental continues to be a "citizen of the United States" as defined in
Section 40102 of Title 49 of the U.S. Code holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. In rendering such opinion, Milbank, Tweed, Hadley & McCloy has relied, among other things, on (i) an officer's certificate of Continental to the effect that (a) Continental has never held title to nor claimed to be the owner of the Aircraft, (b) immediately prior to its purchase of the relevant Aircraft, it was the lessee of such Aircraft under a lease agreement (the "Existing Lease") designated as such and
(c) the Existing Lease was entered into as part of a settlement of liability under Title IV of ERISA with the PBGC at a time when Continental was a debtor under Title 11 of the U.S. Bankruptcy Code, and (ii) the provisions of the Aircraft Equipment Settlement Leases Act of 1993 (the "Settlement Act"), which provides in relevant part that if the PBGC as part of a settlement of liability under ERISA enters into an agreement with a debtor under Title 11 of the U.S. Bankruptcy Code which agreement provides that it is to be treated as a lease, then such agreement will be treated as a lease for purposes of Section 1110. The opinion of Milbank, Tweed, Hadley & McCloy states that, while the residual value sharing arrangement provided by Continental to the PBGC with respect to the Aircraft may give rise to questions as to whether each Existing Lease is a "true lease" for tax purposes and hence for Section 1110 purposes, the plain language of the Settlement Act effectively eliminates such uncertainty. In the opinion of Milbank, Tweed, Hadley & McCloy, on the basis that the Existing Lease is a lease for purposes of Section 1110, and for the reasons noted therein, the purchase of the relevant Aircraft by Continental would be an acquisition of rights by Continental in the Aircraft sufficient to support the existence of a purchase money security interest for purposes of Section 1110, notwithstanding Continental's prior interest in the Aircraft as lessee under the Existing Lease. See First National Bank of Geneva v. United States, 13 Cl. Ct. 385 (1987) (lease of equipment, followed by purchase of equipment, supports existence of purchase money security interest).

     The opinion of Milbank, Tweed, Hadley & McCloy does not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to such replacement unless there is a change in law or court interpretation that results in Section 1110 not being available. See "-- Agreements Relating to the Aircraft -- Events of Loss". The opinion of Milbank, Tweed, Hadley & McCloy does also not address the availability of Section 1110 with respect to any possible lessee of an Aircraft if it is leased by Continental.

     The Second Indenture creates, with respect to the Equipment Notes issued with respect to each Aircraft, a valid security interest in each of the other Aircraft, which security interest ranks behind the security interest created by the applicable Indenture with respect to each such Aircraft. In connection with a reorganization under the Bankruptcy Code of Continental, the effect of such additional, second-ranking security interest under the Second Indenture, in conjunction with Section 1110, would be as follows: if the relevant Loan Trustee were to repossess and sell an Aircraft in the exercise of its special repossessory rights under

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

Section 1110 with respect to the Aircraft, (a) proceeds up to the amount owing on the Equipment Notes issued under the Indenture with respect to such Aircraft would be distributable outside the bankruptcy estate in respect of such Equipment Notes, and (b) any proceeds in excess of such amount would become part of the bankruptcy estate subject to a valid security interest that secures all other Equipment Notes. All payments made under the Second Indenture in respect of the Equipment Notes will be made to the Subordination Agent which will distribute such payments as provided in the Intercreditor Agreement. See "Description of the New Certificates -- Payments and Distribution".

     If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee or the Second Mortgagee may be applied to reimburse such Loan Trustee or the Second Mortgagee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee or the Second Mortgagee prior to any payments to holders of the Equipment Notes issued under such Indenture or payments under the Second Indenture. (Indentures, Section 3.03; Second Mortgage, Section 3.01; Second Mortgage, Section 3.01)

MODIFICATION OF INDENTURES

     Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Participation Agreement may not be amended or modified, except to the extent indicated below.

     Any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or, the Equipment Notes issued thereunder, provided that such change does not adversely affect the interests of any such holder. (Indenture, Section 10.01(b))

     Without the consent of the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal or premium, if any, or interest is due and payable, (b) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance therewith. (Indenture, Section 10.01(a))

INDEMNIFICATION

     Continental will be required to indemnify each Loan Trustee, the Second Mortgagee, the Liquidity Provider, the Subordination Agent and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters.

AGREEMENTS RELATING TO THE AIRCRAFT

  Possession, Sublease and Transfer

     Each Aircraft may be operated by Continental or, subject to certain restrictions, by certain other persons. Normal interchange and pooling agreements customary in the commercial airline industry with respect to any Engine are permitted. Leases are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in certain specified countries. In addition, a lessee may not be subject to insolvency or similar proceedings at the commencement of such lease. (Indenture, Section 4.02) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the "Convention"). It is uncertain to what extent the relevant Loan Trustee's, and the Second Mortgagee's, security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Convention. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee, and the Second Mortgagee, to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

  Registration

     Continental is required to keep each Aircraft duly registered under the Transportation Code with the FAA and to record each Indenture under the Transportation Code. (Indenture, Section 4.02(e)) Such recordation of the Indenture and certain other documents with respect to each Aircraft will give the relevant Loan Trustee a first-priority, perfected security interest in such Aircraft whenever it is located in the United States or any of its territories and possessions. The Convention provides that such security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

  Liens

     Continental is required to maintain each Aircraft free of any liens, other than the rights of the holders of the related Equipment Notes arising under the applicable Indenture, or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings; and (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after expiration of such stay; and (iv) any other lien as to which Continental has provided a bond or other security adequate in the reasonable opinion of the Loan Trustee provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft or the interest of holders of Equipment Notes therein or impair the lien of the relevant Indenture or Second Indenture. (Indenture, Section 4.01 and Annex A)

  Maintenance; Replacement of Parts; Alterations

     Continental is required to maintain, service, repair and overhaul the Aircraft so as to keep them in as good operating condition as on the Issuance Date, ordinary wear and tear excepted. Continental is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. Continental or any permitted lessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the value, utility, or remaining useful life of the related Aircraft, Airframe or Engine or invalidate the Aircraft's airworthiness certificate. (Indenture, Section 4.04(d))

  Insurance

     Continental is required to maintain, at its expense (or at the expense of a permitted lessee), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than the aggregate outstanding principal amount of the Equipment Notes related to such Aircraft, together with six months of accrued interest thereon (the "Debt Balance"). However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. In the event of a loss involving insurance proceeds in excess of $3,500,000 per occurrence, such proceeds up to the Debt Balance of the relevant Aircraft will be payable to the applicable Loan Trustee, for so long as the relevant Indenture shall be in effect. In the event of a loss involving insurance proceeds of up to $3,500,000 per occurrence, such proceeds will be payable directly to Continental so long as an Indenture Default or certain other defaults do not exist with respect to the Indenture. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Indenture, Section 4.06 and Annex B)

     In addition, Continental is obligated to maintain comprehensive airline liability insurance at its expense (or at the expense of a permitted lessee), including, without limitation, passenger liability, baggage liability, cargo and mail liability, hangarkeeper's liability and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by Continental of the same type and operating on similar routes as such Aircraft. (Indenture, Section 4.06 and Annex
B)

     Continental is also required to maintain war-risk, hijacking or allied perils insurance if it (or any permitted lessee) operates any Aircraft, Airframe or Engine in any area of recognized hostilities or if Continental (or any permitted lessee) maintains such insurance with respect to other aircraft operated on the same international routes or areas on or in which the Aircraft is operated. (Indenture, Section 4.06 and Annex B)

     Continental may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 50% of the largest replacement value of any single aircraft in Continental's fleet or 1 1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which Continental carries insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case Continental may self-insure the Aircraft to such higher level. In addition, Continental may self-insure to the extent of any applicable deductible per Aircraft that does not exceed industry standards for major U.S. airlines. (Indenture, Section 4.06 and Annex B)

     In respect of each Aircraft, Continental is required to name as additional insured parties the relevant Loan Trustee, the Second Mortgagee and holders of the Equipment Notes and certain other parties under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to such Aircraft. In addition, the insurance policies maintained under the Indenture will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of Continental or any other person and to insure the respective interests of such additional insured persons, regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by Continental or any permitted lessee. (Indenture, Section 4.06 and Annex B)

  Events of Loss

     If an Event of Loss occurs with respect to the Airframe or the Airframe and Engines of an Aircraft, Continental must elect within 45 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. If Continental elects to make such payment, not later than the first Business Day following the earlier of (i) the 120th day following the date of occurrence of such Event of Loss, and (ii) the fourth Business Day following the receipt of the insurance proceeds in respect of such Event of Loss, Continental must pay to the Loan Trustee the aggregate unpaid principal of the related Equipment Notes and accrued interest thereon up to, but not including, the date of such payment, together with certain additional amounts, but, in any case, without any Make-Whole Premium. (Indenture, Sections 2.09 and 4.05(a))

     If Continental elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so within 120 days after the occurrence of such Event of Loss and will provide to the relevant Loan Trustee and the Second Mortgagee reasonably acceptable opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed under the Transportation Code and (ii) such Loan Trustee will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Indenture, Section 4.05(c))

     If Continental elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft, together with all additional amounts then due and unpaid with respect to such Aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under such Equipment Notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of such Equipment Notes and the related Indenture, the lien of the Indenture and the obligation of Continental thereafter to make the scheduled interest and principal payments with respect thereto shall cease. (Indenture, Sections 2.09 and 4.05(a)(ii)) The Debt Balance and other payments made under the Indenture by Continental shall be deposited with the applicable Loan Trustee.

     If an Event of Loss occurs with respect to an Engine alone, Continental will be required to replace such Engine within 60 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same make and model as the Engine to be replaced, or an improved model, suitable for installation and use on the Airframe, and having a value, utility and remaining useful life (without regard to hours or cycles remaining until overhaul) at least equal to the Engine to be replaced, assuming that such Engine had been maintained in accordance with the relevant Indenture. (Indenture, Section 4.04(e))

     An "Event of Loss" with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property: (i) the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use; (ii) the actual or constructive total loss of such property or any damage to such property or requisition of title or use of such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss; (iii) any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more;
(iv) any seizure, condemnation, confiscation, taking or requisition of title to such property by any non-U.S. governmental entity or purported non-U.S. governmental entity (other than the country of registration of the relevant Aircraft) for a period exceeding 180 consecutive days (exceeding 90 consecutive days in the case of a requisition of title); (v) as a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of such property in the normal course of Continental's business of passenger air transportation is prohibited for 180 consecutive days, unless Continental, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by Continental, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Continental's entire U.S. registered fleet of similar property and Continental, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same and shall be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by Continental, but in any event if such use shall have been prohibited for a period of three years; or (vi) with respect to any Engine, any divestiture of title to such Engine shall be treated as an Event of Loss. (Indenture, Annex A)

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

EXCHANGE OF OLD CERTIFICATES FOR NEW CERTIFICATES

     The following summary describes all material generally applicable U.S. federal income tax consequences to Certificateholders of the exchange of the Old Certificates for New Certificates. This summary is intended to address the beneficial owners of Certificates that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any State, or estates or trusts the income of which is subject to U.S. federal income taxation regardless of its source that will hold the Certificates as capital assets.

     The exchange of Old Certificates for New Certificates (the "Exchange") pursuant to the Exchange Offer will not be a taxable event for U.S. federal income tax purposes. As a result, a holder of an Old Certificate whose Old Certificate is accepted in an Exchange Offer will not recognize gain or loss on the Exchange. A tendering holder's tax basis in the New Certificates will be the same as such holder's tax basis in its Old Certificates. A tendering holder's holding period for the New Certificates received pursuant to the Exchange Offer will include its holding period for the Old Certificates surrendered therefor.

     ALL HOLDERS OF OLD CERTIFICATES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE EXCHANGE OF OLD CERTIFICATES FOR NEW CERTIFICATES AND OF THE OWNERSHIP AND DISPOSITION OF NEW CERTIFICATES RECEIVED IN THE EXCHANGE OFFER IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

                              ERISA CONSIDERATIONS

IN GENERAL

     ERISA imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

     The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, and (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, Continental and its affiliates, the Initial Purchasers, the Trustees, and the Liquidity Provider. In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable.

     Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

     Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

     Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

CLASS A CERTIFICATES

     In addition to the Class Exemptions referred to above, an individual exemption may apply to the purchase, holding and secondary market sale of Class A Certificates by Plans, provided that certain specified conditions are met. In particular, the Department of Labor has issued individual administrative exemptions to the Initial Purchasers which are substantially the same as the administrative exemption issued to The First Boston Corporation, Prohibited Transaction Exemption 89-90 (54 Fed. Reg. 42,597 (1989)), as amended (the "Underwriter Exemption"). The Underwriter Exemption generally exempts from the application of certain, but not all, of the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass-through certificates which represent an interest in a trust that holds equipment notes secured by leases and certain other assets, provided that certain conditions set forth in the Underwriter Exemption are satisfied.

     The Underwriter Exemption sets forth a number of general and specific conditions which must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of certificates representing a beneficial ownership interest in a trust to be eligible for exemptive relief thereunder. In particular, the Underwriter Exemption requires that the acquisition of certificates by a Plan be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party; the rights and interests evidenced by the certificates not be subordinated to the rights and interests evidenced by other certificates of the same trust estate; the certificates at the time of acquisition by the Plan be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's, Duff & Phelps Inc. or Fitch Investors Service, Inc.; and the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     In addition, the trust corpus generally must be invested in qualifying receivables, such as the Equipment Notes, and generally may not include cash held for the purpose of acquiring additional receivables after the closing date. However, the Department of Labor has indicated that in its view this requirement would be satisfied where the receivables, although specifically identified as of the closing date, are not all transferred to the trust on the closing date for administrative or other reasons but will be transferred to the trust shortly after the closing date. In addition, the Department of Labor has proposed amendments to the Underwriter Exemption, effective as of January 1, 1992, which would allow up to 25 percent of the principal amount of the certificates being offered to be held in a pre-funding account for a period of up to three months following the closing date for the acquisition of additional qualifying receivables, if certain conditions are satisfied. The proposed amendments were published in the Federal Register dated May 23, 1997.

     The Underwriter Exemption does not apply to the Class B, Class C or Class D Certificates. Even if all of the conditions of the Underwriter Exemption are satisfied with respect to the Class A Certificates, no assurance can be given that the Exemption would apply with respect to all transactions involving the Class A Certificates or the assets of the Class A Trust. In particular, it appears that the Underwriter Exemption would not apply to the purchase by Class B Certificateholders or Class C Certificateholders of Class A Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. Therefore, the fiduciary of a Plan considering the purchase of a Class A Certificate should consider the availability of the exemptive relief provided by the Underwriter Exemption, as well as the availability of any other exemptions with respect to transactions to which the Underwriter Exemption may not apply.

CLASS B, CLASS C AND CLASS D CERTIFICATES

     The Underwriter Exemption does not apply to the Class B, Class C or Class D Certificates. The Class B, Class C and Class D Certificates may not be acquired with the assets of a Plan, except that such Certificates may be acquired with the assets of an insurance company general account that may be deemed to constitute Plan assets, provided that the conditions of PTCE 95-60 are satisfied at the time of the acquisition (and during the holding) of such Certificates. Holders of Class B Certificates, Class C Certificates or Class D Certificates that tender Old Certificates in exchange for New Certificates will be deemed to have represented and warranted that either (i) no Plan assets have been used to acquire and hold such Certificate or (ii) the acquisition and holding of such Certificate is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to PTCE 95-60.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date all broker-dealers effecting transactions in the New Certificates may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of New Certificates by broker-dealers. New Certificates received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Certificates. Any broker-dealer that resells New Certificates that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Certificates and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Starting on the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers, fees of counsel to the Holders and certain transfer taxes, and will indemnify the Holders of the New Certificates (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the New Certificates will be passed upon for Continental by Hughes Hubbard & Reed LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements (including financial statement schedules) of Continental Airlines, Inc. appearing in Continental Airlines, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon reports of Ernst & Young LLP pertaining to such consolidated financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

     The references to AISI, BK and MBA, and to their respective appraisal reports, dated as May 20, May 16 and June 6, 1997, respectively, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                          APPENDIX I -- INDEX OF TERMS

                                       PAGE
                                      -------
Adjusted Expected Distributions,
  21................................       59
Administration Expenses.............       58
Aeroflot............................        5
Aggregate LTV Collateral Amount,
  22................................       59
Air Partners........................       33
Aircraft............................        2
AISI................................       12
Alitalia............................        5
America West........................        5
AMI.................................       30
Appraisal...........................       60
Appraised Current Market Value,
  22................................       60
Appraisers..........................       12
Assumed Aggregate Aircraft Value....       12
Assumed Aircraft Value..............       64
Average Life Date...................       64
BK..................................       12
Boeing..............................       29
Book-Entry Confirmation.............       39
Book-Entry Transfer Facility........       39
Business Day........................       46
Cash Collateral Account.............       19
CDG.................................        5
Cede................................       24
Certificate Account.................       46
Certificate Owners..................       24
Certificateholders..................       15
Certificates........................        1
City................................       31
Class Exemptions....................       74
Class A Certificates................       10
Class A Trust.......................        1
Class A Trustee.....................       23
Class B Certificates................       10
Class B Trust.......................        1
Class B Trustee.....................       23
Class C Certificates................       10
Class C Trust.......................        1
Class C Trustee.....................       23
Class D Trust.......................        1
Class D Trustee.....................       23
Class D Certificates................       10
Cleveland...........................        5
CMI.................................        5
Code................................       25
Commission..........................        2
Company.............................        1
Continental.........................        1
Controlling Party...................       23

                                       PAGE
                                      -------
Convention..........................       69
Credit Facility.....................       30
Current Distribution Date...........       21
Debt Balance........................       70
disqualified persons................       73
Distribution Date...................       20
Downgrade Drawing...................       19
DTC.................................       24
DTC Participants....................       24
EDGAR...............................        3
Eligible Institution................       40
Equipment Notes.....................        2
ERISA...............................       25
ERISA Plans.........................       73
EVA.................................        5
Event of Loss.......................       71
Exchange............................       73
Exchange Act........................        3
Exchange Agent......................        9
Exchange Offer......................        1
Exchange Offer No-Action Letters....        2
Existing Lease......................       68
Expected Distributions..............   21, 58
Expiration Date.....................        1
Express.............................        5
Exxon Capital Letter................        2
FAA.................................       33
Facility............................       30
Final Distributions.................       23
Final Drawing.......................       19
Final Maturity Date.................       45
Global Certificates.................       52
H.15(519)...........................       64
holder..............................       40
Holdings............................        3
IAH Bonds...........................       31
Indenture...........................       10
Indenture Default...................       48
indirect participants...............       53
Initial Purchasers..................        3
Intercreditor Agreement.............       20
Interest Drawings...................       18
Issuance Date.......................        7
Letter of Transmittal...............        1
Liquidity Event of Default..........       56
Liquidity Expenses..................       58
Liquidity Facility..................       18
Liquidity Obligations...............       18
Liquidity Provider..................       10

                                       PAGE
                                      -------
Loan Trustee........................       11
LTV Appraisals......................       22
LTV Collateral Amount...............   22, 59
LTV Ratio...........................   22, 60
LTVs................................       12
Make-Whole Premium..................       63
Maximum Available Commitment........       18
MBA.................................       12
Minimum Sale Price..................       24
Morgan Stanley Letter...............        2
most recent H.15(519)...............       64
New Certificates....................        1
NOLs................................       32
Non-Extension Drawing...............       20
Non-Performing Equipment Notes......       21
NYSE................................       41
Old Certificates....................        1
participants........................       53
Participating Broker-Dealer.........        2
Participation Agreement.............       11
parties in interest.................       73
Pass Through Trust Agreements.......        1
Performing Equipment Note...........       19
Plan Asset Regulation...............       73
Plans...............................       73
Pool Balance........................       46
Pool Factor.........................       46
Premium Termination Date............       17
PTC Event of Default................       15
PTCE................................       25
Registration Event..................       38
Registration Statement..............        3
Regular Distribution Dates..........       45
Remaining Weighted Average Life.....       64
                                       PAGE
                                      -------
Replacement Facility................       55
Required Amount.....................       18
Scheduled Payments..................       45
Second Indenture....................       11
Second Mortgagee....................       10
Section 1110 Period.................       19
Section 382.........................       32
Securities Act......................        1
Series A Equipment Notes............        2
Series B Equipment Notes............        2
Series C Equipment Notes............        2
Series D Equipment Notes............        2
Settlement Act......................       68
Shearman & Sterling Letter..........        2
Shelf Registration Statement........       38
SOP 90-7............................   29, 36
Special Distribution Date...........       45
Special Payment.....................       45
Special Payments Account............       46
Stated Interest Rates...............       18
Subordination Agent.................       10
Teamsters...........................       32
Threshold Rating....................       55
ticket tax..........................       33
Transportation Code.................       50
Treasury Yield......................       63
Triggering Event....................       16
Trust Property......................       10
Trustee.............................        1
Trusts..............................        1
UMDA................................       30
Underwriter Exemption...............       74
Virgin..............................        5

                                                APPENDIX II -- APPRAISAL LETTERS
[AIRCRAFT INFORMATION SERVICES, INC. LETTERHEAD]


20 May 1997

Continental Airlines
2929 Allen Parkway, Suite 1588
Houston, TX 77019

Subject:        AISI Report No.: A7D055BVO
                AISI Sight Unseen Current Market Half-Life Value Appraisal, Six B737-300 and Four MD-82 Aircraft.



Dear Gentlemen:

In response to your request, Aircraft Information Services, Inc. (AISI) is pleased to offer Continental Airlines our opinion of the sight unseen current market half-life value of six B737-300 and four MD-82 aircraft as listed and defined in Table I.


1.  METHODOLOGY AND DEFINITIONS

This method used by AISI in its valuation of the Aircraft was based both on a review of information and Aircraft specifications supplied by Continental Airlines and also on a review of present and past market conditions, various expert opinions (such as aircraft brokers and financiers) and information contained in AISI's databases that help determine aircraft availability and price data and thus arrive at the appraised values.

The historical standard term of reference for commercial aircraft value has been 'half-life fair market value' of an 'average' aircraft. However, 'fair market value' could mean a fair value in the given market or a value in a hypothetical 'fair' or balanced market, and the two definitions are not equivalent. Recently, the term 'base value' has been created to describe the theoretical balanced market condition and to avoid the potentially misleading term 'fair market value' which has now become synonymous with the term 'current market value' or a 'fair' value in the actual current market. AISI value definitions are consistent with those of the International Society of Transport Aircraft Trading (ISTAT) of 01 January 1994; AISI is a member of that organization and employs an ISTAT Certified Senior Aircraft Appraiser.

AISI defines a 'base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. AISI defines a 'current market value' or 'fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from

                                      [AIRCRAFT INFORMATION SERVICES, INC. LOGO]


20 May 1997
AISI File No. A7D055BVO
Page - 2 -



that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.


2.  MARKET ANALYSIS B737-300 AND MD-80

B737-300

The B737-300 is a twin engine, narrowbody, stage 3, two man crew aircraft typically seating 128 passengers in mixed class configuration. Typical range with full passengers at low MTOW is approximately 1,600 nautical miles, while at high MTOW the range increases to approximately 2,600 nautical miles, sufficient for short range domestic operations.

The B737-300 has a large fleet of 909 active aircraft, with 63 on firm order, and a very strong customer base of 83 airlines with good representation in every major geographic area. A significant number of the B737-300 fleet, 521 aircraft, are operated via either a finance lease or operating lease.

The major competitors to the B737-300 are the MD-80/MD-90 and the Airbus A320 even though these aircraft types are larger than the B737-300. The B737-300 also must compete with its larger variant the B737-400 and in some markets with the older B737-200A. It will also shortly have to compete with the new B737-700 family.

We expect B737-300 production to cease by 1999. The aircraft was first delivered in 1986, and AISI analysis of the market for the B737-300 indicates that the present strong demand has stabilized and will continue at least until the next major economic downturn, and that near term current market purchase prices are decreasing slightly, while current market lease rates are still increasing. Over the longer term, the B737-300 faces significant competition from more advanced aircraft such as the B737-700 and A320 on the high end, and from still viable B737-200 and MD-80 aircraft on the low end. B737-300 values will probably decline to meet this challenge. B737-700 orders now equal B737-300 backlog; we expect B737-300 deliveries to overtake the B737-300 shortly, however there are expected to be some B737-300 users who put insufficient value in the advantages of the B737-700 over the B737-300 to support any significant price differential between the two. Due to small size and limited range, we expect the future potential for freighter conversion to be confined to the domestic small package carrier market, and then only after the aircraft has approached the end of its economic useful life as a passenger aircraft.

20 May 1997                                                            [LOGO]
AISI File No. A7D055BVO

Page -3-


Boeing in recent head-to-head B737-300 competition with Airbus A319 and A320 aircraft has shown a willingness to offer B737-300 aircraft at drastically reduced prices; over 40% less than the so called "list" prices; Airbus has generally matched or exceeded Boeing's discounts. This willingness to discount, combined with significant increases in production rates, produces an artificial softening of market prices of all new and newer 100 to 160 seat stage III narrowbody domestic aircraft.

MD-80

The McDonnell Douglas MD-80 series aircraft family is a twin JT8D-200 turbofan engined, narrowbody, stage 3, two man crew aircraft derived from the DC-9 family, intended for short to medium range domestic passenger transport.

The MD-81, -82 and -83 all feature the same typical 135 passenger dual class configuration, but vary in maximum gross takeoff weights to achieve different ranges of approximately 1,550, 2,050 and 2,500 nautical miles respectively. The MD-88 is an MD-82 with a modern 'glass' EFIS cockpit. The MD-87 features a shorter cabin accommodating 114 passengers in dual class configuration, with 2,350 nautical mile range. Production of the MD-80 began in 1980 and we forecast termination of production by 1998. In all 114 MD-81's were built, operating with 10 airlines, with 64 on lease, and none on order. 562 MD-82's were built, operating with 27 airlines, with 281 on lease and 7 on order. 221 MD-83 were built, operating with 32 airlines, with 162 on lease and 19 on order. 72 MD-87's were built, operating with 11 airlines, with 21 on lease and none on order. 152 MD-88's were built, operating with 6 airlines, with 71 on lease and 5 on order. The operators are reasonably well geographically distributed.

The MD-80 is a marginal stage 3 noise compliant aircraft, and its JT8D-200 engines are older technology, less fuel efficient than many of its newer competitors, which include the B737-300/400/500 and soon the B737-600/700/800, the A319/A320, the Fokker 100, the new MD-90/95 and the Avro RJ family as well as less expensive older aircraft, including the B737-200, DC-9 family, Fokker F-28, and Bae 146 family. Prior to the December 1996 announcement of the acquisition of McDonnell Douglas, we had forecast termination of MD-80 production by 1998. Now, further production of the successor to the MD-80, the MD-90/95, is also in doubt.

While MD-80 values have been steady in the current high demand market conditions for narrowbody stage 3 aircraft, the combination of older technology, minimal noise compliance margin, higher fuel consumption and now, probability of termination of production of the variant and its high commonality successor, make the MD-80 family quite vulnerable to reductions in value with any economic downturn or lessening of demand. However, so long as stiffer noice regulations are not effected, the aircraft should find a ready home in startup airline

20 May 1997                                                            [LOGO]
AISI File No. A7D055BVO
Page -4-

fleets as it declines in value and drops out of major airline fleets. The MD-87 and MD-81 should be most vulnerable, with the MD-82/88 and MD-83 less vulnerable to reductions in value. The aircraft should enjoy a long useful life, with its durable airframe and reliable systems, just as demonstrated by its predecessor, the DC-9 family.

3. VALUATION

Following in Table I is AISI's opinion of the current market value for the subject aircraft based on the assumptions, definitions and disclaimers herein.

                                    TABLE I

                  Aircraft                        1997 Current Market
  Date of       Registration    Manufacturer's      Half Life Value
Manufacturer       Number       Serial Number           USdollars
------------    ------------    --------------    -------------------
           B737-300, CFM56-3B1 ENGINES, 135,000LB MTOW
  1986             N12322           23373               18,980,000
  1986             N10383           23374               18,980,000
  1986             N14324           23375               18,980,000
  1986             N69333           23571               18,980,000
  1986             N14334           23572               18,980,000
  1986             N14335           23573               18,980,000

            MD-82, JT8D-217A ENGINES, 149,500LB MTOW
  1985             N12811           49265               15,300,000
  1986             N15820           49480               16,100,000
  1987             N18833           49493               16,900,000
  1987             N10834           49494               16,900,000

                                                                   [AISI LOGO]

20 May 1997
AISI File No. A7D055KBVO
Page - 5 -

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.


Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

/S/ [NEED SIGNATURE]

For:  Fred E. Bearden
      President
      FBI/DMfjm

                        [BK ASSOCIATES, INC. LETTERHEAD]


                                  June 6, 1997


CONTINENTAL AIRLINES
2929 Allen Parkway
Houston, TX 77019


Gentlemen:


In response to your request, BK Associates, Inc. is pleased to provide this opinion on the fair market value (FMV) as of June 1997 on each of six Boeing 737-3TO and four McDonnell Douglas DC9-82 (MD82) aircraft (Aircraft). Each of the B737-3TO aircraft is powered by two CFM International CFM56-3B1 engines with 20,000 pounds thrust, a 135,000 pound maximum takeoff weight and a non-EFIS (Electronic Flight Instrumentation System) flight deck. Each of the MD82s is powered by two Pratt & Whitney JT8D-217A engines with 21,000 pounds thrust, has a 149,500 pound maximum takeoff weight and is also non-EFIS. The Aircraft are further identified in the conclusion to this letter.

Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

CURRENT FAIR MARKET VALUE

According to the International Society of Transport Aircraft Trading's (ISTAT) definition of FMV, to which BK Associates subscribes, the quoted FMV is the Appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The FMV assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers, which BK Associates considers to be 12 to 18 months.

Continental Airlines, Inc.
June 6, 1997
Page 2

BASE VALUE

Base value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

VALUE METHODOLOGY

Fair market valuations are determined based upon one of three methods: comparable recent sales, replacement cost or rate of return to investor. In this appraisal, BK used the comparable sales method, which is the most common method, in determining the base values of the Aircraft. This method uses industry data to ascertain the prices realized in recent sales of comparable models. The fair market value of the base Aircraft is based on BK's familiarity with the aircraft type, its earnings potential in commercial service, its knowledge of its capabilities and the uses to which it will be put worldwide, its knowledge of the marketing of used aircraft, and the factors affecting the fair market value of such aircraft, and on its knowledge of the asking, offered and transaction prices for similar competitive, and alternative equipment, as well as transactions and negotiations involving basically identical aircraft. These realizations, however, which reflect the market supply and demand at the time of sale, are subject to minor adjustments for other conditions existing at the time of the appraisal. In this respect, we consider the market for B737 and MD82 aircraft to be in reasonable balance at this time but tending to be strong with demand slightly exceeding supply, and thus, the FMV is equal to or slightly higher than the base value. In addition, values were adjusted for engine type, maximum gross takeoff weights (MGTOW), and the absence of EFIS. In arriving at the current fair market value, BK considered the impact of many factors affecting the market for used aircraft, including: the current demand for and availability of aircraft, the projected demand for lift, the suitability and operating economies of the aircraft, regulatory factors, and recent sales experience.

LIMITING CONDITIONS AND ASSUMPTIONS

BK has neither inspected the Aircraft nor their maintenance records but relied upon information supplied by you and from BK's own database. In determining the fair market value of a used aircraft, the following assumptions apply to the base aircraft:

                                                      [BK Associates, Inc. Logo]

Continental Airlines, Inc.
June 6, 1997
Page 3



1. Unless it is new, the aircraft has half-time remaining to its next major overhauls or scheduled shop visit on its airframe, engines, landing gear and auxiliary power unit.

2. The aircraft is in compliance under a Federal Aviation Administration approved airline maintenance program, with all airworthiness directives, mandatory modifications and applicable service bulletins currently up to industry standard.

3. The interior of the aircraft is in a standard configuration for its specific type, with the buyer furnished equipment and options of the types and models generally accepted and utilized in the industry.

4.      The aircraft is in current flight operations.

5.      The aircraft is sold for cash without seller financing.

6.      The Aircraft is in average or better condition.

7.      There is no accident damage.

CONCLUSIONS

Based on the above methodology, considerations and assumptions, it is our opinion that the current fair market value of each aircraft are as follows:


                    Date of         Serial       Registration
   Model            Delivery        Number           Number          CFMV (Each)
   -----            --------        ------       ------------        -----------
B737-3TO            02/1986         23373            N12322          18,250,000
B737-3TO            03/1986         23374            N10323          18,250,000
B737-3TO            03/1986         23375            N14324          18,250,000
B737-3TO            10/1986         23571            N69333          19,000,000
B737-3TO            10/1986         23572            N14334          19,000,000
B737-3TO            11/1986         23573            N14335          19,000,000
 MD82               03/1985         49265            N12811          15,550,000
 MD82               08/1986         49480            N15820          17,000,000
 MD82               05/1987         49493            N18833          18,050,000
 MD82               05/1987         49494            N10834          18,050,000

                                                      [BK ASSOCIATES, INC. LOGO]


Continental Airlines, Inc.
June 6, 1997
Page 4



BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

                                Sincerely yours,


                                BK ASSOCIATES, INC.


                                /s/ John F. Keitz
                                John F. Keitz
                                President
                                ISTAT Senior Certified Appraiser

                   [MORTEN BEYER AND AGNEW, INC. LETTERHEAD]


                                  May 16, 1997


Continental Airlines, Inc.
2929 Allen Parkway
Houston, TX 77019


Gentlemen:

        Pursuant to your request, Morten Beyer and Agnew (MBA) has set forth its opinion regarding the value of six B-737-300 and four MD-82 aircraft (as described in Schedule I herein) being operated by Continental Airlines.

        There are several terms used to describe the "value" of an aircraft. MBA uses the definitions of various value terms as promulgated by the International Society of Transport Aircraft Traders (ISTAT), a not-for-profit organization of some 500 members who have an interest in the commercial aviation industry. The membership consists of management level personnel from banks, leasing companies, airlines, appraisers, brokers, manufacturers, etc. ISTAT has also established standards for appraisal practice and a code of ethics for those members who want to be certified by the Society as appraisers. To attain certification members must meet rigid educational and experience requirements and must successfully complete written examinations. Both Morten Beyer and Robert Minnich of MBA are ISTAT Certified Senior Appraisers.

        ISTAT defines Current Market Value (CMV) as the most likely trading price that may be generated for an aircraft under the market conditions that are perceived to exist at the time in question. Market Value (MV) assumes that the aircraft is valued for its highest, best use, that the parties to the hypothetical sales transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for case or equivalent consideration and given an adequate amount of time for effective exposure to prospective buyers. Fair Market Value (FMV) is synonymous to MV and Current Fair Market Value is synonymous with CMV because the criteria typically used in those documents that use the term "fair" reflect the same criteria set forth in the above definition of Market Value.

        BV contains the same elements as MV, but the market conditions are always assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual CMV of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historic values or to project future values.

        The values set forth herein are Current Market Values. CMVs are provided for each aircraft, identified by assigned manufacturer's serial numbers and FAA registration numbers.

        In preparing this report, MBA did not inspect the aircraft or their historical maintenance documentation. Therefore, we used certain assumptions that are generally accepted industry practice to determine the BV of an aircraft. The principal assumptions are as follows:

        1.  The aircraft are in good overall condition.

        2. The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life unless otherwise specified.

        3. The historical maintenance documentation has been maintained to acceptable international standards.

        4. The specifications of the aircraft are those most common for aircraft of their type and vintage.

        5.  The aircraft are in standard airline configuration.

        6. The aircraft are current as to all Airworthiness Directives and Service Bulletins.

        7. Their modification status is comparable to that most common for aircraft of their type and vintage.

        8.  Their utilization is comparable to industry averages.

        9.  There is no history of accident or incident damage.

[MBA LOGO]                                2

     The aircraft are not encumbered by any attached lease, tax benefit recapture or any other extraneous factor.

     Based on the information set forth in this report the Current Market Valuations of the subject aircraft, as of the date of this report, are as follows:

  AIRCRAFT      REGISTRATION    SERIAL  MANUFACTURE     CURRENT
    TYPE           NUMBER       NUMBER     DATE       MARKET VALUE
  --------      ------------    ------  -----------   ------------
B737-300           N12322       23373      1986          $21.58
B737-300           N10323       23374      1986           21.58
B737-300           N14324       23375      1986           21.58
B737-300           N69333       23571      1986           21.58
B737-300           N14334       23572      1986           21.58
B737-300           N14335       23573      1986           21.58
MD-82              N12811       49265      1985           19.71
MD-82              N15820       49480      1986           20.67
MD-82              N18833       49493      1987           21.62
MD-82              N10834       49494      1987           21.62


     The Boeing 737-300 series aircraft is the Stage III upgraded successor to the Boeing 737-200 series aircraft and has already has a 14-year production run, with 948 produced to date and 76 more on order. Production is being phased out over the next three years as the Boeing 737-700 series takes its place. Nonetheless, we expect the -300 series will retain its value well into the next century because of its strong market base and good economics. A few of these aircraft are always in the float simply because there are so many of them, with some being leased or operated by marginal carriers. Prices for these aircraft have returned to near original acquisition costs after a dip in the early 1990s. BACK Information Services currently lists three aircraft available for sale or lease. MBA is of the opinion that the CMV is 110 percent of the Base Value.


[MBA LOGO]                           3

        The MD-80 series aircraft was the first newly manufactured twin to meet Stage III noise standards, and featured higher gross weights and greater range. Almost 1,200 of all models have been built. American Airlines, with orders totaling 260, literally saved the design in a crucial period when initial orders declined. There have been surprisingly few new orders in the last four years although there are almost no aircraft on the market. BACK lists one
MD-82 available for sale or lease. Any aircraft that come on the market are immediately spoken for. MBA is of the opinion that the CMV of this aircraft is 110 percent of Base Value.

        This report has been prepared for the exclusive use of Continental Airlines, and shall not be provided to other parties by MBA without the express consent of Continental.

        MBA certifies that this report has been prepared independently and that it fully and accurately represents MBA's opinion, as of the date of this report, of the Current Market Value of the subject aircraft. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject of similar aircraft.

        This report represents the opinion of MBA and is intended to be advisory only in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken or not taken by Continental or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

                                Sincerely,

                                /s/ Morten S. Beyer
                                ---------------------------------------
                                Morten S. Beyer
                                Chairman & CEO
                                ISTAT Certified Senior Appraiser


[MBA LOGO]                      4

           APPENDIX III -- EQUIPMENT NOTES PRINCIPAL PAYMENT SCHEDULE

                                    SERIES A

                          AIRCRAFT REGISTRATION NUMBER

      REGULAR
 DISTRIBUTION DATES       N12322          N10323          N14324          N69333          N14334          N14335          N12811
--------------------   -------------   -------------   -------------   -------------   -------------   -------------   -------------
June 25, 1997.......   $        0.00   $        0.00   $        0.00   $        0.00   $        0.00   $        0.00   $        0.00
December 30, 1997...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 1998.......      215,417.00      215,417.00      215,417.00      215,644.00      215,644.00      215,644.00      176,488.00
December 30, 1998...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 1999.......      215,417.00      215,417.00      215,417.00      215,644.00      215,644.00      215,644.00      176,488.00
December 30, 1999...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2000.......      215,428,00      215,428.00      215,428.00      215,655.00      215,655.00      215,655.00      176,496.00
December 30, 2000...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2001.......      229,997.00      229,997.00      229,997.00      230,240.00      230,240.00      230,240.00      188,433.00
December 30, 2001...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2002.......      368,170.00      368,170.00      368,170.00      368,558.00      368,558.00      368,558.00      301,636.00
December 30, 2002...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2003.......      469,218.00      469,218.00      469,218.00      459,712.00      469,712.00      469,712.00      384,422.00
December 30, 2003...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2004.......      591,208.00      591,208,00      591,208.00      591,831.00      591,831.00      591,831.00      484,368.00
December 30, 2004...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2005.......      843,329.00      843,329.00      843,329.00      844,218.00      844,218.00      844,218.00      690,925.00
December 30, 2005...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2006.......    1,892,397.00    1,892,397.00    1,892,397.00    1,894,391.00    1,894,391.00    1,894,391.00    1,550,411.00
December 30, 2006...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2007.......    2,741,229.00    2,741,229.00    2,741,229.00    2,744,117.00    2,744,117.00    2,744,117.00    2,245,844.00

      REGULAR
 DISTRIBUTION DATES      N15820          N18833          N10834
--------------------  -------------   -------------   -------------
June 25, 1997.......  $        0.00   $        0.00   $        0.00
December 30, 1997...           0.00            0.00            0.00
June 30, 1998.......     192,945.00      204,862.00      204,862.00
December 30, 1998...           0.00            0.00            0.00
June 30, 1999.......     192,945.00      204,862.00      204,862.00
December 30, 1999...           0.00            0.00            0.00
June 30, 2000.......     192,954.00      204,872.00      204,872.00
December 30, 2000...           0.00            0.00            0.00
June 30, 2001.......     206,004.00      218,728.00      218,728.00
December 30, 2001...           0.00            0.00            0.00
June 30, 2002.......     329,762.00      350,130.00      350,130.00
December 30, 2002...           0.00            0.00            0.00
June 30, 2003.......     420,269.00      446,226.00      446,226.00
December 30, 2003...           0.00            0.00            0.00
June 30, 2004.......     529,533.00      562,240.00      562,240.00
December 30, 2004...           0.00            0.00            0.00
June 30, 2005.......     755,353.00      802,007.00      802,007.00
December 30, 2005...           0.00            0.00            0.00
June 30, 2006.......   1,694,981.00    1,799,671.00    1,799,671.00
December 30, 2006...           0.00            0.00            0.00
June 30, 2007.......   2,455,263.00    2,606,912.00    2,606,912.00

                                    SERIES B

                          AIRCRAFT REGISTRATION NUMBER

      REGULAR
 DISTRIBUTION DATES       N12322          N10323          N14324          N69333          N14334          N14335          N12811
--------------------   -------------   -------------   -------------   -------------   -------------   -------------   -------------
June 25, 1997.......            0.00            0.00            0.00            0.00            0.00            0.00            0.00
December 30, 1997...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 1998.......       73,557.00       73,557.00       73,557.00       73,635.00       73,635.00       73,635.00       60,264.00
December 30, 1998...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 1999.......       73,557.00       73,557.00       73,557.00       73,634.00       73,634.00       73,634.00       60,264.00
December 30, 1999...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2000.......       73,599.00       73,599.00       73,599.00       73,677.00       73,677.00       73,677.00       60,298.00
December 30, 2000...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2001.......       78,536.00       78,536.00       78,536.00       78,618.00       78,618.00       78,618.00       64,343.00
December 30, 2001...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2002.......      215,592.00      215,592.00      215,592.00      215,819.00      215,819.00      215,819.00      176,631.00
December 30, 2002...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2003.......      221,927.00      221,927.00      221,927.00      222,161.00      222,161.00      222,161.00      181,822.00
December 30, 2003...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2004.......      769,036.00      769,036.00      769,036.00      769,847.00      769,847.00      769,847.00      630,058.00
December 30, 2004...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2005.......    1,151,438.00    1,151,438.00    1,151,438.00    1,152,651.00    1,152,651.00    1,152,651.00      943,354.00
December 30, 2005...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2006.......            0.00            0.00            0.00            0.00            0.00            0.00            0.00
December 30, 2006...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2007.......            0.00            0.00            0.00            0.00            0.00            0.00            0.00

      REGULAR
 DISTRIBUTION DATES      N15820          N18833          N10834
--------------------  -------------   -------------   -------------
June 25, 1997.......           0.00            0.00            0.00
December 30, 1997...           0.00            0.00            0.00
June 30, 1998.......      65,884.00       69,953.00       69,953.00
December 30, 1998...           0.00            0.00            0.00
June 30, 1999.......      65,883.00       69,953.00       69,953.00
December 30, 1999...           0.00            0.00            0.00
June 30, 2000.......      65,921.00       69,992.00       69,992.00
December 30, 2000...           0.00            0.00            0.00
June 30, 2001.......      70,342.00       74,688.00       74,688.00
December 30, 2001...           0.00            0.00            0.00
June 30, 2002.......     193,102.00      205,028.00      205,028.00
December 30, 2002...           0.00            0.00            0.00
June 30, 2003.......     198,775.00      211,053.00      211,053.00
December 30, 2003...           0.00            0.00            0.00
June 30, 2004.......     688,809.00      731,354.00      731,354.00
December 30, 2004...           0.00            0.00            0.00
June 30, 2005.......   1,031,318.00    1,095,019.00    1,095,019.00
December 30, 2005...           0.00            0.00            0.00
June 30, 2006.......           0.00            0.00            0.00
December 30, 2006...           0.00            0.00            0.00
June 30, 2007.......           0.00            0.00            0.00

                                      III-1

                                    SERIES C

                          AIRCRAFT REGISTRATION NUMBER

      REGULAR
 DISTRIBUTION DATES       N12322          N10323          N14324          N69333          N14334          N14335          N12811
--------------------   -------------   -------------   -------------   -------------   -------------   -------------   -------------
June 25, 1997.......            0.00            0.00            0.00            0.00            0.00            0.00            0.00
December 30, 1997...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 1998 ......      124,835.00      124,835.00      124,835.00      124,967.00      124,967.00      124,967.00      102,276.00
December 30, 1998...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 1999.......      241,663.00      241,663.00      241,663.00      241,918.00      241,918.00      241,918.00      197,990.00
December 30, 1999...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2000.......      330,103.00      330,103.00      330,103.00      330,450.00      330,450.00      330,450.00      270,448.00
December 30, 2000...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2001.......      376,874.00      376,874.00      376,874.00      377,271.00      377,271.00      377,271.00      308,767.00
December 30, 2001...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2002.......      157,018.00      157,018.00      157,018.00      157,183.00      157,183.00      157,183.00      128,642.00
December 30, 2002...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2003.......      777,457.00      777,457.00      777,457.00      778,277.00      778,277.00      778,277.00      636,959.00
December 30, 2003...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2004.......      820,079.00      820,079.00      820,079.00      820,943.00      820,943.00      820,943.00      671,878.00
December 30, 2004...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2005.......            0.00            0.00            0.00            0.00            0.00            0.00            0.00
December 30, 2005...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2006.......            0.00            0.00            0.00            0.00            0.00            0.00            0.00
December 30, 2006...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2007.......            0.00            0.00            0.00            0.00            0.00            0.00            0.00

      REGULAR
 DISTRIBUTION DATES      N15820          N18833          N10834
--------------------  -------------   -------------   -------------
June 25, 1997.......           0.00            0.00            0.00
December 30, 1997...           0.00            0.00            0.00
June 30, 1998 ......     111,812.00      118,718.00      118,718.00
December 30, 1998...           0.00            0.00            0.00
June 30, 1999.......     216,453.00      229,822.00      229,822.00
December 30, 1999...           0.00            0.00            0.00
June 30, 2000.......     295,666.00      313,928.00      313,928.00
December 30, 2000...           0.00            0.00            0.00
June 30, 2001.......     337,559.00      358,408.00      358,408.00
December 30, 2001...           0.00            0.00            0.00
June 30, 2002.......     140,637.00      149,324.00      149,324.00
December 30, 2002...           0.00            0.00            0.00
June 30, 2003.......     696,353.00      739,363.00      739,363.00
December 30, 2003...           0.00            0.00            0.00
June 30, 2004.......     734,528.00      779,896.00      779,896.00
December 30, 2004...           0.00            0.00            0.00
June 30, 2005.......           0.00            0.00            0.00
December 30, 2005...           0.00            0.00            0.00
June 30, 2006.......           0.00            0.00            0.00
December 30, 2006...           0.00            0.00            0.00
June 30, 2007.......           0.00            0.00            0.00

                                    SERIES D

                          AIRCRAFT REGISTRATION NUMBER

      REGULAR
 DISTRIBUTION DATES       N12322          N10323          N14324          N69333          N14334          N14335          N12811
--------------------   -------------   -------------   -------------   -------------   -------------   -------------   -------------
June 25, 1997.......            0.00            0.00            0.00            0.00            0.00            0.00            0.00
December 30, 1997...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 1998.......      651,611.00      651,611.00      651,611.00      652,297.00      652,297.00      652,297.00      533,854.00
December 30, 1998...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 1999.......      663,571.00      663,571.00      663,571.00      664,271.00      664,271.00      664,271.00      543,654.00
December 30, 1999...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2000.......      742,986.00      742,986.00      742,986.00      743,769.00      743,769.00      743,769.00      608,716.00
December 30, 2000...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2001.......      786,805.00      786,805.00      786,805.00      787,634.00      787,634.00      787,634.00      644,616.00
December 30, 2001...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2002.......            0.00            0.00            0.00            0.00            0.00            0.00            0.00
December 30, 2002...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2003.......            0.00            0.00            0.00            0.00            0.00            0.00            0.00
December 30, 2003...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2004.......            0.00            0.00            0.00            0.00            0.00            0.00            0.00
December 30, 2004...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2005.......            0.00            0.00            0.00            0.00            0.00            0.00            0.00
December 30, 2005...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2006                   0.00            0.00            0.00            0.00            0.00            0.00            0.00
December 30, 2006...            0.00            0.00            0.00            0.00            0.00            0.00            0.00
June 30, 2007.......            0.00            0.00            0.00            0.00            0.00            0.00            0.00

      REGULAR
 DISTRIBUTION DATES      N15820          N18833          N10834
--------------------  -------------   -------------   -------------
June 25, 1997.......           0.00            0.00            0.00
December 30, 1997...           0.00            0.00            0.00
June 30, 1998.......     583,634.00      619,682.00      619,682.00
December 30, 1998...           0.00            0.00            0.00
June 30, 1999.......     594,348.00      631,058.00      631,058.00
December 30, 1999...           0.00            0.00            0.00
June 30, 2000.......     665,477.00      706,580.00      706,580.00
December 30, 2000...           0.00            0.00            0.00
June 30, 2001.......     704,725.00      748,252.00      748,252.00
December 30, 2001...           0.00            0.00            0.00
June 30, 2002.......           0.00            0.00            0.00
December 30, 2002...           0.00            0.00            0.00
June 30, 2003.......           0.00            0.00            0.00
December 30, 2003...           0.00            0.00            0.00
June 30, 2004.......           0.00            0.00            0.00
December 30, 2004...           0.00            0.00            0.00
June 30, 2005.......           0.00            0.00            0.00
December 30, 2005...           0.00            0.00            0.00
June 30, 2006                  0.00            0.00            0.00
December 30, 2006...           0.00            0.00            0.00
June 30, 2007.......           0.00            0.00            0.00

                                      III-2

======================================================

     NO OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE EXCHANGE AGENT. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                       PAGE
                                       -----
Available Information................      3
Reports to Certificateholders........      4
Incorporation of Certain Documents By
  Reference..........................      4
Prospectus Summary...................      5
Risk Factors.........................     28
Use of Proceeds......................     35
Ratios of Earnings to Fixed
  Charges............................     35
The Exchange Offer...................     36
Description of the New
  Certificates.......................     43
Description of the Liquidity
  Facilities.........................     54
Description of the Intercreditor
  Agreement..........................     57
Description of the Aircraft and the
  Appraisals.........................     61
Description of the Equipment Notes...     62
Certain U.S. Federal Income Tax
  Consequences.......................     72
ERISA Considerations.................     73
Plan of Distribution.................     75
Legal Matters........................     76
Experts..............................     76
Index of Terms.......................    I-1
Appraisal Letters....................   II-1
Equipment Notes Principal Payment
  Schedule...........................  III-1

======================================================
======================================================

                           CONTINENTAL AIRLINES, INC.

                               OFFER TO EXCHANGE
                   PASS THROUGH CERTIFICATES, SERIES 1997-2,

                      WHICH HAVE BEEN REGISTERED UNDER THE
                      SECURITIES ACT OF 1933, AS AMENDED,

                          FOR ANY AND ALL OUTSTANDING
                    PASS THROUGH CERTIFICATES, SERIES 1997-2

                                   PROSPECTUS
                                            , 1997

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation and Bylaws provide that the Company will indemnify each of its directors and officers to the full extent permitted by the laws of the State of Delaware and may indemnify certain other persons as authorized by the Delaware General Corporation Law (the "GCL").
Section 145 of the GCL provides as follows:

          "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the board of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent for such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)".

     The Certificate of Incorporation and Bylaws also limit the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties. The bylaws of the Company provide as follows:

     "No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the. . . GCL, or

(iv) for any transaction from which the Director derived any improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of Directors of the Corporation shall be eliminated or limited to the full extent permitted by the GCL, as so amended".

     The Company maintains directors' and officers' liability insurance.

ITEM 21.  EXHIBITS.

     The Index to Exhibits to this Registration Statement is incorporated herein by reference.

ITEM 22.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 21, 1997.

                                          CONTINENTAL AIRLINES, INC.

                                          By:     /s/ JEFFERY A. SMISEK
                                            ------------------------------------
                                                     Jeffery A. Smisek
                                                  Executive Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on October 21, 1997.

                 SIGNATURE                                          TITLE
--------------------------------------------     --------------------------------------------
                     *                           Chairman of the Board, Chief Executive
--------------------------------------------     Officer (Principal Executive Officer) and
             Gordon M. Bethune                   Director

                     *                           Executive Vice President and Chief Financial
--------------------------------------------     Officer (Principal Financial Officer)
            Lawrence W. Kellner

                     *                           Vice President and Controller (Principal
--------------------------------------------     Accounting Officer)
              Michael P. Bonds

                     *                           Director
--------------------------------------------
           Thomas J. Barrack, Jr.

                     *                           Director
--------------------------------------------
           Lloyd M. Bentsen, Jr.

                     *                           Director
--------------------------------------------
              David Bonderman

                     *                           Director
--------------------------------------------
            Gregory D. Brenneman

                     *                           Director
--------------------------------------------
               Patrick Foley

                     *                           Director
--------------------------------------------
          Douglas H. McCorkindale

                     *                           Director
--------------------------------------------
             George G.C. Parker

                 SIGNATURE                                          TITLE
--------------------------------------------     --------------------------------------------

                     *                           Director
--------------------------------------------
              Richard W. Pogue

                     *                           Director
--------------------------------------------
            William S. Price III

                     *                           Director
--------------------------------------------
              Donald L. Sturm

                     *                           Director
--------------------------------------------
           Karen Hastie Williams

                     *                           Director
--------------------------------------------
            Charles A. Yamarone

         *By: /s/ SCOTT R. PETERSON
--------------------------------------------
             Scott R. Peterson
              Attorney-in-fact

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                    EXHIBIT DESCRIPTION
  -------   -----------------------------------------------------------------------------------
   4.1      Form of New 7.148% Exchange Pass Through Certificate Series 1997-2A (included in
            Exhibit 4.5)
   4.2      Form of New 7.149% Exchange Pass Through Certificate Series 1997-2B (included in
            Exhibit 4.6)
   4.3      Form of New 7.206% Exchange Pass Through Certificate Series 1997-2C (included in
            Exhibit 4.7)
   4.4      Form of New 7.522% Exchange Pass Through Certificate Series 1997-2D (included in
            Exhibit 4.8)
   4.5      Pass Through Trust Agreement, dated as of June 25, 1997, between Continental
            Airlines, Inc. and Wilmington Trust Company, as Trustee, made with respect to the formation of Continental Airlines Pass Through Trust, Series 1997-2A and the
            issuance of 7.148% Continental Airlines Pass Through Trust, Series 1997-2A Pass
            Through Certificates representing fractional undivided interests in the Trust
   4.6      Pass Through Trust Agreement, dated as of June 25, 1997, between Continental
            Airlines, Inc. and Wilmington Trust Company, as Trustee, made with respect to the formation of Continental Airlines Pass Through Trust, Series 1997-2B and the
            issuance of 7.149% Continental Airlines Pass Through Trust, Series 1997-2B Pass
            Through Certificates representing fractional undivided interests in the Trust
   4.7      Pass Through Trust Agreement, dated as of June 25, 1997, between Continental
            Airlines, Inc. and Wilmington Trust Company, as Trustee, made with respect to the formation of Continental Airlines Pass Through Trust, Series 1997-2C and the
            issuance of 7.206% Continental Airlines Pass Through Trust, Series 1997-2C Pass
            Through Certificates representing fractional undivided interests in the Trust
   4.8      Pass Through Trust Agreement, dated as of June 25, 1997, between Continental
            Airlines, Inc., and Wilmington Trust Company, as Trustee, made with respect to the formation of Continental Airlines Pass Through Trust, Series 1997-2D and the
            issuance of 7.522% Continental Airlines Pass Through Trust, Series 1997-2D Pass
            Through Certificates representing fractional undivided interests in the Trust
   4.9      Revolving Credit Agreement, dated June 25, 1997, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Continental Airlines Pass
            Through Trust 1997-2A, as Borrower and Kredietbank N.V., New York Branch, as
            Liquidity Provider
   4.10     Revolving Credit Agreement, dated June 25, 1997, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Continental Airlines Pass
            Through Trust 1997-2B, as Borrower and Kredietbank N.V., New York Branch, as
            Liquidity Provider
   4.11     Revolving Credit Agreement, dated June 25, 1997, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Continental Airlines Pass
            Through Trust 1997-2C, as Borrower and Kredietbank N.V., New York Branch, as
            Liquidity Provider
   4.12     Intercreditor Agreement, dated as of June 25, 1997, among Wilmington Trust Company, as Trustee under the Continental Airlines Pass Through Trust 1997-2A, Continental
            Airlines Pass Through Trust 1997-2B, Continental Airlines Pass Through Trust
            1997-2C and Continental Pass Through Trust 1997-2D, Kredietbank N.V., New York
            Branch, as Class A Liquidity Provider, Class B Liquidity Provider, Class C
            Liquidity Provider, and Wilmington Trust Company, as Subordination Agent and
            Trustee

  EXHIBIT
  NUMBER                                    EXHIBIT DESCRIPTION
  -------   -----------------------------------------------------------------------------------
   4.13     Exchange and Registration Rights Agreement, dated as of June 25, 1997, among
            Continental Airlines, Inc., Wilmington Trust Company, as Trustee under Continental
            Airlines Pass Through Trust, Series 1997-2A, Continental Airlines Pass Through
            Trust, Series 1997-2B, Continental Airlines Pass Through Trust, Series 1997-2C, and
            Credit Suisse First Boston Corporation, and Morgan Stanley & Co. Incorporated,
            Chase Securities Inc. and Goldman, Sachs & Co.
   4.14     Purchase Agreement, dated as of June 17, 1997, among Continental Airlines, Inc.,
            Wilmington Trust Company as Trustee under each of the Trusts, Credit Suisse First
            Boston Corporation and Morgan Stanley & Co., Incorporated as Purchasers
   4.15     Participation Agreement 322, dated as of June 25, 1997, among Continental Airlines,
            Inc., and Wilmington Trust Company, not in its individual capacity, but solely as
            Mortgagee, Second Mortgagee, Subordination Agent under the Intercreditor Agreement and Pass Through Trustee under each of the Pass Through Agreements (this instrument is substantially the same for each Aircraft)
   4.16     Trust Indenture and Mortgage 322, dated as of June 25, 1997, between Continental
            Airlines, Inc., and Wilmington Trust Company, solely as Mortgagee (this instrument is substantially the same for each Aircraft)
   4.17     Second Trust Indenture and Mortgage, dated as of June 25, 1997, between Continental
            Airlines, Inc., Owner and Wilmington Trust Company, not in its individual capacity, but solely as Mortgagee, Second Mortgagee
   5.1      Opinion of Hughes Hubbard & Reed LLP relating to validity of the New Certificates
  12.1      Computation of Ratio of Earnings to Fixed Charges*
  23.1      Consent of Ernst & Young LLP
  23.2      Consent of Hughes Hubbard & Reed LLP (included in its opinion filed as exhibit 5.1)
  23.3      Consent of Aircraft Information Services, Inc.
  23.4      Consent of BK Associates, Inc.
  23.5      Consent of Morten Beyer and Agnew, Inc.
  24.1      Powers of Attorney
  25.1      Statement of Eligibility of Wilmington Trust Company for the 1997-2A Pass Through
            Certificates, on Form T-1
  25.2      Statement of Eligibility of Wilmington Trust Company for the 1997-2B Pass Through
            Certificates, on Form T-1
  25.3      Statement of Eligibility of Wilmington Trust Company for the 1997-2C Pass Through
            Certificates, on Form T-1
  25.4      Statement of Eligibility of Wilmington Trust Company for the 1997-2D Pass Through
            Certificates, on Form T-1
  99.1      Form of Letter of Transmittal
  99.2      Form of Notice of Guaranteed Delivery
  99.3      Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other
            Nominees
  99.4      Form of Letter to Clients

---------------
* To be filed by amendment